                                                                    EXHIBIT 99.4





                              U.S. $1,200,000,000


                               CREDIT AGREEMENT,

                           dated as of April 28, 1994


                                     among


                   HEALTHTRUST, INC. - THE HOSPITAL COMPANY,

                                as the Borrower,


                        CERTAIN FINANCIAL INSTITUTIONS,

                                as the Lenders,


                            THE BANK OF NOVA SCOTIA

                                      and

                              ABN AMRO BANK, N.V.,
            BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                        THE CHASE MANHATTAN BANK, N.A.,
                                 CHEMICAL BANK,
                              CITICORP USA, INC.,
                             CONTINENTAL BANK N.A.,
                       DEUTSCHE BANK AG, NEW YORK BRANCH,
                  FIRST UNION NATIONAL BANK OF NORTH CAROLINA,
                     GENERAL ELECTRIC CAPITAL CORPORATION,
            THE INDUSTRIAL BANK OF JAPAN, LIMITED, NEW YORK BRANCH,
         THE LONG-TERM CREDIT BANK OF JAPAN, LIMITED, NEW YORK BRANCH,
                        NATIONSBANK OF TENNESSEE, N.A.,
                 SWISS BANK CORPORATION, SAN FRANCISCO BRANCH,
                       THIRD NATIONAL BANK IN NASHVILLE,

                                      and

                           THE TORONTO-DOMINION BANK,

                         as Co-Agents for the Lenders,

                                      and

                            THE BANK OF NOVA SCOTIA,

                          as the Administrative Agent
                                for the Lenders.
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
                                                         TABLE OF CONTENTS

   SECTION                                                                                                                PAGE
   -------                                                                                                                ----
                                                              ARTICLE I

                                                   DEFINITIONS AND ACCOUNTING TERMS

     1.1.             Defined Terms   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3
     1.2.             Use of Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     37
     1.3.             Cross-References  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     38
     1.4.             Accounting and Financial Determinations   . . . . . . . . . . . . . . . . . . . . . . . . . . . .     38

                                                              ARTICLE II

                                                  COMMITMENTS, BORROWING PROCEDURES,
                                                    LETTERS OF CREDIT AND REGISTER

     2.1.             Commitments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     38
     2.1.1.           Term Loan Commitment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     38
     2.1.2.           Delayed Term Loan Commitment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     39
     2.1.3.           Revolving Loan Commitment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     39
     2.1.4.           Letter of Credit Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     39
     2.2.             Lenders Not Permitted or Required to Make Loans   . . . . . . . . . . . . . . . . . . . . . . . .     39
     2.2.1.           Term Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     39
     2.2.2.           Delayed Term Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     40
     2.2.3.           Revolving Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     40
     2.2.4.           All Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     40
     2.3.             Issuer Not Permitted or Required to Issue Letters of Credit   . . . . . . . . . . . . . . . . . .     40
     2.4.             Reduction of the Commitment Amounts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     40
     2.5.             Borrowing Procedure   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     41
     2.6.             Continuation and Conversion Elections   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     41
     2.7.             Funding   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     42
     2.8.             Letter of Credit Issuance Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     42
     2.8.1.           Other Lenders' Participation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     43
     2.8.2.           Disbursements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     44
     2.8.3.           Reimbursement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     45
     2.8.4.           Deemed Disbursements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     45
     2.8.5.           Nature of Reimbursement Obligations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     46
     2.8.6.           Increased Letter of Credit Costs.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     46
     2.8.7.           Determination of the Issuer.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     47
     2.9.             Register  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     48

                                                             ARTICLE III

                                              REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

     3.1.             Repayments and Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     49
     3.1.1.           Voluntary Prepayments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     49
     3.1.2.           Scheduled Amortization of Term Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     50
     3.1.3.           Scheduled Amortization of Delayed Term Loans  . . . . . . . . . . . . . . . . . . . . . . . . . .     50
     3.1.4.           Revolving Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     51
     3.1.5.           Mandatory Prepayments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     51
     3.1.6.           Acceleration of Stated Maturity Dates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     53
     3.2.             Interest Provisions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     53



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
   SECTION                                                                                                                PAGE
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
     3.2.1.           Rates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     53
     3.2.2.           Post-Maturity Rates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     53
     3.2.3.           Payment Dates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     54
     3.3.             Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     54
     3.3.1.           Commitment Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     54
     3.3.2.           Letter of Credit Fees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     55
     3.3.3.           Fee Letter Fees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     55

                                                              ARTICLE IV

                                                CERTAIN LIBO RATE AND OTHER PROVISIONS

     4.1.             LIBO Rate Lending Unlawful  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     55
     4.2.             Deposits Unavailable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     56
     4.3.             Increased LIBO Rate Loan Costs, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     56
     4.4.             Funding Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     57
     4.5.             Increased Capital Costs   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     58
     4.6.             Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     58
     4.7.             Payments, Computations, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     61
     4.8.             Sharing of Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     62
     4.9.             Setoff  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     63
     4.10.            Lender's Duty to Mitigate   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     63
     4.11.            Replacement of Lenders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     64
     4.12.            Replacement Event   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     64

                                                              ARTICLE V

                                                    CONDITIONS TO CREDIT EXTENSION

     5.1.             Initial Credit Extension  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     66
     5.1.1.           Resolutions, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     67
     5.1.2.           Termination or Amendment of Credit Agreements   . . . . . . . . . . . . . . . . . . . . . . . . .     67
     5.1.3.           Transaction Consummated   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     67
     5.1.4.           Subsidiary Guaranty   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     69
     5.1.5.           Pledge Agreements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     69
     5.1.6.           Funds Available for the Transaction   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     69
     5.1.7.           Public Offering   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     69
     5.1.8.           Issuance of the Subordinated Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     69
     5.1.9.           Internal Revenue Service Forms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     70
     5.1.10.          Solvency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     70
     5.1.11.          Closing Date Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     70
     5.1.12.          Financial Information, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     70
     5.1.13.          Subordination   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     70
     5.1.14.          Opinions of Counsel   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     70
     5.1.15.          Closing Fees, Expenses, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     71
     5.2.             All Credit Extensions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     71
     5.2.1.           Compliance with Warranties, No Default, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . .     71
     5.2.2.           Credit Extension Request  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     72

                                                              ARTICLE VI

                                                    REPRESENTATIONS AND WARRANTIES

     6.1.             Organization, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     72





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
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   SECTION                                                                                                                 PAGE
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
     6.2.             Due Authorization, Non-Contravention, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . .     73
     6.3.             Government Approval, Regulation, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     73
     6.4.             Validity, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     73
     6.5.             Financial Information   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     74
     6.6.             No Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     74
     6.7.             Litigation, Labor Controversies, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     74
     6.8.             Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     75
     6.9.             Ownership of Properties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     75
     6.10.            Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     75
     6.11.            Pension and Welfare Plans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     75
     6.12.            Environmental Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     76
     6.13.            Regulations G, U and X  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     77
     6.14.            Accuracy of Information   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     77
     6.15.            Status of Obligations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     78

                                                             ARTICLE VII

                                                              COVENANTS

     7.1.             Affirmative Covenants.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     79
     7.1.1.           Financial Information, Reports, Notices, etc.   . . . . . . . . . . . . . . . . . . . . . . . . .     79
     7.1.2.           Compliance with Laws, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     82
     7.1.3.           Maintenance of Properties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     83
     7.1.4.           Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     83
     7.1.5.           Books and Records   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     83
     7.1.6.           Use of Proceeds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     84
     7.1.7.           Accreditation and Licensing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     84
     7.1.8.           Subsidiary Advances   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     84
     7.1.9.           Future Subsidiaries   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     85
     7.1.10.          Environmental Covenant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     85
     7.2.             Negative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     86
     7.2.1.           Business Activities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     86
     7.2.2.           Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     86
     7.2.3.           Liens   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     89
     7.2.4.           Financial Condition   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     90
     7.2.5.           Investments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     91
     7.2.6.           Restricted Payments, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     93
     7.2.7.           Negative Pledges, Restrictive Agreements, etc.  . . . . . . . . . . . . . . . . . . . . . . . . .     95
     7.2.8.           Consolidation, Merger, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     96
     7.2.9.           Asset Dispositions, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     96
     7.2.10.          Modification of Certain Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     97
     7.2.11.          Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     97
     7.2.12.          Rate Protection Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     97

                                                             ARTICLE VIII

                                                          EVENTS OF DEFAULT

     8.1.             Listing of Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     97
     8.1.1.           Non-Payment of Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     98
     8.1.2.           Breach of Warranty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     98
     8.1.3.           Non-Performance of Certain Covenants and Obligations  . . . . . . . . . . . . . . . . . . . . . .     98
     8.1.4.           Non-Performance of Other Covenants and Obligations  . . . . . . . . . . . . . . . . . . . . . . .     99
     8.1.5.           Default on Other Indebtedness   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     99
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
    SECTION                                                                                                                PAGE
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
     8.1.6.           Judgments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     99
     8.1.7.           Pension Plans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     99
     8.1.8.           Control of the Borrower   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    100
     8.1.9.           Bankruptcy, Insolvency, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    100
     8.1.10.          Subsidiary Guaranty   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    101
     8.1.11.          Impairment of Security, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    101
     8.2.             Action if Bankruptcy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    102
     8.3.             Action if Other Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    102
     8.4.             Subsidiary Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    102

                                                              ARTICLE IX

                                            THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT
                                                          AND THE CO-AGENTS

     9.1.             Actions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    103
     9.2.             Funding Reliance, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    104
     9.3.             Exculpation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    104
     9.4.             Successor; Removal of Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    105
     9.5.             Loans by Administrative Agent, Collateral Agent and Co-Agents   . . . . . . . . . . . . . . . . .    106
     9.6.             Credit Decisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    107
     9.7.             Copies, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    107
     9.8.             No Obligations on Co-Agents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    107

                                                              ARTICLE X

                                                       MISCELLANEOUS PROVISIONS

     10.1.            Waivers, Amendments, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    107
     10.2.            Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    109
     10.3.            Payment of Costs and Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    109
     10.4.            Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    110
     10.5.            Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    111
     10.6.            Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    111
     10.7.            Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    112
     10.8.            Execution in Counterparts, Effectiveness, etc.  . . . . . . . . . . . . . . . . . . . . . . . . .    112
     10.9.            Governing Law; Entire Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    112
     10.10.           Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    112
     10.11.           Securities Representation; Sale and Transfer of Loans
                          and Notes; Participations in Loans and Notes  . . . . . . . . . . . . . . . . . . . . . . . .    112
     10.11.1.         Assignments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    113
     10.11.2.         Participations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    115
     10.12.           Copies to Lenders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    116
     10.13.           Other Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    116
     10.14.           Confidentiality   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    116
     10.15.           The Register  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    117
     10.16.           Forum Selection and Consent to Jurisdiction   . . . . . . . . . . . . . . . . . . . . . . . . . .    117
     10.17.           Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    118


        SCHEDULE I    -   Disclosure Schedule
        SCHEDULE II   -   Existing Letters of Credit
        SCHEDULE III  -   List of Local Counsel
        SCHEDULE IV   -   Lenders' Percentage

EXHIBIT A         Form of Borrowing Request
EXHIBIT B         Form of Issuance Request
EXHIBIT C         Form of Continuation/Conversion Notice
EXHIBIT D         Form of Lender Assignment Agreement
EXHIBIT E         Form of Closing Date Certificate
EXHIBIT F         Form of Compliance Certificate
EXHIBIT G         Form of Confidentiality Agreement
EXHIBIT H         Form of Subsidiary Guaranty
EXHIBIT I         Form of Subsidiary Stock Pledge Agreement
EXHIBIT J         Form of Borrower Stock Pledge Agreement
EXHIBIT K         Form of Opinion of Counsel to the Administrative Agent
EXHIBIT L-1       Form of Opinion of Special Tennessee Counsel to the Borrower
EXHIBIT L-2       Form of Opinion of Special Counsel to the Borrower
EXHIBIT L-3       Form of Opinion of General Counsel of the Borrower
EXHIBIT L-4       Form of Opinion of Local Counsel to the Borrower

                                CREDIT AGREEMENT


     THIS CREDIT AGREEMENT, dated as of April 28, 1994, among HEALTHTRUST, INC.
- - - THE HOSPITAL COMPANY, a Delaware corporation, (the "Borrower"), the various financial institutions as are or may become parties hereto (collectively, the "Lenders"), THE BANK OF NOVA SCOTIA ("Scotiabank") and ABN AMRO Bank, N.V.,
Bank of America National Trust and Savings Association, The Chase Manhattan
Bank, N.A., Chemical Bank, Citicorp USA, Inc., Continental Bank N.A., Deutsche Bank AG, New York Branch, First Union National Bank of North Carolina, General Electric Capital Corporation, The Industrial Bank of Japan, Limited, New York Branch, The Long-Term Credit Bank of Japan, Limited, New York Branch,
NationsBank of Tennessee, N.A., Swiss Bank Corporation, San Francisco Branch, Third National Bank in Nashville, and The Toronto-Dominion Bank, as co-agents (the "Co-Agents) for the Lenders, and Scotiabank, as administrative agent (in such capacity, the "Administrative Agent") for the Co-Agents and the Lenders.


                              W I T N E S S E T H:

     WHEREAS, the Borrower has heretofore entered into a certain Credit Agreement, dated as of September 29, 1992 (as amended, modified or amended and restated or otherwise modified to the date hereof, the "1992 Credit Agreement") with the financial institutions parties thereto, Scotiabank, ABN AMRO Bank N.V., Bank of America National Trust and Savings Association, The Chase Manhattan Bank, N.A., Citibank, N.A., Continental Bank N.A., Deutsche Bank AG, LTCB Trust Company, Swiss Bank Corporation, and The Toronto-Dominion Bank, as co-agents and Scotiabank as administrative agent for the lenders;

     WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of January 9, 1994 (the "EPIC Merger Agreement"), among the Borrower, EPIC Holdings, Inc., a Delaware corporation ("EPIC") and Odyssey Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Borrower ("Acquisition Sub"), Acquisition Sub will merge with and into EPIC pursuant to which all of the issued and outstanding shares of capital stock of EPIC (other than shares subject to appraisal rights) (the "EPIC Merger") will be converted into the right to receive $7.00 per share in cash;

     WHEREAS, (i) EPIC and certain Subsidiaries of EPIC have tendered for at least a majority in principal amount (the "Tender") of each issue of the EPIC Tendered Debt pursuant to the Consent and Tender Document, (ii) EPIC and certain Subsidiaries of EPIC have solicited the consent (the "Consent") of at least a majority in principal amount of each issue of the EPIC Tendered Debt pursuant to the Consent and Tender Document to amend the respective indentures relating thereto in certain respects as set forth in supplemental indentures thereto previously delivered to the Lenders (the "Supplemental Indentures"), (iii) the Borrower will cause EPIC or its relevant Subsidiary to irrevocably call for the redemption in full of each issue of the EPIC Redeemable Debt and (iv) the Borrower will cause EPIC to pay in full all obligations outstanding under the EPIC Credit Agreement and terminate all commitments thereunder (each of such transactions, together with the EPIC Merger are hereinafter referred to as the "EPIC Transaction");

     WHEREAS, pursuant to an Asset Purchase Agreement, dated as of March 18, 1994 (the "Tennessee Purchase Agreement"), among HTI Memorial Hospital Corporation, the Borrower, Nashville Memorial Health Systems, Inc., Nashville Memorial Hospital, Inc., Nashville Memorial Outreach Services Corporation, Community Health Services, Medical Credit Clearing, Inc., and Memorial Companies, Inc. ("Memorial"), the Borrower has purchased substantially all of the assets of Memorial (the "Tennessee Acquisition");

     WHEREAS, the Borrower desires to have the borrowing capacity to acquire certain other health care related facilities and assets (collectively, the "Other Acquisitions"; the Tennessee Acquisition and the Other Acquisitions are referred to herein collectively as the "Other Transactions");

     WHEREAS, the aggregate amount of funds necessary to consummate the Other Transactions is up to a maximum of $265,000,000;

     WHEREAS, in connection with the EPIC Transaction and the Other Transactions, the Borrower will refinance all amounts outstanding or otherwise due under the 1992 Credit Agreement;

     WHEREAS, (i) in connection with the EPIC Merger the Borrower will sell shares of its common stock in a registered public stock offering and will receive proceeds from the exercise of certain outstanding warrants for Common Stock (the "Public Offering") and (ii) in connection with the consummation of the EPIC Transaction and the Other Transactions the Borrower will issue the Subordinated Notes (the "Note Offering"), in each case as further set forth in the Borrower's Registration Statements each on a Form S-3 as filed with the SEC (collectively, the "Registration Statements"), with gross cash proceeds received by the Borrower on or prior to the Effective Date to be no less than $140,000,000 from the Public Offering and $200,000,000 from the Note Offering;

     WHEREAS, in connection with the Transaction, the Borrower desires to obtain from the Lenders

                      (a) a Term Loan Commitment pursuant to which Term Loans in a maximum aggregate principal amount not to exceed $415,000,000 will be made in a single Borrowing by Lenders having Term Loan Commitments;

                      (b) a Delayed Term Loan Commitment pursuant to which Delayed Term Loans in a maximum aggregate principal amount not to exceed $385,000,000 will be made by Lenders having Delayed Term Loan Commitments; and

                      (c) a Revolving Loan Commitment pursuant to which Revolving Loans and Letters of Credit in a maximum aggregate amount not to exceed $400,000,000, will be made or issued, as the case may be, from time to time, from Lenders having Revolving Loan Commitments (provided, that of such amount, no more than $150,000,000 shall be available for the issuance of Letters of Credit);

with all the proceeds of the Loans to be used for the purposes specified in
Section 7.1.6; and

     WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth (including Article V), to extend the Commitments, make Loans to the Borrower and issue and participate in Letters of Credit for the account of the Borrower;

     NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

     "Accounts" means any "account" (as that term is defined in Section 9-106 of the U.C.C. as in effect, from time to time, in the State of New York) of the Borrower arising from the sale or lease of goods or rendering of services.

     "Acquisition Sub" has the meaning set forth in the second recital of this Agreement.

     "Administrative Agent" is defined in the preamble and includes any Person referred to and serving from time to time as "Credit Agent" under any Collateral Document and each other Person as shall have subsequently been appointed as the successor Administrative Agent pursuant to Section 9.4.

     "Affected Issuers" is defined in clause (b) of Section 4.12.

     "Affected Lender" is defined in Section 4.11.

     "Affected Replacement Event Lender" means any Lender that is the subject of a Replacement Event.

     "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Agreement" means, on any date, this Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

     "Alternate Base Rate" means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum equal to the higher of

                      (a) the rate of interest most recently announced or established by Scotiabank as its base rate for Dollar loans; and

                      (b)  the Federal Funds Rate plus 1/2%.

The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by Scotiabank in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate. The Administrative Agent will give notice promptly to the Borrower and the Lenders of changes in the Alternate Base Rate.

     "AmSouth Facility" means the credit facility provided by AmSouth Bank, N.A. pursuant to a credit agreement, dated as of July 30, 1991 between AmSouth Bank, N.A. and EPIC Properties, Inc. in support of the CMOs.

     "Applicable LIBOR Margin" means 1 1/2% plus or minus the Applicable Rate Modifier.

     "Applicable Rate Modifier" means, with respect to interest on any Loan of any type or any Letter of Credit participation fee referred to in clause (a) of
Section 3.3.2 and at any time of determination commencing with the Fiscal Quarter ended November 30, 1994, a single addition to or discount from the interest rate allowable under Section 3.2.1, which addition or discount shall be determined by reference to the Interest Coverage Ratio and the Total Debt to EBITDA Coverage Ratio (as reported in the Borrower's last Compliance Certificate) as set forth below:


                          Financial Tests                                          Applicable
                          ---------------                                        Rate Modifier
                                                                                 -------------
  In the event the Interest Coverage Ratio is < 4.5:1.0 and the
  Total Debt to EBITDA Coverage Ratio is > 4.0:1.0 ("Maximum
  Rate Modifier"), the Applicable Rate Modifier shall be:                           + .25%

  In the event the Interest Coverage Ratio is > 4.5:1.0 but <
  5.0:1.0 and the Total Debt to EBITDA Coverage Ratio is <
  4.0:1.0 but > 2.5: 1.0, the Applicable Rate Modifier shall
  be:                                                                                   0 %

  In the event the Interest Coverage Ratio is > 5.0:1.0 but <
  5.5:1.0 and the Total Debt to EBITDA Coverage Ratio is <
  2.5:1.0 but > 2.0:1.0, the Applicable Rate Modifier shall be:                     - .25%
  In the event the Interest Coverage Ratio is > 5.5:1.0 and the

  Total Debt to EBITDA Coverage Ratio is < 2.0:1.0, the
  Applicable Rate Modifier shall be:                                                - .50%;

provided, however, that (i) any such discount shall be permitted only if no Default has occurred and is continuing and (ii) if the Borrower meets one, but not both, tests for a reduction or an increase in the Applicable Rate Modifier, then the Applicable Rate Modifier shall be the next highest level where the Borrower satisfies both such tests. Changes in the Applicable Rate Modifier shall take effect (with respect to Loans of any type and

Letters of Credit then or thereafter outstanding) five Business Days after the date of delivery of a Compliance Certificate pursuant to clause (c) of Section 7.1.1.

     "Assignee Lender" is defined in Section 10.11.1.

     "Authorized Officer" means, relative to any Obligor, those of its officers whose signatures and incumbency shall have been certified to the Administrative Agent and the Lenders pursuant to Section 5.1.1 or as such Obligor may from time to time thereafter certify in writing to the Administrative Agent. For purposes of the delivery of a Compliance Certificate, Authorized Officer shall mean the chief executive officer, chief operating officer, president, principal financial officer, treasurer, controller or any senior vice president of the Borrower.

     "Average Life" means, as at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of the numbers of years from such date to the date of each successive scheduled principal payment of such debt security multiplied by the amount of such principal payment by (ii) the sum of all such principal payments; provided, however, that for purposes of this definition the term "scheduled principal payment" shall be deemed to include any scheduled payments in respect of any sinking fund obligation, mandatory redemption, acquisition or defeasance of any such debt security.

     "Base Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

     "Benchmark Securities" means, with respect to any Lender at any time of determination, (i) certificates of deposit issued by such Lender and outstanding or (ii) if at such time of determination such Lender does not have any such certificates of deposit issued and outstanding, any other outstanding general obligations of such Lender which are both unsecured and unsupported by a letter of credit or other form of credit enhancement device.

     "Borrower" is defined in the preamble.

     "Borrower Effective Date Cash on Hand" means cash of the Borrower on the Effective Date in an amount at least equal to $180,000,000 which will be used to pay in part the cash consideration of the Transaction.

     "Borrower Stock Pledge Agreement" means the Borrower Stock Pledge Agreement executed and delivered pursuant to Section 5.1.5, substantially in the form of Exhibit J hereto.

     "Borrowing" means the Loans of the same type and, in the case of LIBO Rate Loans, having the same Interest Period made by all Lenders on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 2.1.

     "Borrowing Request" means a loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit A hereto.

     "Business Day" means

                      (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York City; and

                      (b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day on which dealings in Dollars are carried on in the London interbank market.

     "Capital Expenditures" means, for any period, the aggregate amount (without duplication) of all expenditures, whether paid in cash or other consideration other than Common Stock, (including the incurrence of Capitalized Lease Liabilities) of the Borrower and its Subsidiaries during such period to acquire fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures; provided, however, that there shall be excluded from Capital Expenditures (w) Hospital Exchanges, (x) expenditures of funds made pursuant to clause (c) of the definition of "Net Disposition Proceeds", (y) Investments permitted under clauses (d) and (e) of
Section 7.2.5 and (z) Capital Expenditures financed with Net Equity Proceeds specifically designated for such purpose.

     "Capitalized Lease Liabilities" means all monetary obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Cash Equivalent Investment" means, at any time (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., (c) commercial paper or privately placed unsecured general obligations of a corporation, whether redeemable at the holder's demand for next day settlement ("master notes") or otherwise, maturing no more than one year from the date of acquisition thereof; provided, however, that if the issuing corporation is not a Lender (or its holding company), such corporation's commercial paper has, at the time of acquisition of such commercial paper or other obligation, a rating in one of the two highest rating categories of Standard & Poor's Corporation or Moody's Investors Service, Inc.,
(d) certificates of deposit, bankers' acceptances or time deposits maturing within one year from the date of acquisition thereof issued by a Lender and (e) certificates of deposit, bankers' acceptances or time deposits maturing within one year from the date of acquisition thereof issued by other commercial banks organized under the laws of the United States of America or any state thereof or the District of Columbia, each having combined capital and surplus of not less than $125,000,000 or other commercial banks organized under the laws of a foreign country, each having combined capital and surplus of not less than $500,000,000.

     "Cash Flow" means, for any Fiscal Quarter, the sum for such Fiscal Quarter of

                      (a)  EBITDA for such Fiscal Quarter;

minus

                      (b) all federal, state and foreign income taxes actually paid by the Borrower and its Subsidiaries during such Fiscal Quarter;

minus

                      (c) the amount of Capital Expenditures for such Fiscal Quarter.

     "Cash Flow Coverage Ratio" means, for any Fiscal Quarter, the ratio computed for the period of four consecutive Fiscal Quarters, ending on the close of such Fiscal Quarter (or, if less, for the period of such lesser number of whole Fiscal Quarters to have elapsed since the Closing Date of:

                      (a) Cash Flow for all such Fiscal Quarters; provided, however, that the amount of Capital Expenditures used in the computation of Cash Flow for the final Fiscal Quarter of

     1994 shall be calculated by dividing (i) the sum of all amounts of Capital Expenditures for 1994 by (ii) 4;

to

                      (b)  the sum for all such Fiscal Quarters of

                           (i)  Net Interest Expense;

     plus

                           (ii)  scheduled debt reductions pursuant to Sections
                      3.1.2 and 3.1.3, as such amounts may be reduced from time to time pursuant to Section 3.1;

     plus

                           (iii) the amount expended (other than in connection
                      with the Transaction) by the Borrower or its Subsidiaries during such Fiscal Quarters in respect of the redemption, retirement or other acquisition of Subordinated Debt other than from the proceeds of Refunding Indebtedness or Net Equity Proceeds.

     "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended.

     "Change in Control" means any Person (other than (i) any trustee under any Plan or (ii) any underwriter, in its capacity as an underwriter in connection with a public offering of the Borrower's Common Stock) or any two or more Persons acting in concert shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act), directly or indirectly, of Securities of the Borrower (or other Securities convertible into such Securities) representing 30% or more of the combined voting power of all Securities of the Borrower entitled to vote in the election of directors, other than Securities having such power only by reason of the occurrence of a triggering event which would permit the exercise of voting power.

     "Closing Date" means the date of the making of the initial Credit Extension hereunder.

     "Closing Date Certificate" means a certificate duly completed and executed and delivered pursuant to Section 5.1.11, substantially in the form of Exhibit E hereto.

     "CMOs" means each of the 11 3/8% Class B-1 First Priority Mortgage Notes due 2001, the 11 1/2% Class B-2 First Priority Mortgage Notes due 1998 and the Floating Rate Class B-3 First

Priority Mortgage Notes due 1998 of EPIC Properties, Inc., issued pursuant to the CMO Indenture together with the CMO Indenture and the CMO Guaranty as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.2.10.

     "CMO Guaranty" means the Guaranty, dated as of July 30, 1991, of EPIC Healthcare Group, Inc. in favor of the trustee under the CMO Indenture, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.2.10.

     "CMO Indenture" means the indenture, dated as of July 30, 1991, between EPIC Properties, Inc. as issuer and State Street Bank and Trust Company, as trustee, and collateral agent as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.2.10.

     "Co-Agent" is defined in the preamble.

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "Collateral Agent" means Scotiabank in its capacity as collateral agent, collateral administrator or having a similar title or function under any of the Collateral Documents and includes each other Person as shall have been appointed as successor Collateral Agent in accordance with Section 9.4.

     "Collateral Documents" means the Pledge Agreements and the Intercreditor Agreement.

     "Commitment" means, as the context may require, any of the Term Loan Commitment, Delayed Term Loan Commitment or Revolving Loan Commitment.

     "Commitment Amount" means, as the context may require, any of the Revolving Loan Commitment Amount, the Delayed Term Loan Commitment Amount or the Term Loan Commitment Amount.

     "Commitment Letter" means the confidential commitment letter, dated March 15, 1994, from Scotiabank, addressed to, and acknowledged and agreed to by, the Borrower.

     "Commitment Termination Date" means, as the context may require, any of the Revolving Loan Commitment Termination Date, the Delayed Term Loan Commitment Termination Date or the Term Loan Commitment Termination Date.

     "Commitment Termination Event" means

                      (a) the occurrence of any Event of Default described in clauses (a) through (d) of Section 8.1.9 (subject to the proviso at the end of such Section); or

                      (b) the occurrence and continuance of any other Event of Default and either

                           (i) the declaration of the Loans to be due and payable pursuant to Section 8.3, or

                          (ii) in the absence of such declaration, the giving of notice by the Administrative Agent, acting at the direction of the Required Lenders, to the Borrower that the Commitments have been terminated.

     "Common Stock" means the common stock of the Borrower, with a par value of $.001 per share.

     "Compliance Certificate" means a certificate duly completed and executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit F hereto, as amended, supplemented or restated or otherwise modified from time to time.

     "Confidentiality Agreement" means a confidentiality agreement, executed and delivered pursuant to clause (a)(iv) of Section 10.11.1 and Section 10.14, substantially in the form of Exhibit G hereto.

     "Consent" is defined in the third recital.

     "Consent and Tender Document" means the Offer to Purchase and Consent Solicitation of EPIC, EPIC Healthcare Group, Inc. and EPIC Properties, Inc. dated March 15, 1994 and any amendments thereto.

     "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person, if the primary purpose or intent thereof by the Person incurring the Contingent Liability is to provide assurance to the obligee of such obligation of another Person that such obligation of such other Person will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

     "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C hereto.

     "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or
Section 4001 of ERISA.

     "Credit Extension" means, as the context may require,

                      (a) the making of a Loan by a Lender excluding any conversion or continuation of such Loan pursuant to Section 2.6 hereof which does not increase the principal amount of such Loan; or

                      (b)  the issuance of any Letter of Credit by an Issuer.

     "Credit Extension Request" means, as the context may require, any Borrowing Request or Issuance Request.

     "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

     "Delayed Term Loan" is defined in Section 2.1.2.

     "Delayed Term Loan Commitment" means, relative to any Lender having a Delayed Term Loan Commitment, such Lender's obligation to make Delayed Term Loans pursuant to Section 2.1.2.

     "Delayed Term Loan Commitment Amount" means, on any date, $385,000,000, as such amount may be reduced from time to time pursuant to Section 2.4.

     "Delayed Term Loan Commitment Termination Date" means the earliest of

                      (a)  5:00 p.m., New York City time, on December 31, 1995;

                      (b) the date on which the Delayed Term Loan Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.4 or
     Section 3.1.5; and

                      (c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clause (b) or (c), the Delayed Term Loan Commitments shall terminate automatically and without any further action.

     "Disbursement Date" is defined in Section 2.8.2.

     "Disclosure Schedule" means the Disclosure Schedule attached hereto as
Schedule I, as it may be amended, supplemented or otherwise modified from time to time by the Borrower with the written consent of the Administrative Agent and the Required Lenders.

     "Dollar" and the symbol "$" mean lawful money of the United States.

     "Domestic Office" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender, as the case may be, to each other Person party hereto.

     "EBITDA" means, for any period, an amount equal to for such period, without duplication, of

                      (a)  Net Income;

plus

                      (b)  Net Interest Expense;

plus

                      (c) tax provisions for all federal, state and foreign income taxes of the Borrower and its Subsidiaries;

plus

                      (d) amortization expense (including the amortization of deferred loan costs) of the Borrower and its Subsidiaries;

plus

                      (e) the depreciation expense of the Borrower and its Subsidiaries.

     "Effective Date" means the date this Agreement becomes effective pursuant to Section 10.8.

     "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States or any State thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any State thereof; (iii) a commercial bank organized under the laws of any other country, or a political subdivision thereof; provided, however, that (A) such bank is acting through a branch or agency located in the United States or (B) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country, (iv) any affiliate of a Lender and (v) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses including, but not limited to, insurance companies, mutual funds and lease financing companies.

     "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which is, or has been, sponsored or maintained by the Borrower or any of its Subsidiaries.

     "Environmental Laws" means all federal, state or local laws, rules, regulations, plans, decrees, demand letters or orders relating to environmental matters, pollution, waste disposal, industrial hygiene, land use or the protection of human or animal health or welfare, including, without limitation, those relating to any release or disposal or threatened release or disposal of Hazardous Materials and to the generation, use, storage, transportation, or disposal of Hazardous Materials, in any manner applicable to the Borrower or any of its Subsidiaries or any of their respective properties.

     "EPIC" has the meaning set forth in the second recital of this Agreement.

     "EPIC Credit Agreement" means that certain Second Amended and Restated Credit Agreement, dated as of September 30, 1988 and Amended and Restated as of July 31, 1991 and September 1, 1993 among EPIC Healthcare Group, Inc., various lenders and General Electric Capital Corporation, as administrative agent.

     "EPIC Merger" has the meaning set forth in the second recital of this Agreement.

     "EPIC Merger Agreement" has the meaning set forth in the second recital of this Agreement.

     "EPIC Redeemable Debt" means, collectively, the 11-7/8% Senior ESOP Notes due September 30, 1998, the 11% Junior Subordinated Pay-in-Kind Notes due 2003 and the Zero Coupon Notes due 2001 of EPIC Healthcare Group, Inc.

     "EPIC 10-7/8% Senior Subordinated Indenture" means the Indenture, dated as of July 17, 1993 and amended in connection with the Consent between EPIC Healthcare Group, Inc. and Bankers Trust Company, as trustee, pursuant to which the EPIC 10-7/8% Senior Subordinated Notes were issued, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.2.10.

     "EPIC 10-7/8% Senior Subordinated Notes" means the 10-7/8% Senior Subordinated Notes due 2003 issued pursuant to the EPIC 10- 7/8% Senior Subordinated Indenture.

     "EPIC Tendered Debt" means, collectively, the CMOs, the EPIC 10-7/8% Senior Subordinated Notes and the EPIC 12% Senior Deferred Coupon Notes.

     "EPIC Transaction" has the meaning set forth in the third recital of this Agreement.

     "EPIC 12% Senior Deferred Coupon Note Indenture" means the Indenture, dated as of March 25, 1992, and amended in connection with the Consent between EPIC and First Trust National Association, as trustee, pursuant to which the 12% Senior Deferred Coupon Notes were issued, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section
7.2 10.

     "EPIC 12% Senior Deferred Coupon Notes" means the 12% Senior Deferred Coupon Notes due 2002 issued pursuant to the 12% Senior Deferred Coupon Note Indenture.

     "Equivalent Subsidiary" means, with respect to any Subsidiary of the Borrower (the "First Subsidiary"), any other Subsidiary of the Borrower (the "Proposed Equivalent Subsidiary") of which the Borrower, directly or indirectly through one or more of its Subsidiaries, owns an equivalent or greater percentage of the Control/Beneficial Interests (as hereinafter defined) as it does, directly or indirectly, of the First Subsidiary. For purposes of this definition, (i) "Control/Beneficial Interests" means, with respect to any Subsidiary of the Borrower, collectively (a) the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the

Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies of such Subsidiary and (b) all rights to receive dividends or other distributions (upon liquidation or termination of the existence of such Subsidiary or otherwise) in respect of ownership interests in such Subsidiary and (ii) to the extent the Borrower's ownership of the Control/Beneficial Interests in the First Subsidiary or any Proposed Equivalent Subsidiary is indirect through one or more of the other Subsidiaries of the Borrower (each such Subsidiary being an "Intermediate Subsidiary"), the Borrower's percentage ownership of the Control/Beneficial Interests in the First Subsidiary or such Proposed Equivalent Subsidiary shall take into account the percentage ownership by the Borrower and, where applicable, each Intermediate Subsidiary of the Control/Beneficial Interests in each Intermediate Subsidiary.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

     "Event of Default" is defined in Section 8.1.

     "Excess Cash Flow" means for any period, an amount equal to, for such period of

                       (a)  EBITDA;

minus

                      (b) Capital Expenditures;

minus

                      (c) all federal, state and foreign income taxes actually paid by the Borrower and its Subsidiaries;

minus

                      (d)  Net Interest Expense;

minus

                      (e) debt payments (including mandatory prepayments made pursuant to Section 3.1.5 in an amount equal to such prepayment), as such amounts may be reduced from time to time pursuant to Section 3.1, plus an amount equal to the amount, if any, by which such scheduled principal payments were reduced by the chronological order of payment application of voluntary prepayments.

     "Excluded Taxes" is defined in Section 4.6.

     "Existing Administrative Agent" is defined in Section 4.11.

     "Existing Healthtrust Subordinated Debenture Indenture" means the Indenture, dated as of March 30, 1993 between the Borrower and The First National Bank of Boston, as trustee, pursuant to which the Existing Healthtrust Subordinated Debentures were issued as amended, supplemented or otherwise modified from time to time in accordance with Section 7.2.10.

     "Existing Healthtrust Subordinated Debentures" means the $300,000,000 aggregate principal amount of 8-3/4% Subordinated Debentures due 2005 issued by the Borrower pursuant to the Existing Healthtrust Subordinated Debenture Indenture.

     "Existing Healthtrust Subordinated Note Indenture" means the Indenture, dated as of May 1, 1992, between the Borrower and The First National Bank of Boston, as trustee, pursuant to which the Existing Healthtrust Subordinated Notes were issued as amended, supplemented or otherwise modified from time to time in accordance with Section 7.2.10.

     "Existing Healthtrust Subordinated Notes" means the $500,000,000 aggregate principal amount of 10-3/4% Subordinated Notes due 2002 issued by the Borrower pursuant to the Existing Healthtrust Subordinated Note Indenture.

     "Existing Subsidiaries" is defined in Section 6.8.

     "Facility" means a general acute care hospital owned or leased by the Borrower or any of its Subsidiaries.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to

                      (a) the weighted average of the rates on overnight federal funds transaction with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

                      (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

     "Fee Letter" means the confidential fee letter, dated March 15, 1994, from Scotiabank, addressed to, and acknowledged and agreed to by, the Borrower.

     "Fiscal Quarter" means any quarter of a Fiscal Year.

     "Fiscal Year" means any period of twelve consecutive calendar months ending August 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "1994 Fiscal Year") refer to the Fiscal Year ending on the August 31 occurring during such calendar year.

     "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

     "GAAP" is defined in Section 1.4.

     "Good Faith Contest" means the contest of any dispute or inquiry if (a) the dispute or inquiry is diligently contested in good faith by appropriate proceedings timely instituted; (b) adequate reserves are established with respect to the contested dispute or inquiry; (c) during the period of such contest, the enforcement of the contested item is effectively stayed and (d) the failure to pay or comply with the contested item during the period of such contest is not reasonably likely to result in a Material Adverse Effect.

     "Hazardous Material" means

                      (a)  any "hazardous substance", as defined by CERCLA;

                      (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended;

                      (c)  any petroleum or crude oil or any fraction thereof;

                      (d)  any asbestos in any form or condition;

                      (e) any polychlorinated biphenyls in any form or condition;

                      (f) any radioactive material, including any source, special nuclear or by-product material as defined at 42 U.S.C. 2011 et seq.;

                      (g) any sediment which would be considered toxic, hazardous or contaminated under any Environmental Law; or

                      (h) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

     "Health Care JV's" means a joint venture which is a provider of medical, surgical or other health care services or any business related to the business of the Borrower or its Subsidiaries but is not the owner or lessee of a Facility.

     "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under any Rate Protection Agreement.

     "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

     "Holy Cross" has the meaning set forth in the fourth recital.

     "Hospital Exchanges" means any sale, transfer, lease, contribution, conveyance or other exchange (collectively, an "Exchange") to or with a Person of a Facility in an Exchange of a like nature for a general acute care hospital of such Person or its Affiliate to the Borrower or any of its Subsidiaries, whether in a single transaction or a series of related transactions; provided, however, that

                      (a) no Default shall have occurred or be continuing either immediately prior to such Exchange or after giving effect thereto;

                      (b) the general acute care hospital and other consideration which the Borrower or its Subsidiaries receives as a result of such Exchange is, unless otherwise consented to by the Required Lenders, of an equal or greater value (as determined by the Borrower in its reasonable judgment which determination with respect to a Hospital Exchange in a single transaction or series of related transactions has a value in excess of $50,000,000 shall be evidenced by a resolution of the Borrower's board of directors) than the general acute care hospital transferred and other consideration given by the Borrower or its Subsidiary in such Exchange;

                      (c) the reciprocal Exchange of a general acute care hospital is made to or from (as the case may be) the

Borrower or its Subsidiary within three months of the initial Exchange; and

                      (d) after giving effect to such Exchange, the Borrower shall be in compliance with Section 7.2.4, calculated on a pro forma basis as if such Exchange had occurred at the beginning of the applicable calculation period.

     "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of any Obligor, any qualification or exception to such opinion or certification

                      (a)  which is of a "going concern" or similar nature;

                      (b) which relates to the limited scope of examination of matters relevant to such financial statement not in accordance with generally accepted auditing standards; or

                      (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause such Obligor to be in default of any of its obligations under Section 7.2.4.

     "Including" means including without limiting the generality of any description preceding such term.

     "Indebtedness" of any Person means, without duplication:

                      (a) all indebtedness of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                      (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

                      (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

                      (d) if included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services which purchase price is due more than six months from the date of incurrence of the obligation in respect thereof, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; provided, however, that in the case of any indebtedness described in this clause (d) which is neither assumed by such Person nor recourse to the credit of such Person, the amount of such indebtedness shall be deemed to be an amount equal to the lesser of the principal amount of such indebtedness and the aggregate book value of the property and assets of such Person securing such indebtedness; and

                      (e) all Contingent Liabilities of such Person in respect of any type of indebtedness described in clauses (a) through (d).

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any majority-owned partnership or majority-owned joint venture in which such Person is a general partner, but shall not include the Indebtedness of any minority-owned partnership or minority-owned joint venture in which such Person is a general partner.

     "Indemnified Liabilities" is defined in Section 10.4.

     "Indemnified Parties" is defined in Section 10.4.

     "Indentures" means, collectively, the CMO Indenture, the EPIC 10-7/8% Senior Subordinated Indenture, the EPIC 12% Senior Deferred Coupon Note Indenture, the Existing Healthtrust Subordinated Note Indenture and the Existing Healthtrust Subordinated Debenture Indenture.

     "Interest Coverage Ratio" means, as of the last day of any Fiscal Quarter, the ratio computed for the period of four consecutive Fiscal Quarters, ending on the close of such Fiscal Quarter (or, if less, for the period of such lesser number of whole Fiscal Quarters to have elapsed since the Closing Date) of:

                      (a)  EBITDA for such period

to

                      (b)  Net Interest Expense for such period.

     "Interest Expense" means, for any period, the aggregate consolidated interest expense of the Borrower and its Subsidiaries for such period, including, without duplication, all fees owed with respect to and all net payments in respect of Hedging Obligations, commitment fees owed with respect to the Commitments, fees owed with respect to Letters of Credit but excluding the amortization or write-off of deferred loan costs.

     "Interest Income" means, for any period, the aggregate consolidated interest income of the Borrower and its Subsidiaries for such period.

     "Interest Period" means, relative to any LIBO Rate Loans, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Section 2.5 or
2.6 and shall end on (but exclude) the day which numerically corresponds to such date one, two, three, six and, if available (in the judgment of the Administrative Agent), nine or twelve months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), in each case as the Borrower may select in its relevant notice pursuant to Section
2.5 or 2.6; provided, however, that

                      (a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than ten different dates; provided, however, that if any Loans have Interest Periods of the same duration and ending on the same date, there shall be deemed to be one Interest Period for all such Loans;

                      (b) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

                      (c) no Interest Period may end later than the Stated Maturity Date.

     "Inverse Order Amount" is defined in Section 3.1.5.

     "Investment" means (i) any investment in any Person, whether by means of share purchase, capital, equity or similar contribution, loan, advance, time deposit or otherwise (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), (ii) without duplication of clause (i), becoming a party to any joint venture or partnership or (iii) without duplication of clause (i) or (ii), an acquisition (whether by purchase, lease or otherwise) of a Facility or any Person owning, leasing or managing a Facility whether through share purchase or otherwise; provided, however, that the term "Investment" shall not include the contribution of an asset which is not a Facility by the Borrower to a not-for-profit corporation or other not-for-profit entity. The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the book value of such property.

     "Issuance Request" means an issuance request duly completed and executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit B hereto.

     "Issuer" means, with respect to each Letter of Credit, the Lender which agrees, or is otherwise obligated, to issue such Letter of Credit as provided in Section 2.8.7.

     "JV Subsidiary" means any Subsidiary of the Borrower which is a joint venture.

     "Lender Assignment Agreement" means a Lender Assignment Agreement substantially in the form of Exhibit D hereto.

     "Lenders" is defined in the preamble.

     "Letter of Credit" means an irrevocable standby letter of credit issued by an Issuer in form and substance satisfactory to such Issuer.

     "Letter of Credit Outstandings" means, on any date, an amount equal to the sum (without duplication) of

                      (a) the then aggregate amount which is undrawn and available under all Letters of Credit issued and outstanding for the account of the Borrower plus

                      (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations of the Borrower.

     "LIBO Rate" means, relative to any Interest Period for a LIBO Rate Loan, the rate of interest equal to the average (rounded upwards, if necessary, to the nearest 1/100 of 1%) of the rates per annum at which Dollar deposits in immediately available funds are offered to each Reference Lender's LIBOR Office in the London interbank market as at or about 11:00 a.m., London time, two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of such Reference Lender's LIBO Rate Loan and for a period approximately equal to such Interest Period.

     "LIBO Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

     "LIBO Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:

                                           LIBO Rate
        LIBO Rate           =    -------------------------------
     (Reserve Adjusted)          1.00 - LIBOR Reserve Percentage

     The LIBO Rate (Reserve Adjusted) for any Interest Period for a LIBO Rate Loan will be determined by the Administrative Agent on the basis of the LIBOR Reserve Percentage in effect on the date which is, and the applicable rates furnished to and received by the Administrative Agent from the Reference Lenders, two Business Days before the first day of such Interest Period.

     "LIBOR Office" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender as designated from time to time by notice from such Lender to the Borrower and the Administrative Agent, whether or not outside the United States, which shall be making or maintaining LIBO Rate Loans of such Lender hereunder.

     "LIBOR Reserve Percentage" means, relative to any Interest Period for a LIBO Rate Loan, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

     "Lien" means any security interest, mortgage, financing lease (other than where the Borrower or a Subsidiary of the Borrower is the lessor), pledge, hypothecation, assignment, deposit arrangement, encumbrance of any kind (including any conditional sale or title retention agreement (other than where the Borrower or any of its Subsidiaries is the seller)), lien (statutory or otherwise) or any agreement to give any security interest.

     "Loan" means, as the context may require, either a Revolving Loan, a Delayed Term Loan or a Term Loan of any type.

     "Loan Document" means this Agreement, the Borrower Stock Pledge Agreement, the Subsidiary Guaranty, the Subsidiary Stock Pledge Agreement, the Rate Protection Agreements, if any, the Fee Letter and the Commitment Letter.

     "Material Adverse Effect" means a material adverse effect on (i) the business, operations, properties, assets or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, (ii) the ability of the Borrower to perform its Obligations or (iii) the ability of one or more Subsidiaries of the Borrower, which Subsidiaries, individually or in the aggregate, account for more than 10.0% of the consolidated net revenues or more than 10.0% of the consolidated net assets of the Borrower (as calculated as of the Closing Date until August 31, 1994 and thereafter for the Borrower's most recent Fiscal Year end) to perform their respective Obligations.

     "Maximum Rate Modifier" has the meaning assigned to that term in the definition of "Applicable Rate Modifier."

     "Memorandum" means the confidential memorandum dated March 1994 relating to the Transaction distributed to the Lenders.

     "Memorial" has the meaning set forth in the fifth recital.

     "Minority Subsidiaries" means, at any time, those Subsidiaries of the Borrower which do not individually or in the aggregate account for more than 10% of the consolidated net revenues or more than 10% of the consolidated net assets of the Borrower and its Subsidiaries (in each case as calculated on the Closing Date and thereafter for the Borrower's most recent Fiscal Year end); provided, however, that in making such determination (i) EPIC and its Subsidiaries shall be excluded from such calculation for the period commencing on the Closing Date and ending on the 90th day after the Closing Date and (ii) EPIC Properties, Inc. shall be excluded from such calculation until such time that all of the CMOs have been redeemed or otherwise retired.

     "Minority Venture" means any entity which owns a general acute care hospital or Other Health Care Facility or is a Health Care JV, which entity is not a Subsidiary of the Borrower.

     "Net Accounts Proceeds" means, with respect to the Borrower or any of its Subsidiaries in connection with the sale or disposition (collectively, a "Disposition") of the type described in clause (d) of the definition of "Permitted Disposition", the excess of

                      (a) the gross cash and Cash Equivalent proceeds received from such Disposition of Accounts less

                      (b) all reasonable fees, commissions, discounts, costs and other expenses incurred in connection with such Disposition, including, without limitation, legal, investment banking, accounting and other professional fees, disbursements and expenses and all taxes actually paid or estimated (in good faith) in connection with such Disposition of Accounts which have not been paid to Affiliates of the Borrower or any of its Subsidiaries (other than customary fees on terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction in connection with such Disposition); provided, however, that if the amount of estimated taxes referred to above for any such Disposition, if any, exceeds the amount of taxes actually paid in cash in respect of such sale for the Fiscal Year in which such Disposition occurred, the aggregate amount of such excess shall be immediately applied in accordance with Section 3.1.5 as Net Accounts Proceeds.

     "Net Debt Proceeds" means, with respect to the Borrower or any of its Subsidiaries in connection with the incurrence of any Refunding Indebtedness permitted under clause (a) of Section 7.2.2, the excess of

                      (a) the gross cash proceeds received from such Indebtedness less

                      (b) all reasonable fees, commissions, discounts, costs and other expenses incurred in connection with such Indebtedness, including without limitation, fees and expenses with respect to underwriting or placement commissions, legal, investment banking, accounting and other professional fees, disbursements and expenses and any governmental fees which have not been paid to Affiliates of the Borrower or any of its Subsidiaries (other than customary fees on terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction in connection with such Indebtedness).

     "Net Disposition Proceeds" means, with respect to (x) any disposition of the type described in clause (b), (c) or (e) of, or the proviso contained in, the definition of "Permitted Disposition", or (y) any cash or Cash Equivalent consideration received by the Borrower or any of its Subsidiaries in connection with a Hospital Exchange, the excess of

                      (a) the gross cash and Cash Equivalent proceeds received as a result of such Permitted Disposition less

                      (b) all reasonable fees and expenses with respect to legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements actually incurred in connection with such Permitted Disposition and all taxes actually paid or estimated (in good faith) in connection with such Permitted Disposition which have not been paid to Affiliates of the Borrower or any of its Subsidiaries (other than customary fees on terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction in connection with such Permitted Disposition); provided, however, that if the amount of estimated taxes referred to above for any Permitted Disposition, if any, exceeds the amount of taxes actually paid in cash in respect of such Permitted Disposition for the Fiscal Year in which such Permitted Disposition occurred, the aggregate amount of such excess shall be immediately applied in accordance with Section 3.1.5 as Net Disposition Proceeds less

                      (c) the amount of such cash proceeds that are to be used as all or part of the cash consideration to acquire general acute care hospitals or other healthcare businesses within one year of the date of the consummation of such Disposition (the "Acquisition Period"); provided, however, that if all or any part of such proceeds are not so used to acquire general acute care hospitals or other healthcare businesses during the relevant Acquisition Period then such unused proceeds shall be deemed to be Net Disposition Proceeds received by the Borrower or its Subsidiary, as the case may be, on the last day of such Acquisition Period and shall be immediately applied in accordance with Section 3.1.5.

     "Net Equity Proceeds" means, with respect to the Borrower or any of its Subsidiaries in connection with the sale or issuance of any equity security, the excess of

                      (a) the gross cash and Cash Equivalent proceeds received from such sale or issuance less

                      (b) all reasonable fees, commissions, discounts, costs and other expenses incurred in connection with such sale or issuance, including without limitation, fees and expenses with respect to underwriting or placement commissions, legal, investment banking, accounting and other professional fees, disbursements and expenses and any governmental fees which have not been paid to Affiliates of the Borrower or any of its Subsidiaries (other than customary fees on terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction in connection with such sale or issuance).

     "Net Income" means, for any period, all amounts which, in accordance with GAAP, would be included as net income on the consolidated statements of income of the Borrower and its Subsidiaries for such period; provided, however, that such amount shall exclude (i) extraordinary gains and extraordinary non-cash losses, (ii) non-cash gains and non-cash losses relating to asset sales, dispositions and write-downs and (iii) premiums, consent payments and similar expenses related to the Tenders and Consents.

     "Net Interest Expense" means, for any period, an amount equal to Interest Expense for such period less Interest Income for such period.

     "Net Worth" means, at any time, all amounts which, in accordance with GAAP, would be included under shareholders' equity on a consolidated balance sheet of the Borrower and its Subsidiaries at such time; provided, however, that if the Borrower has repurchased any of its Common Stock pursuant to clause
(a)(iii) of Section 7.2.6, Net Worth shall include an amount equal to the lesser of (i) the amount of Common Stock the Borrower intends to contribute within the next twelve months pursuant to clause (a)(iii) of Section 7.2.6 to the extent that such contribution would receive recognition in accordance with GAAP if it were in fact contributed on the date of determination and (ii) 75% of the market value of the Borrower's Common Stock held in its treasury and available for any future planned contributions.

     "1992 Credit Agreement" is defined in the first recital.

     "Non-CMO Debt" means the EPIC 12% Senior Deferred Coupon Notes and the EPIC 10-7/8% Senior Subordinated Notes.

     "Note Offering" has the meaning set forth in the eighth recital.

     "Notification Date" is defined in Section 2.8.

     "Obligations" means all obligations (monetary or otherwise) of the Borrower and each other Obligor arising under or in connection with this Agreement, any Letter of Credit and each other Loan Document.

     "Obligor" means the Borrower or any of its Subsidiaries party to and obligated under any Loan Document.

     "Organic Document" means, relative to any corporate Obligor, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements, in each case to which such Obligor is a party, applicable to any of its authorized shares of capital stock.

     "Other Acquisitions" has the meaning set forth in the fifth recital.

     "Other Health Care Facility" means a health care facility having inpatient capacity which is not a Facility.

     "Other Tax Forms" is defined in Section 4.6.

     "Other Transactions" has the meaning set forth in the fifth recital.

     "Participant" is defined in Section 10.11.2.

     "Payee" is defined in Section 4.6.

     "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     "Pension Plan" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

     "Percentage" means, relative to any Lender, the percentage for the applicable Commitment set forth opposite the name of such Lender on Schedule IV hereto or set forth in the Lender

Assignment Agreement, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its assignee Lender(s) and delivered pursuant to Section 10.11.

     "Permitted Disposition" means any sale, transfer, lease, contribution, conveyance or other disposition (collectively, a "Disposition") of, or the grant of options or warrants the exercise of which would constitute a Disposition of, any assets of the Borrower or any of its Subsidiaries, whether in a single transaction or a series of related transactions, to any Person, but only if


                      (a) such Disposition is either (i) made in the ordinary course of business of the Borrower or a Subsidiary of the Borrower (including, without limitation, the sale of Accounts to a collection agency or other entity, which Accounts such obligee determines cannot be collected by it or are more likely to be collected by the purchaser thereof), (ii) a Disposition from the Borrower to any of its wholly-owned Subsidiaries or a Subsidiary of the Borrower to the Borrower or to an Equivalent Subsidiary, (iii) a lease (on a short-term or long-term basis) to another Person of assets determined by the Borrower, in its reasonable judgment to be no longer useful or necessary in the operations or businesses of the Borrower and its Subsidiaries and the rental payments are not less than the fair market rental value for the assets subject to such lease, (iv) permitted by clause (a) of Section 7.2.8, (v) a Disposition (or series of related Dispositions) of assets having an aggregate fair market value equal to or less than $1,000,000, (vi) a contribution of assets made by the Borrower or any of its Subsidiaries permitted as an Investment pursuant to clauses (c) and (d) of Section
     7.2.5 or (vii) a Hospital Exchange;

                      (b) such Disposition is made in connection with a sale and leaseback transaction involving the sale of capital assets of the Borrower or any of its Subsidiaries to a Person other than the Borrower or any of its Subsidiaries and (i) such sale of such capital assets is for an amount not less than the fair market value thereof, (ii) no Default shall have occurred or be continuing either immediately prior to such disposition or after giving effect thereto, (iii) the rental payments of the lease relative to such transaction shall not be greater than the fair market rental value (unless such lease constitutes a Capitalized Lease Liability) for the assets subject to such lease and (iv) in the case of a sale or in a related series of sales for an amount in excess of $15,000,000, at least 75% of the consideration for such sale shall be in cash;

                      (c) such Disposition is made with respect to (i) any Securities (other than Securities constituting Cash Equivalent Investments) of any of the Borrower's Subsidiaries, (ii) all or substantially all of the assets of any division or line of business of the Borrower or any of its Subsidiaries, (iii) one or more Facilities or (iv) any other asset which is not of the type described in clauses (a) or (b), or a division or line of business or any interest in any of the foregoing of the Borrower or any of its Subsidiaries; provided, however, that (i) with respect to any assets having a fair market value in excess of $1,000,000, any such sale or other disposition is made for at least the fair market value of such assets and (ii) any such Disposition of more than $25,000,000 in value of assets in any one transaction or a related series of transactions shall be permitted only if the Borrower's Board of Directors shall have adopted a resolution confirming that the consideration to be received in connection with such sale or other disposition is at least equal to the fair market value of such assets; provided, however, that upon the receipt by the Borrower of any cash in respect of any part of such non-cash consideration, such cash shall be immediately applied in accordance with Section 3.1.5 as Net Disposition Proceeds;

                      (d) such Disposition is made in respect of Accounts; provided, however, (i) the sole consideration for such Disposition is cash and Cash Equivalent Investments and (ii) if such Disposition is made with recourse to the Borrower, (x) the aggregate recourse liability, if any, of the Borrower in connection with any such Disposition (to the extent such liability relates to the failure of any account debtor with respect to any of such Accounts to make any payments in respect thereof) shall not exceed 10% of the face amount of the Accounts sold or otherwise disposed of, and
     (y) the consideration received by the Borrower and its Subsidiaries in connection with any such Disposition is not less than 90% of the face value of such Accounts; provided, further, however, that this Section shall not apply to any Disposition of Accounts if such Disposition is in connection with the Disposition of a Facility that is otherwise permitted by this Agreement;

                      (e) such Disposition is made in connection with an exchange or sale and acquisition of capital assets of the Borrower or any of its Subsidiaries to a Person other than the Borrower or any of its Subsidiaries and (i) such exchange or sale and acquisition of such capital assets is for an amount not less than the fair market value thereof and
     (ii) no Default shall have occurred or be continuing either immediately prior to such disposition or after giving effect thereto; or

                      (f) the terms of the option or warrant so granted are for a Disposition which would constitute a Disposition of the type referred to in clause (a), (b), (c), (d) or (e) above;

provided, however, that (i) any Disposition (or series of related Dispositions) by any Minority Venture of assets having an aggregate fair market value equal to or greater than $1,000,000 shall constitute a "Permitted Disposition" hereunder and all cash dividends or cash returns of capital aggregating $1,000,000 or more received by the Borrower or any of its Subsidiaries in connection therewith shall be applied as Net Disposition Proceeds, (ii) the receipt by the Borrower or any of its Subsidiaries of non-cash consideration must comply with Section 7.2.5 and (iii) upon the receipt by the Borrower or any of its Subsidiaries of any cash in respect of any non-cash dividends or non-cash consideration, such cash shall, to the extent such cash constitutes Net Disposition Proceeds, be immediately applied in accordance with Section 3.1.5.

     "Person" means any natural person, corporation, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

     "Plan" means any Pension Plan or Welfare Plan.

     "Pledge Agreements" means the Borrower Stock Pledge Agreement and the Subsidiary Stock Pledge Agreement, collectively.

     "Pledged Shares" or "Pledged Stock" means any shares of stock pledged to the Collateral Agent pursuant to the Pledge Agreements.

     "Prepayment Amount" is defined in Section 3.1.5.

     "Principal Reduction Dates" means each date on which a scheduled principal payment of Term Loans or Delayed Term Loans, as the case may be, is due as set forth in Section 3.1.2 or Section 3.1.3 or, if such a date is not a Business Day, the immediately succeeding Business Day.

     "Pro-Rata Amount" is defined in Section 3.1.5.

     "Public Offering" has the meaning set forth in the eighth recital.

     "Quarterly Payment Date" means the last Business Day of each March, June, September and December.

     "Rate Protection Agreement" means any interest rate swap agreement, interest rate cap agreement or interest rate collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates or currency exchange rates and entered into by the Borrower with any Lender hereunder.

     "Reference Lenders" means Scotiabank and Citicorp USA, Inc. or such other Lenders as may be agreed to by the Borrower and the Required Lenders.

     "Refund" with respect to any Indebtedness means, as the context may require, to purchase, repurchase, redeem, retire, defease or refinance any portion of such Indebtedness and "Refunded" and "Refunding" shall have correlative meanings.

     "Register" is defined in Section 10.15.

     "Registration Statement" has the meaning set forth in the eighth recital.

     "Reimbursement Obligation" is defined in Section 2.8.3.

     "Release" means a "release", as such term is defined in CERCLA.

     "Replacement Event" means, with respect to any Lender, (i) if the Benchmark Securities of such Lender are rated by both Standard & Poor's Corporation ("S&P") and Moody's Investors Service, Inc. ("Moody's"; together with S&P, the "Primary Raters") (or, in the event that either of the Primary Raters does not then rate the Benchmark Securities of such Lender, if such Benchmark Securities are rated by one Primary Rater and by any other rating organization (an "Alternative Rater") whose ratings of securities of the same type as such Benchmark Securities are widely accepted in the financial and business community), the downgrading by both Primary Raters (or by the applicable Primary Rater and the Alternative Rater) of the Benchmark Securities of such Lender below a rating of BBB- or Baa3 (or the equivalent rating of such Alternative Rater), respectively or (ii) if the Benchmark Securities of such Lender are rated by only one Primary Rater or only by an Alternative Rater, the downgrading by such Primary Rater or such Alternative Rater, as the case may be, of the Benchmark Securities of such Lender below a rating of BBB- or Baa3 (or the equivalent rating of the Alternative Rater), respectively.

     "Replacement Event Lender" is defined in clause (b) of Section 4.12.

     "Replacement Lender" is defined in Section 4.11.

     "Replacement Notice" is defined in Section 4.11.

     "Required Lenders" means Lenders holding in excess of 50% of the aggregate principal amount of the Loans and the unborrowed Revolving Loan Commitments and Delayed Term Loan Commitments, or, if no Loans are outstanding, Lenders having in excess of 50% of the aggregate Commitments.

     "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as in effect from time to time.

     "Revolving Loan" is defined in Section 2.1.3.

     "Revolving Loan Commitment" means, relative to any Lender having a Revolving Loan Commitment, such Lender's obligation to make Revolving Loans pursuant to Section 2.1.3.

     "Revolving Loan Commitment Amount" means, on any date, $400,000,000; provided, however, that such amount shall be reduced from time to time pursuant to Section 2.4.

     "Revolving Loan Commitment Availability" means at any time the Revolving Loan Commitment Amount less, at such time, (i) the aggregate principal amount of Revolving Loans and (ii) Letter of Credit Outstandings.

     "Revolving Loan Commitment Termination Date" means the earlier to occur of

                      (a)  5:00 p.m., New York City time, on June 1, 2001; and

                      (b) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clause (b), the Revolving Loan Commitments shall terminate automatically and without any further action.

     "Scotiabank" is defined in the preamble.

     "Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

     "Solvent", as applied to any Person, means, as at the date of determination, that (i) the then fair saleable value of the property of such Person is (A) greater than the total amount of liabilities (including Contingent Liabilities) of such Person and (B) greater than the amount that will be required to pay the probable liabilities of such Person's then existing debts as they become absolute and matured, (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction and (iii) such Person does not intend to incur, or does not believe or should not reasonably believe that it will incur, debts beyond its ability to pay such debts as they become due.

     "Stated Amount" for any Letter of Credit on any day means the amount which is undrawn and available under such Letter of Credit on such day (after giving effect to any drawings thereon on such day).

     "Stated Expiry Date" is defined in Section 2.8.

     "Stated Maturity Date" means for each Loan, June 1, 2001, as such date for any such Loan may be adjusted pursuant to Sections 2.4 and 3.1.

     "Subordinated Debt" means (i) the Subordinated Notes, the Existing Healthtrust Subordinated Notes, the Existing Healthtrust Subordinated Debentures, the EPIC 10-7/8% Senior Subordinated Notes and the EPIC 12% Senior Deferred Coupon Notes and (ii) all other unsecured Indebtedness of the Borrower for money borrowed which is subordinated, upon terms satisfactory to the Administrative Agent and the Required Lenders, in right of payment to the payment in full in cash of all Obligations.

     "Subordinated Notes" means the $200,000,000 aggregate principal amount of Subordinated Notes issued by the Borrower pursuant to the Existing Healthtrust Subordinated Note Indenture.

     "Subsidiary" means, with respect to any Person, (i) any for profit corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person, or (ii) any for profit partnership, joint venture or other entity as to which such Person, such Person and one or more of its Subsidiaries or one or more Subsidiaries of such Person has or have the power to direct or cause the direction of management and policies, or the power to elect the managing general partner (or the equivalent), of such partnership, joint venture or other entity, as the case may be; provided, however, that no Plan shall be deemed a Subsidiary of the Borrower.

     "Subsidiary Guarantor" means, on the Closing Date, each Subsidiary of the Borrower (other than EPIC and its Subsidiaries and the JV Subsidiaries) party to the Subsidiary Guaranty, and, thereafter, each Subsidiary of the Borrower that is required pursuant to Section 7.1.9 to execute and deliver a guaranty in substantially the form of the Subsidiary Guaranty.

     "Subsidiary Guaranty" means the Subsidiary Guaranty executed and delivered pursuant to Section 5.1.4, substantially in the form of Exhibit H hereto.

     "Subsidiary Stock Pledge Agreement" means the Subsidiary Stock Pledge Agreement, executed and delivered pursuant to Section 5.1.5, substantially in the form of Exhibit I hereto.

     "Supplemental Indentures" is defined in the third recital.

     "Taxes" is defined in Section 4.6.

     "Tender" is defined in the third recital.

     "Tennessee Acquisition" has the meaning set forth in the fourth recital.

     "Tennessee Purchase Agreement" has the meaning set forth in the fourth recital.

     "Term Loan" is defined in Section 2.1.1.

     "Term Loan Commitment" means, relative to any Lender having a Term Loan Commitment, such Lender's obligation to make Term Loans pursuant to Section 2.1.1.

     "Term Loan Commitment Amount" means, on any date, $415,000,000.

     "Term Loan Commitment Termination Date" means the earliest of

                      (a) June 30, 1994 (if the Term Loans have not been made on or prior to such date);

                      (b)  the date immediately following the Closing Date; and

                      (c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clauses (b) or (c), the Term Loan Commitments shall terminate automatically and without any further action.

     "Total Debt to EBITDA Coverage Ratio" means, as at any date of determination thereof, the ratio of (a) the total principal amount of consolidated Indebtedness of the Borrower and its Subsidiaries outstanding on such date of determination to (b) EBITDA for the four consecutive Fiscal Quarter period ending on or prior to such date of determination (or for such lesser number of whole Fiscal Quarters which have ended since the Closing Date on an annualized basis).

     "Transaction" means, collectively, the Public Offering, the Note Offering, together with the refinancing of amounts outstanding under the Existing Credit Agreement, the EPIC Transaction and the Other Transactions.

     "type" means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

     "United States" or "U.S." means the United States of America, its fifty States and the District of Columbia.

     "Welfare Plan" means a "welfare plan", as such term is defined in Section 3(1) of ERISA.

     SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each Note, Borrowing Request, Issuance Request, Continuation/Conversion Notice, Closing Date Certificate, Compliance Certificate, Confidentiality Agreement, Acknowledgment, Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

     SECTION 1.3. Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article,

Section or definition to any clause are references to such clause of such Article, Section or definition.

     SECTION 1.4. Accounting and Financial Determinations. Unless otherwise specified, (i) all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 7.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles ("GAAP") applied in the preparation of the financial statements referred to in Section
6.5 and (ii) except as otherwise expressly provided, all accounting determinations and computations hereunder or under any other Loan Documents (including under Section 7.2.4) shall be made without duplication and on a consolidated basis for the Borrower and its Subsidiaries.


                                   ARTICLE II

                       COMMITMENTS, BORROWING PROCEDURES,
                         LETTERS OF CREDIT AND REGISTER

     SECTION 2.1. Commitments. On the terms and subject to the conditions of this Agreement (including Article V), (i) each Lender severally agrees to make Loans pursuant to the Commitments described in this Section 2.1 and (ii) the Issuer agrees that it will issue Letters of Credit pursuant to Section 2.1.4, and each other Lender having a Revolving Loan Commitment severally agrees that it will purchase participation interests in such Letters of Credit pursuant to
Section 2.8.1.

     SECTION 2.1.1. Term Loan Commitment. On the Closing Date, but in no event on or after the Term Loan Commitment Termination Date, each Lender having a Term Loan Commitment will make Loans (relative to such Lender, its "Term Loans") to the Borrower in a single Borrowing equal to such Lender's Percentage of the aggregate amount of the Borrowing of Term Loans requested by the Borrower to be made on such day. The Commitment of each Lender described in this Section 2.1.1 is herein referred to as its "Term Loan Commitment". No amounts paid or prepaid with respect to Term Loans may be reborrowed.

     SECTION 2.1.2. Delayed Term Loan Commitment. From time to time on any Business Day occurring on or after the Closing Date and prior to the Delayed Term Loan Commitment Termination Date, each Lender having a Delayed Term Loan Commitment will make Loans (relative to such Lender, its "Delayed Term Loans") to the Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing of Delayed Term Loans requested by the

Borrower to be made on such day. The Commitment of each Lender described in this Section 2.1.2 is herein referred to as its "Delayed Term Loan Commitment". No amounts paid or prepaid with respect to Delayed Term Loans may be reborrowed.

     SECTION 2.1.3. Revolving Loan Commitment. From time to time on any Business Day occurring on or after the Closing Date and prior to the Revolving Loan Commitment Termination Date, each Lender having a Revolving Loan Commitment will make Loans (relative to such Lender, its "Revolving Loans") to the Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing of the Revolving Loans requested by the Borrower to be made on such day. The Commitment of each Lender described in this Section 2.1.3 is herein referred to as its "Revolving Loan Commitment". On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow the Revolving Loans.

     SECTION 2.1.4. Letter of Credit Commitments. From time to time on any Business Day occurring on or after the Closing Date occurring not less than 30 days prior to the Revolving Loan Commitment Termination Date, an Issuer will

                      (a) issue one or more Letters of Credit for the account of the Borrower in Stated Amounts requested by the Borrower on such day; or

                      (b) extend the Stated Expiry Date of an existing Letter of Credit previously issued by such Issuer hereunder.

     SECTION 2.2. Lenders Not Permitted or Required to Make Loans. No Lender shall be permitted or required to make any Loan of the kind and under the circumstances described below in this Section 2.2.

     SECTION 2.2.1. Term Loans. No Borrowing of Term Loans shall be made if, after giving effect to such Borrowing, the aggregate outstanding principal amount of all Term Loans of all Lenders having Term Loan Commitments would exceed the Term Loan Commitment Amount.

     SECTION 2.2.2. Delayed Term Loans. No Borrowing of Delayed Term Loans shall be made if, after giving effect to such Borrowing, the aggregate outstanding principal amount of all Delayed Term Loans of all Lenders having Delayed Term Loan Commitments would exceed the Delayed Term Loan Commitment Amount.

     SECTION 2.2.3. Revolving Loans. No Borrowing of Revolving Loans shall be made if, after giving effect to such Borrowing, the sum of the aggregate outstanding principal amount of all Revolving Loans of all Lenders having Revolving Loan Commitments plus the aggregate amount of all Letter of Credit Outstandings would exceed the Revolving Loan Commitment Amount.

     SECTION 2.2.4. All Loans. No Loan shall be made by any Lender under any Commitment if, after giving effect thereto, the aggregate outstanding principal amount of (i) all such Loans by such Lender and (ii) with respect to the Revolving Loan Commitments, Letter of Credit Outstandings of such Lender would exceed such Lender's Percentage of the Commitment Amount relative to such Commitment.

     SECTION 2.3. Issuer Not Permitted or Required to Issue Letters of Credit. No Issuer shall be permitted or required to issue, or extend the Stated Expiry Date of, any Letter of Credit if, after giving effect thereto, either (i) the aggregate amount of all Letter of Credit Outstandings would exceed the lesser of (A) the then Revolving Loan Commitment Amount less the then aggregate amount of outstanding Revolving Loans and (B) $150,000,000 or (ii) the term of such Letter of Credit would extend beyond one Business Day prior to the Stated Maturity Date.

     SECTION 2.4. Reduction of the Commitment Amounts. (a) The Borrower may, from time to time on any Business Day, voluntarily reduce the Revolving Loan Commitment Amount and the Delayed Term Loan Commitment Amount; provided, however, that (i) all such reductions shall require at least two Business Days' prior written notice to the Administrative Agent and be permanent, and (ii) any partial reduction of any such Commitment Amount shall be in a minimum amount of $5,000,000 and in an integral multiple of $1,000,000.

     (b) All Commitment Amounts shall be automatically reduced to $0 if the initial Credit Extension hereunder is not made on or prior to June 30, 1994.

     (c) On December 31, 1994 the unused Delayed Term Loan Commitment shall be automatically reduced by an amount, if positive, equal to $120,000,000 minus the aggregate principal amount of Delayed Term Loans used to Refund EPIC Redeemable Debt.

     (d) On each date of payment or prepayment of Revolving Loans required pursuant to Section 3.1.5 (regardless of whether there is a sufficient principal amount of Revolving Loans to be so prepaid) the Revolving Loan Commitment Amount will automatically be reduced by an amount equal to the amount of such prepayment.

     (e) On or prior to the Delayed Term Loan Commitment Termination Date, the Delayed Term Loan Commitment will be reduced by an amount equal to the Net Debt Proceeds, Net Account Proceeds, Net Disposition Proceeds and Net Equity Proceeds not used to prepay Loans pursuant to clauses (a) or (b) of Section 3.1.5.

     SECTION 2.5. Borrowing Procedure. The Borrower may from time to time irrevocably request, by delivering a Borrowing Request to the Administrative Agent, (i) in the case of LIBO Rate Loans, not later than 12:00 Noon, New York City time, not less than three Business Days before a proposed Borrowing or
(ii) in the case of Base Rate Loans, not later than 12:00 Noon, New York City time, not less than one Business Day before a proposed Borrowing, that a Borrowing be made in a minimum amount of $5,000,000 and an integral multiple of $1,000,000, or, in the unused amount of the applicable Commitment. Upon the receipt of each Borrowing Request, the Administrative Agent shall give prompt notice thereof to each Lender on the same day such Borrowing Request is received. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans, and shall be made on the Business Day, specified in such Borrowing Request. On or before 12:00 Noon, New York City time, on such Business Day, each Lender having a Commitment for the type of Loan being requested shall deposit with the Administrative Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account maintained by the Administrative Agent which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall make such funds available to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

     SECTION 2.6. Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Administrative Agent on or before 12:00 Noon, New York City time, on a Business Day, the Borrower may from time to time irrevocably elect, on not less than three Business Days' notice that all, or any portion in an aggregate minimum amount of $5,000,000 and an integral multiple of $1,000,000, of any Loans, be, in the case of Base Rate Loans, converted into LIBO Rate Loans or, in the case of LIBO Rate Loans, be converted into a Base Rate Loan or continued as a LIBO Rate Loan of such type; provided, however, that (i) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of the applicable Lenders, and (ii) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Default has occurred and is continuing. Absent delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan.

     SECTION 2.7. Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan; provided, however, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, affiliate or international banking facility. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Section 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans by purchasing Dollar deposits in its LIBOR Office's interbank eurodollar market.

     SECTION 2.8. Letter of Credit Issuance Procedures. By delivering to the Administrative Agent an Issuance Request on or before 10:00 a.m., New York City time, the Borrower may from time to time request that an Issuer issue a Letter of Credit. Each such request shall be made on not less than two Business Days' notice (or such shorter period as may be agreed to by the Administrative Agent), and not less than 30 days prior to the Revolving Loan Commitment Termination Date. Upon receipt of an Issuance Request, the Administrative Agent shall promptly on the same day notify the applicable Issuer and each Lender having a Revolving Loan Commitment thereof. Each Letter of Credit shall by its terms be stated to expire (whether originally or after giving effect to any extension) on a date (its "Stated Expiry Date") no later than the earlier of (i) the one year anniversary of the date of issuance or extension of such Letter of Credit; provided, however, that, subject to clause (ii) below, this clause (i) shall not prevent an Issuer from agreeing that a Letter of Credit will automatically be renewed annually for a period not to exceed one year if the Issuer does not cancel such renewal; provided, further, that such Issuer shall deliver a written notice to the Administrative Agent setting forth the last day on which such Issuer may give notice that it will not extend (a "Notification Date" with respect to such Letter of Credit) at least ten Business Days prior to such Notification Date; provided, further, that, unless the Required Lenders otherwise consent, such Issuer shall give notice that it will not extend if it has knowledge that an Event of Default has occurred and is continuing on such Notification Date and (ii) three days prior to the Revolving Loan Commitment Termination Date. The Borrower and each Issuer of a Letter of Credit may amend or modify such Letter of Credit upon written notice to the Administrative Agent only; provided, however, that (A) any amendment constituting an extension of such Letter of Credit's Stated Expiry Date shall comply with the provisions of the immediately preceding sentence and (B) any amendment constituting an increase in the Stated Amount of such Letter of Credit shall be deemed a request for the issuance of a new Letter of Credit and shall comply with the foregoing provisions of this paragraph.

     Each Issuer will issue each Letter of Credit to be issued by it and will make available to the beneficiary thereof the original of such Letter of Credit.

     The Administrative Agent, each of the Lenders and the Borrower agree that the letters of credit issued pursuant to the 1992 Credit Agreement that are listed in Schedule II hereto and outstanding as of the Closing Date shall for all purposes of this Agreement (other than with respect to fees or other charges payable upon the issuance of Letters of Credit pursuant to Section 3.3.2) be deemed to have been issued as Letters of Credit under and pursuant to the terms of this Agreement on the Closing Date and shall be given effect in any calculation of Letter of Credit Outstandings.

     SECTION 2.8.1. Other Lenders' Participation. Automatically, and without further action, upon the issuance of each Letter of Credit (and, with respect to the letters of credit listed on Schedule II hereto, as of the Closing Date), each Lender having a Revolving Loan Commitment (other than the Issuer of such Letter of Credit) shall be deemed to have irrevocably purchased from such Issuer, to the extent of such Lender's Percentage of the Revolving Loan Commitment Amount, a participation interest in such Letter of Credit (including any Reimbursement Obligation and any other Contingent Liability with respect thereto), and such Lender shall, to the extent of its Percentage of such Revolving Loan Commitment Amount, be responsible for reimbursing promptly (and in any event within one Business Day after receipt of demand for payment from such Issuer, together with accrued interest from the day of such demand) such Issuer for any Reimbursement Obligation which has not been reimbursed in accordance with Section 2.8.3. In addition, such Lender shall, to the extent of its Percentage of the Revolving Loan Commitment Amount, be entitled to receive a ratable portion of the Letter of Credit participation fee payable pursuant to Section 3.3.2 with respect to each Letter of Credit and a ratable portion of any interest payable pursuant to Section 2.8.2 and Section 3.2.2 and, if entitled thereto, a ratable portion of any principal payment made by the Borrower.

     SECTION 2.8.2. Disbursements. Subject to the terms and provisions of each Letter of Credit and this Agreement, upon presentment of any Letter of Credit to the Issuer thereof for payment, such Issuer shall make such payment to the beneficiary

(or its designee) of such Letter of Credit on the date designated for such payment (the "Disbursement Date"). Such Issuer will promptly notify the Borrower and each of the Lenders having a Revolving Loan Commitment and, if such Issuer is not Scotiabank, the Administrative Agent, of the presentment for payment of any such Letter of Credit, together with notice of the Disbursement Date thereof. Prior to 12:00 noon, New York City time, on the next Business Day following the Disbursement Date, the Borrower will reimburse the Administrative Agent, for the account of such Issuer, for all amounts disbursed under such Letter of Credit, together with all interest accrued thereon since the Disbursement Date. To the extent the Administrative Agent does not receive payment in full, on behalf of the Issuer, in accordance with the third sentence of this Section, the Borrower's Reimbursement Obligation shall accrue interest at a fluctuating rate determined by reference to the Alternate Base Rate plus 1/2 of 1%, plus or minus the Applicable Rate Modifier, if any (for one day following the Disbursement Date), and thereafter at the Alternate Base Rate plus an additional margin of 2.75% per annum, payable on demand. In the event the Borrower fails to notify the Administrative Agent and the Issuer prior to 12:00 noon, New York City time, on the Disbursement Date that the Borrower intends to pay the Administrative Agent, for the account of the Issuer, for the amount of such drawing with funds other than proceeds of Revolving Loans, or the Administrative Agent does not receive such reimbursement payment from the Borrower prior to 12:00 noon, New York City time, on the next Business Day following the Disbursement Date (or if the Issuer must for any reason return or disgorge such reimbursement), the Lenders (including the Issuer) shall, on the terms and subject to the conditions of this Agreement, fund the Reimbursement Obligation therefor by making, on the next Business Day, Revolving Loans which are Base Rate Loans as provided in Section 2.1.3 (the Borrower being deemed to have given a timely Borrowing Request therefor for such amount); provided, however, that for the purpose of determining the availability of any unused Revolving Loan Commitment Amount immediately prior to giving effect to the application of the proceeds of such Revolving Loans, such Reimbursement Obligation shall be deemed not to be outstanding at such time and, if entitled thereto, a ratable portion of any payment made by the Borrower.

     SECTION 2.8.3. Reimbursement. The obligation (the "Reimbursement Obligation") of the Borrower under Section 2.8.2 to reimburse an Issuer with respect to each disbursement under a Letter of Credit (including interest thereon), and, upon the failure of the Borrower to reimburse such Issuer, the obligation of each Lender having a Revolving Loan Commitment to reimburse such Issuer, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or such Lender, as the case may be, may have or have had against an Issuer or any Lender, including any defense based upon the failure of any disbursement under a Letter of Credit to conform to the terms of the applicable Letter of Credit (if, in the applicable Issuer's good faith opinion, such disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Letter of Credit; provided, however, that nothing herein shall require the Borrower or such Lender, as the case may be, to reimburse the applicable Issuer for any wrongful disbursement made by such Issuer under a Letter of Credit as a result of acts or omissions determined by a court of competent jurisdiction to constitute gross negligence or wilful misconduct on the part of such Issuer.

     SECTION 2.8.4. Deemed Disbursements. Upon the occurrence and during the continuation of any Event of Default of the type described in Section 8.1.9 or, with notice from the Administrative Agent, upon the occurrence and during the continuation of any other Event of Default, an amount equal to the then aggregate amount of each Letter of Credit which is undrawn and available under all issued and outstanding Letters of Credit shall, without demand upon or notice to the Borrower, be deemed to have been paid or disbursed by the Issuer under such Letters of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed) and the Borrower shall be immediately obligated to pay to the Issuer of each Letter of Credit an amount equal to such amount. Any amounts so payable by the Borrower pursuant to this Section shall be deposited in cash with the Administrative Agent and held as cash collateral security for payment of Obligations arising in connection with such Letter of Credit. At such time when such Event of Default shall have been cured or waived (and provided no other Default has occurred and is continuing and the Obligations have not been accelerated pursuant to Section 8.2 or 8.3), the Administrative Agent shall promptly return to the Borrower all amounts then on deposit with the Administrative Agent pursuant to this clause (including accrued interest), net of any amount (including accrued interest) applied to the payment of any Obligations.

     SECTION 2.8.5. Nature of Reimbursement Obligations. The Borrower and, to the extent set forth in Section 2.8.1, each Lender shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. No Issuer (except to the extent of its own gross negligence or wilful misconduct) shall be responsible for:

                      (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

                      (b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

                      (c) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

                      (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, telecopy or otherwise; or

                      (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a disbursement under a Letter of Credit.

None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to the Issuer or any Lender hereunder. In furtherance and extension and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by any Issuer in good faith (and not constituting gross negligence or willful misconduct) shall be binding upon the Borrower and each Lender, and shall not put such Issuer under any resulting liability to the Borrower, or any Lender, as the case may be.

     SECTION 2.8.6. Increased Letter of Credit Costs. If by reason of any change after the date hereof in applicable law, regulation, rule, decree or regulatory requirement or any change after the date hereof in the interpretation or application by any judicial or regulatory authority of any law, regulation, rule, decree or regulatory requirement, or compliance by any Issuer or any Lender with any direction, request or requirement (whether or not having the force of law) of any governmental or monetary authority, including Regulation D of the F.R.S. Board:

                      (a) any Issuer or any Lender shall be subject to any tax, levy, charge or withholding (other than (i) Taxes and Excluded Taxes and (ii) taxes on net income and franchise taxes) of any nature or to any variation thereof or to any penalty with respect to the maintenance or fulfillment of its obligations under this Section 2.8, whether directly or by being indirectly suffered by such Issuer or any Lender;

                      (b) any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of any Letters of Credit issued by any Issuer or participations therein purchased by any Lender or any commitment with respect thereto; or

                      (c) there shall be imposed on any Issuer or any Lender any other condition regarding this Section 2.8, any Letter of Credit or any participation therein;

and the result of the foregoing is directly or indirectly to increase the cost to such Issuer or such Lender of issuing, making or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or to reduce any amount receivable in respect thereof by such Issuer or such Lender, then and in any such case such Issuer or such Lender may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify the Borrower thereof, and the Borrower shall pay, within five days of its receipt of such notice, such amounts as such Issuer or Lender may specify to be necessary to compensate such Issuer or Lender for such additional cost or reduced receipt, together with interest on such amount from the date demanded until such payment is due at a rate equal at all times to the Alternate Base Rate plus 1/2 of 1% per annum, plus or minus the Applicable Rate Modifier, if any. The determination by such Issuer or Lender, as the case may be, of any amount due pursuant to this Section, as set forth in a statement setting forth the calculation thereof, in reasonable detail, shall, in the absence of manifest error, be final and conclusive and binding on all of the parties hereto.

     SECTION 2.8.7. Determination of the Issuer. (a) Upon the receipt by the Administrative Agent of an Issuance Request requesting the issuance of a Letter of Credit, in the event the Administrative Agent elects to issue such Letter of Credit, the Administrative Agent shall promptly so notify the Borrower, and the Administrative Agent shall be the Issuer with respect thereto. In the event that the Administrative Agent, in its sole discretion, elects not to issue such Letter of Credit, the Administrative Agent shall promptly so notify the Borrower and the Borrower may request any other Lender to issue such Letter of Credit; provided, however, that anything contained in this Agreement to the contrary notwithstanding, there shall not be more than three Issuers (not including the Administrative Agent in its capacity as an Issuer) with Letters of Credit outstanding at any one time. Any such Lender so requested to issue such Letter of Credit shall promptly notify the Borrower and the Administrative Agent whether, in its sole discretion, it has elected to issue such Letter of Credit, and any such Lender which so elects to issue such Letter of Credit shall be the Issuer with respect thereto. In the event that all other Lenders shall have declined to issue such Letter of Credit (or, if there are already three Issuers (other than the Administrative Agent) and all three such Issuers have declined to issue such Letter of Credit), notwithstanding the prior election of the Administrative Agent not to issue such Letter of Credit, the Administrative Agent shall be obligated to issue the Letter of Credit requested by the Borrower and shall be the Issuer with respect to that Letter of Credit.

     (b) Each Issuer which elects to issue a Letter of Credit shall promptly give written notice to the Administrative Agent and each other Lender of the information required under Section 2.8.2 relating to such Letter of Credit.

     (c) Upon satisfaction or waiver of the conditions set forth in Article V, the Issuer shall issue the requested Letter of Credit in accordance with the Issuer's standard operating procedures.

     SECTION 2.9. Register. (a) The Administrative Agent will record in the Register Term Loan Commitments, Delayed Term Loan Commitments, Revolving Loan Commitments, Term Loans, Delayed Term Loans, Revolving Loans and Letters of Credit from time to time of each Lender and each payment in respect thereof. Any such recordation shall be conclusive and binding on the Borrower, absent manifest error. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower's Obligations in respect of such Loans or the Letters of Credit.

     (b) Each Lender will record in its internal records (including, without limitation, any promissory note described in the last sentence of this clause
(b)) the amount of each Term Loan, Delayed Term Loan and Revolving Loan made, and each Letter of Credit issued or participated in, by it and each payment in respect thereof. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower's Obligations in respect of such Loans or the Letters of Credit. Any such recordation shall be conclusive and binding on the Borrower, absent manifest error; provided, however, that in the event of any inconsistency between the Register and any Lender's records, the recordation in the Register shall govern. If so requested by any Lender by written notice to the Borrower (with a copy to the Administrative Agent), the Borrower shall execute and deliver to such Lender at any time a promissory note or promissory notes to evidence such Lender's Loans; provided, however, that any such promissory note shall be in a form approved by the Administrative Agent.

                                  ARTICLE III

                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

     SECTION 3.1. Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of each Loan upon the Stated Maturity Date therefor. Prior thereto, repayments and prepayments of Loans shall be made as set forth in this Section 3.1. Each repayment or prepayment of any Loans made pursuant to this Section 3.1 shall be without premium or penalty, except as may be required by Section 4.4.

     SECTION 3.1.1. Voluntary Prepayments. The Borrower may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided, however, that

                      (a) any such prepayment shall be made pro rata among Loans of the same type and, if applicable, having Interest Periods of the same duration and ending on the same date;

                      (b) any such prepayment of any LIBO Rate Loan made on any day other than the last day of the Interest Period for such Loan shall obligate the Borrower to pay the Lenders as provided in Section 4.4;

                      (c) all such voluntary prepayments shall require prior written notice to the Administrative Agent of at least one Business Day in the case of the prepayment of Base Rate Loans and three Business Days in the case of the prepayment of LIBO Rate Loans; and

                      (d) all such voluntary partial prepayments shall be in an aggregate minimum amount of $5,000,000 and an integral multiple of $1,000,000;

provided, further, however, that (i) the Borrower's voluntary prepayment of the principal of Revolving Loans shall not cause a reduction in the Revolving Loan Commitment Amount, (ii) the Borrower's voluntary prepayment of the principal of any Loans other than Revolving Loans (x) prior to the Delayed Term Loan Commitment Termination Date may be applied against Term Loans or Delayed Term Loans as designated by the Borrower in writing to the Administrative Agent and
(y) after the Delayed Term Loan Commitment Termination Date shall be applied pro rata across Term Loans and Delayed Term Loans and such payments under clauses (x) and (y) shall be applied (A) within Term Loans, to the extent of such prepayment, to the next two remaining scheduled maturities and, thereafter, to the remaining maturities on a pro rata basis and (B) within Delayed Term Loans shall be applied, to the extent of such prepayment, to the next two remaining scheduled maturities and, thereafter, against the remaining maturities on a pro rata basis.

     SECTION 3.1.2. Scheduled Amortization of Term Loans. On each Principal Reduction Date set forth below, the Borrower shall make a scheduled payment of Term Loans in the aggregate principal amount as calculated by reference to the percentage set forth opposite the applicable Principal Reduction Date (as such repayment amount may be adjusted from time to time pursuant to Section 3.1.1 and Section 3.1.5):

                                                                   Percentage of Original Aggregate
                                                                    Principal Amount of Term Loans
              Principal Reduction Date                                  As of the Closing Date
              ------------------------                              ------------------------------
               December 1, 1994                                                 4.820%
               June 1, 1995                                                     4.820%
               December 1, 1995                                                 5.420%
               June 1, 1996                                                     5.420%
               December 1, 1996                                                 6.025%
               June 1, 1997                                                     6.025%
               December 1, 1997                                                 7.230%
               June 1, 1998                                                     7.230%
               December 1, 1998                                                 7.830%
               June 1, 1999                                                     7.830%
               December 1, 1999                                                 9.035%
               June 1, 2000                                                     9.035%
               December 1, 2000                                                 9.640%
               June 1, 2001                                                     9.640%.

         SECTION 3.1.3. Scheduled Amortization of Delayed Term Loans. On each Principal Reduction Date set forth below, the Borrower shall make a scheduled payment of Delayed Term Loans in the aggregate principal amount as calculated by reference to the percentage set forth opposite the applicable Principal Reduction Date (as such repayment amount may be adjusted from time to time pursuant to Section 3.1.1 and Section 3.1.5):

                                                                 Percentage of Aggregate Principal
                                                                    Amount of Delayed Term Loans
              Principal Reduction Date                                  on January 1, 1996
              ------------------------                           ---------------------------------
               December 1, 1994                                                  0.00%
               June 1, 1995                                                      0.00%
               December 1, 1995                                                  0.00%
               June 1, 1996                                                      6.50%
               December 1, 1996                                                  7.79%
               June 1, 1997                                                      7.79%
               December 1, 1997                                                  9.09%
               June 1, 1998                                                      9.09%
               December 1, 1998                                                  9.09%
               June 1, 1999                                                      9.09%
               December 1, 1999                                                 10.39%
               June 1, 2000                                                     10.39%
               December 1, 2000                                                 10.39%
               June 1, 2001                                                     10.39%;

provided, however, that in the event any Delayed Term Loans are repaid or the Delayed Term Loan Commitment Amount is reduced, in either case prior to the Delayed Term Loan Commitment Termination Date by amounts constituting Inverse Order Amounts, then the aggregate amount of such Inverse Order Amounts shall be included as outstanding Delayed Term Loans for purposes of the calculation above and shall then be applied against the scheduled maturities, as so calculated, in inverse order.

         SECTION 3.1.4. Revolving Loans. The Borrower shall on each date when any reduction in the Revolving Loan Commitment Amount becomes effective, including pursuant to clause (a) or (d) of Section 2.4, make a payment (to be applied (or held by the Administrative Agent as cash collateral for application, as the case may be, to the extent such payment would be greater than the aggregate amount of outstanding Revolving Loans immediately prior to the application of any such prepayment) to Obligations outstanding under the Revolving Loan Commitments) in an amount equal to the excess, if any, of the sum of (x) the aggregate outstanding principal amount of all Revolving Loans plus (y) Letter of Credit Outstandings, over the Revolving Loan Commitment Amount as so reduced.

         SECTION 3.1.5. Mandatory Prepayments. The Borrower shall, within two Business Days of the receipt of any (i) Net Disposition Proceeds in any Fiscal Year, make a mandatory prepayment in an amount equal to 50% of any Net Disposition Proceeds in excess of $50,000,000 of Net Disposition Proceeds received by the Borrower in such Fiscal Year (such mandatory prepayment amount is referred to as the "Pro-Rata Amount") and (ii) Net Accounts Proceeds or Net Debt Proceeds, make a mandatory prepayment in an amount equal to 100% of Net Accounts Proceeds and 100% of Net Debt Proceeds so received (such mandatory prepayment amounts are referred to as the "Inverse Order Amount"; the Inverse Order Amount and the Pro-Rata Amount are referred to collectively as the "Prepayment Amount") to be applied to the extent of such prepayment as follows:

                 (a) first, prior to the Delayed Term Loan Commitment Termination Date, to be applied to outstanding Term Loans to the full extent thereof (x) with respect to the Pro-Rata Amount, pro rata against the remaining scheduled maturities and (y) with respect to the Inverse Order Amount, against the remaining scheduled maturities, in the inverse order;

                 (b) second, prior to the Delayed Term Loan Commitment Termination Date, to be applied to the payment of then outstanding Delayed Term Loans;

                 (c) third, after the Delayed Term Loan Commitment Termination Date, to be applied pro rata across outstanding Term Loans and Delayed Term Loans, and within the respective kinds of such Loans, to be applied against the remaining scheduled maturities of outstanding Term Loans and Delayed Term Loans (x) with respect to the Pro-Rata
         Amount, pro rata against the remaining scheduled maturities and (y) with respect to the Inverse Order Amount, against the remaining scheduled maturities, in the inverse order; and

                 (d) fourth, once all Term Loans and Delayed Term Loans have been repaid and the Delayed Term Loan Commitments have been terminated in full, to be applied (or held by the Administrative Agent for application, as the case may be) to Obligations outstanding under the Revolving Loan Commitments with a commensurate and contemporaneous reduction of the Revolving Loan Commitments;

provided, however, that, (x) in the event any of the foregoing provisions of this Section 3.1.5 would require the application of Prepayment Amounts aggregating to an amount less than $5,000,000 and so long as (i) no Default of the type described in clauses (a) through (d) of Section 8.1.9 subject to the proviso set forth therein and (ii) no Event of Default has occurred and is continuing, such Prepayment Amounts shall be payable, and any related reduction in Commitments shall be effective, on the date that is 30 days after the last day of the Fiscal Quarter of the Borrower in which the foregoing provisions of this Section 3.1.5 would otherwise require such prepayment, and any related reduction in Commitments, to be made and (y) if any Default of the type described in clauses (a) through (d) of Section 8.1.9 subject to the proviso set forth therein or any Event of Default has occurred and is continuing, such Prepayment Amount shall be payable on the earlier of (i) the occurrence of any such Default or Event of Default and (ii) within two Business Days of receipt by the Borrower of the Net Disposition Proceeds consisting of such Prepayment Amount; provided, further, that no prepayment shall be required to be made in respect of Cash Equivalent Investments constituting Net Disposition Proceeds until the second Business Day after the then maturity date of such Cash Equivalent Investment.

         SECTION 3.1.6. Acceleration of Stated Maturity Dates. Immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to
Section 8.2 or Section 8.3, the Borrower shall repay all Loans to the full extent of such acceleration.

         SECTION 3.2. Interest Provisions. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this
Section 3.2.

         SECTION 3.2.1. Rates. Subject to Section 3.2.2 and pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrower may elect that Loans comprising a Borrowing accrue interest at the following rates per annum:

                 (a) Alternate Base Rate. On that portion of such Borrowing maintained from time to time as a Base Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus 1/2 of 1%, plus or minus the Applicable Rate Modifier, if any.

                 (b) LIBO Rate. On that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable LIBOR Margin.

         All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.

         SECTION 3.2.2. Post-Maturity Rates. After the date any principal amount of any Loan is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower shall have become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to the Alternate Base Rate plus a margin of 2.75%.

         SECTION 3.2.3. Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

                 (a)  on the Stated Maturity Date therefor;

                 (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan;

                 (c) with respect to Base Rate Loans, on each Quarterly Payment Date;

                 (d) with respect to LIBO Rate Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on each three month anniversary of the date of the commencement of such Interest Period); and

                 (e) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

         SECTION 3.3. Fees. The Borrower agrees to pay the fees set forth in this Section 3.3. All such fees shall be non-refundable.

         SECTION 3.3.1. Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the pro rata account of each Lender with a Revolving Loan Commitment in the case of clause (i) and each Lender with a Delayed Term Loan Commitment in the case of clause (ii), for the period (including any portion thereof when any of its Commitments are suspended by reason of the Borrower's inability to satisfy any condition of Article V) commencing on the Closing Date to (but excluding) the Revolving Loan Commitment Termination Date or the Delayed Term Loan Commitment Termination Date, as the case may be, an ongoing commitment fee at the rate of (i) .375% per annum of the aggregate average daily unused portion of the Revolving Loan Commitment Amount and (ii) .375% per annum of the aggregate average daily unused portion of the Delayed Term Loan Commitment Amount; provided, however, that, during any period that the Maximum Rate Modifier is in effect, the rate per annum set forth in clauses
(i) and (ii) shall be .500% per annum. Such commitment fees shall be payable by the Borrower in arrears on each Quarterly Payment Date and (x) in the case of Revolving Loans, on the Revolving Loan Commitment Termination Date and

(y) in the case of Delayed Term Loans, on the earlier of (A) the first date on which all Delayed Term Loans are outstanding and (B) the Delayed Term Loan Commitment Termination Date.

         SECTION 3.3.2. Letter of Credit Fees. (a) The Borrower agrees to pay to the Administrative Agent for the pro rata account of each Lender having a Revolving Loan Commitment (including the Issuer), a participation fee per annum for each Letter of Credit equal to (x) the Stated Amount of such Letter of Credit multiplied by (y) the Applicable LIBOR Margin less 1/4 of 1%. Such participation fee shall accrue from the date of issuance of any Letter of Credit until the date such Letter of Credit is drawn in full or terminated, and shall be payable in arrears on each Quarterly Payment Date and on the Revolving Loan Commitment Termination Date.

         (b) The Borrower agrees to pay to the Issuer of each Letter of Credit an issuance fee of 1/4 of 1% per annum of the Stated Amount of such Letter of Credit payable to the Issuer in arrears on each Quarterly Payment Date and on the Revolving Loan Commitment Termination Date. The Borrower agrees to reimburse the Issuer, on demand, for all usual and customary fees and out-of-pocket costs and expenses incurred in connection with the issuance or maintenance of any Letter of Credit issued by such Issuer.

         SECTION 3.3.3. Fee Letter Fees. The Borrower agrees to pay the fees in the amounts and at the times set forth in the Fee Letter.


                                   ARTICLE IV

                     CERTAIN LIBO RATE AND OTHER PROVISIONS

         SECTION 4.1. LIBO Rate Lending Unlawful. If any Lender shall determine (which determination shall, upon notice thereof to the Borrower and the Lenders, be conclusive and binding on the Borrower) that after the date hereof the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a LIBO Rate Loan, the obligations of such Lender to make, continue, maintain or convert any such Loans shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and all LIBO Rate Loans of such Lender shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

         SECTION 4.2. Deposits Unavailable. If the Administrative Agent shall have determined that

                 (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to the Administrative Agent in its relevant market; or

                 (b) by reason of circumstances affecting the Administrative Agent's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans of such type, then, upon notice from the Administrative Agent to the Borrower and the Lenders, the obligations of all Lenders under Section 2.5 and Section 2.6 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans shall forthwith be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

         SECTION 4.3. Increased LIBO Rate Loan Costs, etc. In the event that, as a result of any law, rule, regulation or order (or any interpretation thereof and including the introduction of any new law or governmental rule, regulation or order) that becomes effective after the date hereof, or the compliance with any guidelines or request issued or made after the date hereof by any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law),

                 (a) any Lender (or its applicable lending office) shall be subject to any additional tax, duty or other charge (other than (i) Taxes and Excluded Taxes and (ii) taxes on net income and franchise taxes) with respect to its LIBO Rate Loans or its obligation to make LIBO Rate Loans, or shall change the basis of taxation of payments to any Lender of the principal of or interest on its LIBO Rate Loans or its obligation to make LIBO Rate Loans (except for changes (i) in respect of Taxes and Excluded Taxes and (ii) in the rate of tax on the overall gross or net income of such Lender or its applicable lending office imposed by the jurisdiction under whose laws such Lender is organized or the jurisdictions in which such Lender's principal executive office or applicable lending office is located); or

                 (b) any reserve (including, without limitation, any reserve imposed by the F.R.S. Board), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender's applicable lending office shall be imposed or deemed applicable or any other condition affecting its LIBO Rate Loans or its obligation to make LIBO Rate

         Loans or its obligation to make LIBO Rate loans shall be imposed on any Lender or its applicable lending office;

and as a result thereof there shall be any direct or indirect increase in the cost to such Lender of agreeing to make or making, funding or maintaining LIBO Rate Loans (except to the extent already included in the determination of the LIBO Rate), or there shall be a reduction in the amount received or receivable by that Lender or its applicable lending office, then the Borrower agrees to indemnify such Lender and to hold it harmless with respect to such increased costs or to compensate such Lender by an amount equal to such reduced amount, as the case may be. Such Lender shall promptly notify the Administrative Agent and the Borrower in a written certificate of the occurrence of any such event, such certificate to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to such Lender within five days of its receipt of such certificate, and such certificate shall, in the absence of manifest error, be conclusive and binding on the Borrower.

         SECTION 4.4. Funding Losses. In the event any Lender shall incur any reasonable loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan) as a result (other than due to the provisions of Section 4.1 or
4.2 or a default of such Lender or the Administrative Agent) of

                 (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or otherwise;

                 (b) any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor; or

                 (c) any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/ Conversion Notice therefor,

then, upon the written notice of such Lender to the Borrower (with a copy to the Administrative Agent), the Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

         SECTION 4.5. Increased Capital Costs. If after the date hereof any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in its reasonable judgment) that the rate of return on its or such controlling Person's capital as a consequence of its Commitments or its commitments to issue, maintain or participate in any Letter of Credit, the Loans made by such Lender or the issuance, maintenance of or participation in any Letter of Credit by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon the delivery of a written certificate from time to time by such Lender to the Borrower, the Borrower shall, within two Business Days of its receipt thereof, pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. Each such certificate of such Lender shall include calculations of any such additional amount or amounts in reasonable detail and shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Lender may use any method of averaging and attribution that it (in its reasonable judgment) shall deem applicable.

         SECTION 4.6. Taxes. All payments to any Lender, Issuer, the Co-Agents in their capacity as such, the Collateral Agent in its capacity as such or to the Administrative Agent in its capacity as such (a "Payee") by the Borrower of principal of, and interest on, the Loans and the Notes, all payments on Reimbursement Obligations and Letters of Credit and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding (a) franchise taxes and taxes which are imposed on or measured by any Payee's gross receipts or gross income by a jurisdiction under the laws of which it is organized, is qualified to do business or in the case of a Lender, has its LIBOR Office, and (b) taxes imposed on or measured by any Payee's net income or receipts (except for any tax, fee or similar charge with respect to or measured by net income or receipts imposed by a State of the United States of America or a political subdivision thereof other than a jurisdiction in which the Payee is organized, or has a branch or office) (such non-excluded items being called "Taxes" and such excluded items being called "Excluded Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will

                 (i) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                 (ii) promptly forward to the Administrative Agent an official receipt or other documentation reasonably satisfactory to the Administrative Agent evidencing such payment to such authority; and

                 (iii) so long as such Payee is in compliance with the provisions of the last paragraph of this Section 4.6, pay to the Administrative Agent for the account of such Payees such additional amount or amounts as is necessary to ensure that the net amount actually received by such Payee will equal the full amount such Payee would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Administrative Agent or any Payee with respect to any payment received by the Administrative Agent or such Payee hereunder, the Administrative Agent or such Payee may pay such Taxes and, so long as such Payee is in compliance with the provisions of the last paragraph of this Section 4.6, the Borrower will promptly after receiving written demand therefor, which demand shall be accompanied by a certificate describing in reasonable detail the basis thereof, pay such additional amounts (including any penalties, interest or reasonable out-of-pocket expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had such Taxes not been asserted.

         So long as the Payee is in compliance with the provisions of the last paragraph of this Section 4.6, if the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of the respective Payees, the required receipts or other required documentary evidence, the Borrower shall indemnify the Payees for any incremental Taxes, interest or penalties that may become payable by any Payee as a result of any such failure. For purposes of this Section 4.6, a distribution hereunder by the Administrative Agent or any Payee to or for the account of any Payee shall be deemed a payment by the Borrower.

         Each Payee agrees that if it receives a final tax credit, tax deduction or tax refund with respect to this Section 4.6, such Payee shall reimburse the Borrower to the extent of the benefit thereof to such Payee. The determination of whether there is any such benefit and the amount thereof shall be made at the sole discretion of the Payee.

         Each Payee that is created or organized under the laws of the United States of America or any State thereof shall on the date such Payee executes this Agreement (or, if later, the date on which such Payee becomes a Payee) and at such other times as may be necessary in the determination of the Borrower or the Administrative Agent (each in the reasonable exercise of its discretion) deliver to the Borrower and to the Administrative Agent an IRS Form W-9 (or any successor or substitute form or forms as may be required to avoid withholding of United States federal income tax). Each Payee that is created or organized under the laws of a jurisdiction other than the United States of America or any State thereof shall, on the date such Payee executes this Agreement or, if later, the date on which such Payee becomes a Payee pursuant to this Agreement, provide to each of the Borrower and the Administrative Agent either (i) two true, accurate and complete original signed copies of IRS Form 1001 (or any successor or substitute form or forms) or (ii) two true, accurate and complete original signed copies of IRS Form 4224 (or any successor or substitute form or forms), evidencing such Payee's entitlement to receive all payments of interest, fees, commissions and any other amount payable hereunder or under the Loan, the Notes, the Reimbursement Obligations, the Letters of Credit or the other Loan Documents without deduction or withholding of any United States of America federal income tax. In addition, within 30 days of request therefor by the Borrower or the Administrative Agent, each Payee shall deliver to each of the Borrower and the Administrative Agent two executed copies of such other certifications, forms or documents (collectively, "Other Tax Forms") which, under the laws of any jurisdiction or the regulations of any taxing authority, will permit the Borrower and the Administrative Agent to make payments hereunder or under the Notes or the other Loan Documents without deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate; provided; however, that such Payee is entitled under applicable law to provide such requested Other Tax Form and can accurately provide such requested Other Tax Form without prejudice to such Payee's interests. Subject to the proviso contained in the last sentence of this paragraph, each Payee further agrees to deliver to each of the Borrower and the Administrative Agent from time to time (i) IRS Form 1001 or IRS Form 4224, as the case may be, and (ii) any applicable Other Tax Form, before or promptly after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent pursuant to this paragraph. For purposes of the immediately preceding sentence, a funding of a LIBO Rate Loan by any Payee created or organized under the laws of a jurisdiction other than the United States of America or any State thereof by one or more foreign branches or affiliates of, or international banking facilities created by, such Payee pursuant to Section 2.7 of this Agreement occurring after the date such Payee executes this Agreement (or, if later, the date on which such Payee becomes a Payee) shall be deemed an event requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent pursuant to this paragraph. Further (i) each Payee that delivers IRS Form 1001 hereby covenants and agrees to deliver to each of the Borrower and the Administrative Agent within 5 days prior to January 1, 1996, and every third anniversary of such date thereafter (or more often if required by law or reasonably requested by the Borrower or the Administrative Agent) on which this Agreement is still in effect, two true, accurate and complete original signed copies of IRS Form 1001 (or any successor or substitute form or forms required under the Code or the applicable regulations promulgated thereunder) and (ii) each Payee that delivers IRS Form 4224 hereby covenants and agrees to deliver to each of the Borrower and the Administrative Agent within 15 days prior to the beginning of each subsequent taxable year of such Payee (or more often if required by law or reasonably requested by the Borrower or the Administrative Agent) during which this Agreement is still in effect, two true, accurate and complete original signed copies of IRS Form 4224 (or any successor or substitute form or forms required under the Code or the applicable regulations promulgated thereunder) unless, in the case of either clause (i) or clause (ii) above, as a result of the adoption of or a change in applicable law (including any statute, treaty, ruling, or regulation by a governmental, judicial or taxing authority), such Payee is not entitled to provide, or may not accurately provide, such a form.

         SECTION 4.7. Payments, Computations, etc. Unless otherwise expressly provided, all payments by the Borrower pursuant to this Agreement, the Notes or any other Loan Document shall be made by the Borrower to the Administrative Agent for the pro rata account of the Lenders entitled to receive such payment. All such payments required to be made to the Administrative Agent shall be made, without setoff, deduction or counterclaim, not later than 11:00 a.m., New York City time, on the date due, in same day or immediately available funds, to such account as the Administrative Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall remit in same day funds to each Lender its share, if any, of such payments received by the Administrative Agent for the account of such Lender on the same day it receives such payment if such payment is received on or before 11:00 a.m. or on the Business Day following receipt thereof if such payment is received after 11:00 a.m., and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of (i) 360 days in the case of LIBO Rate Loans and (ii) 365 or 366 days, as the case may be, in the case of Base Rate Loans and fees. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (c) of the definition of the term "Interest Period" with respect to LIBO Rate Loans) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

         SECTION 4.8. Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any of its Loans or other Obligations owing to it (other than pursuant to the terms of Sections 2.8.6, 4.3, 4.4 and 4.5) in excess of its pro rata share of payments then or therewith obtained by all Lenders with respect to their same Loans or other same Obligations owing to them, such Lender shall purchase from the other Lenders such participations in such Loans or other Obligations as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of

                 (a) the amount of such selling Lender's required repayment to the purchasing Lender to

                 (b)  the total amount so recovered from the purchasing Lender)

of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

         SECTION 4.9. Setoff. Each Lender shall, upon the occurrence of any Event of Default described in clauses (a) through (d) of Section 8.1.9 or, with the consent of the Required Lenders, any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Borrower hereby grants to each Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Lender or any Affiliate of such Lender; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.8. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

         SECTION 4.10. Lender's Duty to Mitigate. Each Lender agrees that, as promptly as practicable after it becomes aware of the occurrence of an event or the existence of a condition that would cause it to be affected under Section 2.8.6, 4.1, 4.3 or 4.6, or that would entitle such Lender to receive payments under Section 4.5 or that would result in the incurrence of Taxes by such Lender, it will, to the extent not inconsistent with such Lender's internal policies, use reasonable efforts to make, fund, or maintain its affected LIBO Rate Loans or Letters of Credit or participations therein through another lending office of such Lender if, as a result thereof, the additional moneys which would otherwise be required to be paid to such Lender pursuant to Section
4.3 or 4.5, as the case may be, would be materially reduced, or the illegality or other adverse circumstances which would otherwise require a conversion of such Loans pursuant to Section 4.1 would cease to exist, and if, as determined by such Lender in its sole discretion, the making, funding or maintaining of such Loans, Letters of Credit or participations therein through such other lending office would not otherwise adversely affect such Loans, Letters of Credit, participations or such Lender; provided, however, that such Lender shall not be obligated to utilize such other lending office unless the Borrower agrees to pay all reasonable expenses incurred by any

Lender in utilizing another lending office pursuant to this Section.

         SECTION 4.11. Replacement of Lenders. Each Lender hereby severally agrees that if such Lender makes demand upon the Borrower for compensation resulting from any materially increased costs pursuant to Section 2.8.6, 4.3,
4.5 or 4.6 and such costs are materially greater (as determined by the Borrower in the reasonable exercise of its discretion) than the aggregate amount of payments made or required to be made to at least one other Lender which is subject to similar regulatory requirements giving rise to such increased costs and has Commitments or Loans in an amount similar to the Commitments and Loans of the affected lender (the "Affected Lender"), so long as no Event of Default shall have occurred and be continuing and the Borrower shall have obtained a commitment from an Eligible Assignee (which may be another Lender) (a "Replacement Lender") to become a Lender for all purposes under this Agreement and assume all obligations of the Affected Lender, the Borrower may, within 120 days of receipt of such demand, give notice (a "Replacement Notice") in writing to the Administrative Agent and the Affected Lender of its intention to replace the Affected Lender with a financial institution designated in such Replacement Notice; provided, however, that the Replacement Lender shall be acceptable to each Issuer that has issued any Letter of Credit then outstanding and the Administrative Agent, or if it is not an Issuer, the Administrative Agent; provided, further, that concurrently with such termination (i) the Borrower and/or the Replacement Lender, as applicable, shall pay the Affected Lender an amount equal to all principal, interest, fees and other amounts owed or accrued to the Affected Lender (including, without limitation, amounts, if any, owed under Section 2.8.6, 4.3, 4.4, 4.5 or 4.6) to the date on which such termination becomes effective and (ii) all documents and supporting materials necessary, in the reasonable judgment of the Administrative Agent (or if the Administrative Agent (the "Existing Administrative Agent") is also the Lender to be terminated, any successor Administrative Agent appointed in accordance with the provisions of Section 9.4 following the resignation of the Existing Administrative Agent as described therein) to evidence the substitution of the Replacement Lender for the Affected Lender shall have been received by the Administrative Agent as of such date, together with a processing and recordation fee of $3,000 which shall have been paid by the Borrower to the Administrative Agent. Upon the effective date of such assignment, such Replacement Lender and such Replacement Lender shall become a "Lender" for all purposes under this Agreement and all other Loan Documents.

         SECTION 4.12. Replacement Event. (a) If a Replacement Event occurs with respect to any Lender, the Affected Replacement Event Lender shall deliver written notice of the occurrence of such Replacement Event to the Administrative Agent within ten days after such occurrence and, as soon as practicable after receipt of such notice, the Administrative Agent shall notify the Borrower and each applicable Issuer thereof.

         (b) Whether or not such notice is delivered to the Administrative Agent, if a Replacement Event occurs, so long as the Administrative Agent has not received written notice from the Affected Replacement Event Lender to the effect that the Benchmark Securities of the Affected Replacement Event Lender have been subsequently rated at a level that would not cause the occurrence of a Replacement Event, any Issuer that has issued a Letter of Credit that is then outstanding or the Administrative Agent, if it is not such an Issuer (all such Issuers and the Administrative Agent being the "Affected Issuers"), or the Borrower may request (by written notice delivered to the Administrative Agent) that the Affected Replacement Event Lender be terminated and replaced as a party to this Agreement to the extent of the unfunded portion of its Commitments. Subject to the provisions of the first sentence of clause (c) below, in the event that a commitment shall have been obtained by (i) an Affected Issuer from an Eligible Assignee acceptable to the Borrower (which approval shall not be unreasonably delayed or withheld) or an Eligible Assignee which is a Lender or (ii) the Borrower from an Eligible Assignee (which may include a Lender) to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Replacement Event Lender to the extent of the unfunded portion of the Affected Replacement Event Lender's Commitments, the Affected Replacement Event Lender will be terminated as a Lender and replaced as a party to this Agreement with respect to the unfunded portion of its Commitments; provided, however, that any such Eligible Assignee described in clause (i) or (ii) shall be acceptable to all Affected Issuers based on the criteria set forth in Section 10.11 (any such acceptable Eligible Assignee being a "Replacement Event Lender"); provided, further, that concurrently with such termination, (A) the Borrower and/or the Replacement Event Lender, as applicable, shall pay the Affected Replacement Event Lender an amount equal to all principal, interest, fees and other amounts owed or accrued to such Affected Replacement Event Lender with respect to the Commitments, Loans (other than its Term Loans or funded Delayed Term Loans) and Letters of Credit to the date on which such termination becomes effective, (B) all of the requirements of Section 10.11 (other than the minimum assignment amount of $5,000,000 if to a Lender or $15,000,000 if to an Eligible Assignee, as set forth in clause (b) of Section 10.11) shall be satisfied with respect to the assumption by the Replacement Event Lender of the affected obligations of the Affected Replacement Event Lender, and (C) all documents and supporting materials necessary, in the reasonable judgment of the Administrative Agent, to evidence the substitution of the

Replacement Event Lender for such Affected Replacement Event Lender shall have been received by the Administrative Agent as of such date, together with a processing and recordation fee of $3,000 which shall be paid by the Affected Replacement Event Lender to the Administrative Agent.

         (c) If such termination and replacement described in clause (b) above have not become effective within 30 days after receipt by the Administrative Agent of notice from any Affected Issuer or the Borrower requesting such termination, then, upon written notice to the Administrative Agent from an Affected Issuer or the Borrower requesting the same, the Affected Replacement Event Lender shall be required to purchase an assignment from such Affected Issuer of rights and obligations relating to such Affected Issuer's Term Loans and to the extent necessary, if at all, the funded portion of such Affected Issuer's Delayed Term Loans in an aggregate amount up to an amount equal to the aggregate unfunded portion of the Affected Replacement Event Lender's Revolving Loan Commitment on the date of such assignment and, contemporaneously therewith, to assign to such Affected Issuer an equivalent Dollar amount of the Affected Replacement Event Lender's rights and obligations relating to its Revolving Loan Commitment. If more than one Affected Issuer shall deliver such written notice to the Administrative Agent requesting assignments to and from such Affected Issuer, then the assignment described in the immediately preceding sentence shall be made to and from all such Affected Issuers in such amounts as may be agreed by such Affected Issuers. In the event of any assignment by an Affected Replacement Event Lender pursuant to either of the two immediately preceding sentences, the Affected Replacement Event Lender shall pay a processing and recordation fee of $3,000 to the Administrative Agent.

         (d) If any assignment requested by an Affected Issuer described in this Section 4.12 results in the prepayment of any LIBOR Rate Loans, the Borrower shall not be required to pay any compensation otherwise required pursuant to Section 4.4 in connection with the assignment of such LIBOR Rate Loans.


                                   ARTICLE V

                         CONDITIONS TO CREDIT EXTENSION

         SECTION 5.1. Initial Credit Extension. The obligations of each Lender (including, as applicable, the Issuers) to make the initial Credit Extension shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.1.

         SECTION 5.1.1. Resolutions, etc. The Administrative Agent shall have received from each Obligor a certificate, dated the date of the initial Credit Extension, of its Secretary or Assistant Secretary as to

                 (a) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of each Loan Document to be executed by it;

                 (b) the incumbency and signatures of those of its officers authorized to act with respect to each Loan Document executed by it; and

                 (c)  each of its Organic Documents,

upon which certificate each Lender may conclusively rely until it shall have received a further certificate of the Secretary of such Obligor canceling or amending such prior certificate.

         SECTION 5.1.2. Termination or Amendment of Credit Agreements. On or prior to the Closing Date, the Borrower shall have taken and shall have caused EPIC to have taken all necessary actions such that,

                 (a) on or prior to the Closing Date (i) the commitments under the 1992 Credit Agreement and the EPIC Credit Agreement shall have been terminated, (ii) all outstanding obligations thereunder, including, without limitation, any principal, interest, fees, commissions and other amounts accrued and unpaid thereunder (including any fees, commissions or other amounts accrued and unpaid with respect to the letters of credit issued under the 1992 Credit Agreement that are deemed, pursuant to Section 2.8, to have been issued under this Agreement), shall be discharged and (iii) no lender thereunder or other party thereto shall have any Lien over the collateral or any other property of the Borrower or any of its Subsidiaries; and

                 (b) the AmSouth Facility shall have been amended on terms and conditions satisfactory to the Administrative Agent and the guaranty of EPIC Healthcare Group, Inc. relating thereto shall have been amended on terms and conditions satisfactory to the Administrative Agent.

         SECTION 5.1.3.  Transaction Consummated.

                 (a) EPIC Merger Agreement and Related Documents. The Administrative Agent shall have received (with copies for each Lender) a fully executed copy of the EPIC Merger Agreement, and all other certificates, filings, documents, consents, approvals, board of directors resolutions and opinions furnished pursuant to or in connection with the consummation of the EPIC Transaction each of which shall be in form and substance satisfactory to the Administrative Agent and the majority Co-Agents. No amendment, waiver or other modification of, or other forbearance to exercise any rights with respect to, any of the terms or provisions relating to the conditions to the consummation of the EPIC Merger in the EPIC Merger Agreement that could reasonably be expected to have a material adverse effect on the financial condition, operations, assets, business or properties of the Borrower or the Borrower and its Subsidiaries, taken as a whole, shall have been made or consented to by the Borrower (unless otherwise agreed to by the Administrative Agent and the majority Co-Agents).

                 (b) Consummation of EPIC Merger; Delivery of Certificate of EPIC Merger. The EPIC Merger shall have been consummated in accordance with the EPIC Merger Agreement. The Certificate of Merger, in recordable form, shall have been executed by the parties thereto, and the Administrative Agent shall have received evidence satisfactory to it that counterparts thereof have been presented for filing with the Secretary of State of the State of Delaware. The Administrative Agent shall have received a copy of the Certificate of Merger, duly executed and delivered by each party thereto.

                 (c) EPIC Redeemable Debt. The Administrative Agent shall have received a true and correct copy of each irrevocable notice of redemption delivered to the trustees of the EPIC Redeemable Debt which redemption shall have been arranged on terms and conditions satisfactory to the Lenders.

                 (d) Tender; Consent; Amendments to Existing EPIC Subordinated Debt. The Tender and the Consent shall have been consummated on terms and conditions satisfactory to the Administrative Agent. The EPIC 10-7/8% Senior Subordinated Note Indenture, the CMOs and the EPIC 12% Senior Deferred Coupon Note Indenture each shall have been amended by the Supplemental Indenture relating thereto, each of which Supplemental Indentures shall have been executed and delivered by the appropriate trustee and EPIC or its appropriate Subsidiary and become effective.

                 (e) No Default under EPIC Tendered Debt. No Event of Default (as defined in any indenture relating to the EPIC Tendered Debt) shall have occurred or be created as a result of the Transaction.

         SECTION 5.1.4. Subsidiary Guaranty. The Administrative Agent shall have received the Subsidiary Guaranty, dated as of the date hereof, duly executed and delivered by each Subsidiary Guarantor.

         SECTION 5.1.5. Pledge Agreements. The Administrative Agent shall have received executed counterparts of each of the Pledge Agreements, dated as of the Closing Date, duly executed and delivered by each of the parties thereto, together with (i) the certificates, evidencing all of the issued and outstanding shares of capital stock pledged to the Collateral Agent pursuant to the Pledge Agreements on the Closing Date, which certificates shall in each case be accompanied by undated stock powers duly executed in blank, and (ii) evidence reasonably satisfactory to the Collateral Agent that all recordings and other actions which the Collateral Agent shall reasonably deem necessary or advisable to establish, preserve and perfect the Liens granted to the Lenders pursuant to the Collateral Documents have been made or taken (except the capital stock of the Minority Subsidiaries need not be pledged at any time).

         SECTION 5.1.6. Funds Available for the Transaction. On or prior to the Closing Date, the cash proceeds of the Public Offering shall have been applied to the EPIC Merger and the cash proceeds of the Note Offering and the Borrower Effective Date Cash on Hand shall have been applied to the payment of the cash consideration of the Transaction. The amount of such funds not so applied on the Closing Date, together with the amount of Commitments available for such purpose shall be sufficient to pay in full all remaining cash consideration for the Transaction.

         SECTION 5.1.7. Public Offering. The Administrative Agent shall have received copies of all documents, agreements and instruments related to the Public Offering and the other transactions contemplated in connection therewith (including the Borrower's Registration Statement on Form S-3 filed with the Securities and Exchange Commission), all of which shall be in form and substance reasonably satisfactory to the Administrative Agent. The Borrower shall have received gross cash proceeds from the Public Offering in an amount at least equal to $140,000,000.

         SECTION 5.1.8. Issuance of the Subordinated Notes. The Borrower shall have duly authorized, executed and delivered the Subordinated Notes and all other certificates, documents and agreements entered into in connection therewith, and the Administrative Agent shall have received, with counterpart copies for each Lender, true and correct copies of the Subordinated Notes and all other certificates, documents, agreements, consents and opinions furnished pursuant to or in connection therewith, the terms and conditions of which shall be reasonably satisfactory to the Administrative Agent. The Borrower shall have received gross cash proceeds from the issuance of the Subordinated Notes in an amount at least equal to $200,000,000.

         SECTION 5.1.9. Internal Revenue Service Forms. Each applicable Lender shall deliver to the Administrative Agent pursuant to the last paragraph of Section 4.6 two duly completed copies of the appropriate United States Internal Revenue Service Form.

         SECTION 5.1.10. Solvency. The Administrative Agent shall have received a certificate executed by a duly Authorized Officer of the Borrower to the effect that the Borrower will be Solvent after giving effect to the transactions contemplated by this Agreement.

         SECTION 5.1.11. Closing Date Certificate. The Administrative Agent shall have received the Closing Date Certificate, dated the Closing Date and duly executed by an Authorized Officer of the Borrower. All statements in and agreements required to be appended to the Closing Date Certificate shall be in form and substance satisfactory to the Administrative Agent.

         SECTION 5.1.12. Financial Information, etc. The Administrative Agent shall have received, in each case in form and scope reasonably satisfactory to the Administrative Agent, the financial statements referred to in Section 6.5.

         SECTION 5.1.13. Subordination. The Existing Healthtrust Subordinated Notes, the Existing Healthtrust Subordinated Debentures, the Subordinated Notes and the EPIC 10-7/8% Senior Subordinated Notes shall be subordinated in right of payment and of security to all Obligations under this Agreement, and the Administrative Agent shall have received a certificate, duly executed and delivered by an Authorized Officer of the Borrower, to such effect.

         SECTION 5.1.14. Opinions of Counsel. The Administrative Agent shall have received opinions, dated the date of the initial Credit Extension and addressed to the Administrative Agent and all Lenders, from

                 (a) Waller Lansden Dortch & Davis, special Tennessee counsel to the Borrower, substantially in the form of Exhibit L-1 hereto;

                 (b) Dewey Ballantine, counsel to the Borrower, substantially in the form of Exhibit L-2 hereto;

                 (c) Philip D. Wheeler, Esq., General Counsel to the Borrower, substantially in the form of Exhibit L-3 hereto;

                 (d) Local counsel to the Borrower, substantially in the form of Exhibit L-4 hereto; and

                 (e) Mayer, Brown & Platt, counsel to the Administrative Agent, substantially in the form of Exhibit K hereto.

         SECTION 5.1.15. Closing Fees, Expenses, etc. The Administrative Agent shall have received for its own account, or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to Sections 3.3 and 10.3, if then invoiced.

         SECTION 5.2. All Credit Extensions. The obligation of each Lender (including, as applicable, an Issuer) to make any Credit Extension (including the initial Credit Extension) shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 5.2.

         SECTION 5.2.1. Compliance with Warranties, No Default, etc. Both before and after giving effect to such Credit Extension (but, if any Default of the nature referred to in Section 8.1.5 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds of any Borrowing) the following statements shall be true and correct as of the date of such Credit Extension:

                 (a) the representations and warranties set forth in Article VI shall be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); provided, however, that the condition precedent set forth in this clause (a) shall be satisfied with respect to any representation or warranty (i) made by the Borrower with respect to the Subsidiary Guaranty, (ii) made by the Borrower with respect to the Subsidiary Stock Pledge Agreement, or any other Collateral Document to which a Subsidiary of the Borrower is a party, and (iii) otherwise made by the Borrower with respect to a Subsidiary, unless (A) a Subsidiary or Subsidiaries of the Borrower accounting for more than 10.0% of the consolidated net revenues or more than 10.0% of the consolidated assets of the Borrower, or the Subsidiary Guaranty or Subsidiary Stock Pledge Agreement, or such other Collateral Documents, of such a Subsidiary or Subsidiaries, are the subject of one or more materially false representations or warranties of the types described in this proviso (except that in making such determination (i) EPIC and its Subsidiaries shall be excluded from such calculation for the period commencing on the Closing Date and ending on the 90th day after the Closing Date and
         (ii) EPIC Properties, Inc. shall be excluded from such calculation until such time that all of the CMOs have been redeemed or otherwise retired), or (B) there otherwise exists a Material Adverse Effect in connection with one or more materially false representations or warranties of the types described in this proviso; and

                 (b)  no Default shall have then occurred and be continuing.

         SECTION 5.2.2. Credit Extension Request. The Administrative Agent shall have received a Borrowing Request if Loans are being requested or an Issuance Request if a Letter of Credit is being requested. Each of the delivery of a Borrowing Request or an Issuance Request and the acceptance by the Borrower of the proceeds or other benefits of such Credit Extension shall constitute a representation and warranty by the Borrower that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the statements made in Section 5.2.1 are true and correct.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Lenders and the Administrative Agent to enter into this Agreement and to make Credit Extensions hereunder, the Borrower represents and warrants to the Administrative Agent and each Lender as set forth in this Article VI.

         SECTION 6.1. Organization, etc. The Borrower and each of its Subsidiaries is a corporation or partnership validly organized and existing and in good standing under the laws of the State of its incorporation or organization, is duly qualified to do business and is in good standing as a foreign corporation or partnership in each jurisdiction where the nature of its business requires such qualification, except where the failure to be so qualified or be in good standing would not cause a Material Adverse Effect, and has full corporate or partnership power and authority to enter into and perform its Obligations under this Agreement and each other Loan Document to which it is a party and, except to the extent such failure would not cause a Material Adverse Effect, to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

         SECTION 6.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of this

Agreement and each other Loan Document executed or to be executed by it, and the execution, delivery and performance by each other Obligor of each Loan Document executed or to be executed by it are within the Borrower's and each such Obligor's corporate powers, have been duly authorized by all necessary corporate action, and do not

                 (a) contravene the Borrower's or any such Obligor's Organic Documents;

                 (b) contravene any material contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower or any such Obligor; or

                 (c) result in, or require the creation or imposition of, any Lien on any of any Obligor's properties other than as provided in the Collateral Documents or permitted under Section 7.2.3.

         SECTION 6.3. Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower or any other Obligor of this Agreement, the Notes or any other Loan Document to which it is or upon consummation of the Tender with respect to EPIC and its Subsidiaries will become a party, or for the Borrower's or any of its Subsidiaries' participation in the consummation of the transactions contemplated hereby except for such authorizations, approvals, notices, filings or other actions that, if not obtained, delivered or performed, would not cause a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended. Each of the Borrower and its Subsidiaries has all permits, licenses and other governmental approvals and all accreditations for the operation of each of its Facilities as are required to be maintained by it pursuant to Section 7.1.7 and is qualified to participate in and receive payment under all private insurance programs having broad application and all Federal, state and local governmental programs providing for payment or reimbursement for services rendered to the extent required by Section 7.1.7.

         SECTION 6.4. Validity, etc. This Agreement and all other documentation relating to letters of credit issued under the 1992 Credit Agreement constitute, and each other Loan Document executed by the Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles (whether at law or in equity) relating to or limiting creditors' rights generally; and each Loan Document executed pursuant hereto by each other Obligor will, on the due execution and delivery thereof by such Obligor, be the legal, valid and binding obligation of such Obligor enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles (whether at law or in equity) relating to or limiting creditors' rights generally.

         SECTION 6.5. Financial Information. Each of (i) the audited balance sheets of the Borrower and each of its Existing Subsidiaries as at August 31, 1993, and the related statements of earnings and cash flow of the Borrower and each of its Existing Subsidiaries and (ii) the unaudited balance sheets of the Borrower and its Existing Subsidiaries as at February 28, 1994 and the related statements of earnings and cash flow of the Borrower and each of its Existing Subsidiaries, copies of which have been furnished to the Administrative Agent and each Lender, have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended; provided, however, that any financial statements delivered pursuant to clause (ii) are subject to normal year-end audit adjustments.

         SECTION 6.6. No Material Adverse Change. Except as has been disclosed in writing to the Administrative Agent and the Lenders prior to the Closing Date, (i) since August 31, 1993, with respect to the Borrower or any of its Existing Subsidiaries, taken as a whole, (ii) since September 30, 1993, with respect to EPIC or any of its Subsidiaries, taken as a whole or (iii) since the Closing Date with respect to the Borrower or any of its Subsidiaries, taken as a whole, no event has occurred which has or would cause a Material Adverse Effect.

         SECTION 6.7. Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of the Borrower, threatened litigation, action, proceeding, or labor controversy affecting the Borrower or any of its Subsidiaries, or any of their respective properties, businesses, assets or revenues, which would cause a Material Adverse Effect or which purports to affect the legality, validity or enforceability of this Agreement, the Notes or any other Loan Document, except (i) as disclosed in writing to the Co-Agents and consented to by the Required Lenders, (ii) malpractice litigation or (iii) as disclosed in Item 6.7 ("Litigation") of the Disclosure Schedule.

         SECTION 6.8. Subsidiaries. The Borrower has no Subsidiaries, except those Subsidiaries

                 (a) which are identified in Item 6.8(a) ("Existing Subsidiaries") of the Disclosure Schedule as of the date hereof or as of the most recent revision of Item 6.8(a) ("Subsidiaries") of the Disclosure Schedule delivered pursuant to clause (j)(i) of Section 7.1.1, as the case may be; or

                 (b) which are permitted to have been acquired in accordance with Section 7.2.5 or 7.2.9.

Item 6.8(c) ("Ownership Interest") of the Disclosure Schedule correctly sets forth the ownership interest of the Borrower in each of its Subsidiaries as of the date hereof or as of the date of the most recent revision of Item 6.8(c) ("Ownership Interest") of the Disclosure Schedule delivered pursuant to clause
(k)(i) of Section 7.1.1, as the case may be.

         SECTION 6.9. Ownership of Properties. The Borrower and each of its Subsidiaries owns good and legal title to all of its material properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens except as permitted pursuant to Section 7.2.3.

         SECTION 6.10. Taxes. The Borrower and each of its Subsidiaries has filed all tax returns and reports required by law to have been filed by it the non-filing of which could result in an aggregate liability of the Borrower and its Subsidiaries in excess of $15,000,000 and has paid all taxes and governmental charges thereby shown to be owing, except to the extent permitted by clause (b) of Section 7.1.2.

         SECTION 6.11.  Pension and Welfare Plans.  Except as disclosed in Item
6.11 ("Pension and Welfare Plans") of the Disclosure Schedule, during the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement and prior to the date of any Borrowing hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Employee Benefit Plan which would reasonably be expected to result in the incurrence by the Borrower or any member of the Controlled Group of any material liability, fine or penalty (other than benefit obligations payable in the ordinary course) and, to the best knowledge of the Borrower and each of its Subsidiaries, no inquiry or investigation has been initiated or undertaken by the U.S. Department of Labor pertaining to any suspected or alleged fiduciary breach relating to any Employee Benefit Plan. Neither the Borrower nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

         SECTION 6.12.  Environmental Warranties.  Except as set forth in Item
6.12 ("Environmental Matters") of the Disclosure Schedule:

                 (a) all facilities and property (including underlying groundwater) owned or leased by the Borrower or any of its Subsidiaries have been, and continue to be, owned or leased by the Borrower and its Subsidiaries in material compliance with all Environmental Laws except for noncompliance which, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or which noncompliance is the subject of a Good Faith Contest;

                 (b) there have been no past, and there are no pending or threatened

                          (i) claims, complaints, notices or requests for information received by the Borrower or any of its Subsidiaries with respect to any alleged violation of any Environmental Law which could reasonably be expected to have a Material Adverse Effect, or

                          (ii) complaints, notices or inquiries to the Borrower or any of its Subsidiaries regarding potential liability under any Environmental Law which could reasonably be expected to have a Material Adverse Effect;

                 (c) there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect;

                 (d) the Borrower and its Subsidiaries have been issued and are in material compliance with all material permits, certificates, approvals, licenses and other authorizations relating to environmental matters which are necessary or desirable for their businesses;

                 (e) no property now or previously owned or leased by the Borrower or any of its Subsidiaries is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the

         CERCLIS or on any similar state list of sites requiring investigation or clean-up;

                 (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect;

                 (g) neither the Borrower nor any Subsidiary of the Borrower has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against the Borrower or such Subsidiary thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

                 (h) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by the Borrower or any Subsidiary of the Borrower that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect; and

                 (i) no conditions exist at, on or under any property now or previously owned or leased by the Borrower which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law which could reasonably be expected to have a Material Adverse Effect.

         SECTION 6.13. Regulations G, U and X. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation G, U or X. Terms for which meanings are provided in F.R.S. Board Regulation G, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

         SECTION 6.14. Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of the Borrower to the Administrative Agent or any Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Administrative Agent and such Lender, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

         SECTION 6.15.  Status of Obligations.

                 (a) The incurrence by the Borrower of all Obligations hereunder and any related Hedging Obligations, and the execution, delivery, maintenance and performance of the Subsidiary Guaranty and the Subsidiary Pledge Agreement, do not and will not violate, or constitute (with due notice or lapse of time or both) an Event of Default (as defined in the indenture related thereto) under the Tendered Debt or the Subordinated Debt.

                 (b) The entry by the Borrower into subordination arrangements with respect to intercompany indebtedness does not and will not violate, or constitute (with due notice or lapse of time or both) a default under, any indenture pursuant to which the Subordinated Debt or the Tendered Debt was issued.

                 (c) The incurrence and maintenance of the first priority security interests in stock pledged to the Collateral Agent pursuant to the Pledge Agreements do not and will not violate, or constitute (with due notice or lapse of time or both) an Event of Default (as defined in the indenture related thereto) under, any indenture pursuant to which the Subordinated Debt or the Tendered Debt was issued.

                 (d) All Loans, when made, and all Reimbursement Obligations, when incurred, will constitute "Senior Indebtedness" and "Specified Senior Indebtedness" or similar defined terms under all indentures (other than the EPIC 12% Senior Deferred Coupon Note Indenture) pursuant to which the Subordinated Debt was or will be issued. The subordination provisions of such indentures pursuant to which such Subordinated Debt was or will be issued, are or will be, as the case may be, enforceable against the holders thereof.


                                  ARTICLE VII

                                   COVENANTS

         SECTION 7.1. Affirmative Covenants. The Borrower agrees with the Administrative Agent, each Lender and each Issuer that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 7.1.

         SECTION 7.1.1. Financial Information, Reports, Notices, etc. The Borrower will furnish, or will cause to be furnished, to each Lender and the Agent copies of the following financial statements, reports, notices and information:

                 (a) as soon as available and in any event within 60 days after the end of each Fiscal Quarter of each Fiscal Year of the Borrower, consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of earnings and consolidated statements of cash flow of the Borrower and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, setting forth in comparative form and details the figures for the corresponding period of the previous Fiscal Year and corresponding budget, certified by an Authorized Officer of the Borrower;

                 (b) as soon as available and in any event within 95 days after the end of each Fiscal Year of the Borrower, a copy of the annual audit report for such Fiscal Year for the Borrower and its Subsidiaries, including therein consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and consolidated statements of cash flow of the Borrower and its Subsidiaries for such Fiscal Year, in each case certified (without any Impermissible Qualification) in a manner acceptable to the Agent and the Required Lenders by any "Big Six" accounting firm selected by the Borrower or any other independent certified public accountants of recognized national standing selected by the Borrower and reasonably acceptable to the Required Lenders, together with a report from such accountants to the effect that, in making the examination necessary for the signing of such annual audit report by such accountants, they have not become aware of any Default that has occurred and is continuing, or, if they have become aware of such Default, describing such Default and the steps, if any, being taken to cure it;provided, however, that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Default that would not be disclosed in the course of their audit examination;

                 (c) as soon as available and in any event within 60 days after the end of each Fiscal Quarter commencing with the Fiscal Quarter ended August 31, 1994, a Compliance Certificate, executed by an Authorized Officer of the

         Borrower, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Agent) compliance with the financial covenants set forth in Section 7.2.4;

                 (d) promptly after the chairman of the board, president, chief executive officer, chief operating officer, principal financial officer, controller or treasurer of the Borrower obtains actual knowledge thereof, notice of the occurrence of any Default, together with a statement of one of the foregoing officers setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;

                 (e) promptly after the chairman of the board, president, chief executive officer, chief operating officer, principal financial officer, controller or treasurer of the Borrower obtains actual knowledge thereof, notice of (y) the occurrence of any material adverse development on the merits with respect to any litigation, action, proceeding, or labor controversy described in Section 6.7 or
         (z) the commencement of any litigation, action, proceeding or labor controversy of the type described in Section 6.7 (other than malpractice litigation);

                 (f) promptly after the sending or filing thereof, copies of all reports which the Borrower sends to any of its securityholders, and all periodic reports, reports on Form 8-K and registration statements which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

                 (g) promptly after becoming aware of the institution of any steps by the Borrower or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which would reasonably be expected to result in the requirement that the Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Employee Benefit Plan which would reasonably be expected to result in the incurrence by the Borrower of any material liability, fine or penalty (other than benefit obligations payable in the ordinary course), or any material increase in the contingent liability of the Borrower with respect to any post-retirement Welfare Plan benefit, or the initiation of any inquiry, investigation or proceeding by the U.S. Department of Labor pertaining to any suspected or alleged fiduciary breach relating to any Employee Benefit Plan, notice thereof and copies of all documentation relating thereto;

                 (h) together with each delivery of financial statements made pursuant to clause (b), a certificate from an Authorized Officer of the Borrower setting forth the details of the establishment by St. Paul Fire and Marine Insurance Co. Inc. (or any other nationally-recognized professional liability or medical malpractice insurer, or any nationally-recognized claims adjustor, in each case selected by the Borrower and reasonably satisfactory to the Administrative Agent) of reserves in an amount equal to or greater than $2,500,000 (in the case of any single claim) or $5,000,000 (in the case of multiple claims arising out of a single incident or a related series of incidents) in respect of actual or potential claims against the Borrower or any of its Subsidiaries related to professional liability or medical malpractice or, in the case of any such reserve previously established, of the increase in such reserve to an amount equal to or greater than $2,500,000 (in the case of any single claim) or $5,000,000 (in the case of multiple claims arising out of a single incident or a related series of incidents), and specifying what action (if any) the Borrower has taken, is taking and proposes to take with respect thereto;

                 (i) promptly after their being made publicly available, copies of all press releases and other statements made available generally by the Borrower to the public concerning material developments in the business of the Borrower and its Subsidiaries;

                 (j) together with each delivery of financial statements of the Borrower and its Subsidiaries pursuant to clause (b) above,

                          (i) a revised Item 6.8 (a) ("Subsidiaries") of the Disclosure Schedule, listing all Subsidiaries of the Borrower as at the end of the applicable Fiscal Year and a revised Item 6.8(c) ("Ownership Interest");

                          (ii) a schedule, in form reasonably satisfactory to the Administrative Agent, for each Facility, and, in the aggregate, for all Facilities of the following information to the extent that such information is not displayed in the financial statements delivered pursuant to clause (a): (A) licensed beds, (B) average daily census, (C) admission and length of stay, (D) number of beds in service, (E) in-patient revenues, (F) outpatient revenues and (G) payor mix; and

                          (iii) information giving details of the operating indicators and financial performance of each general acute care hospital which is owned or leased by a Minority Venture, setting forth in comparative form and details for the corresponding periods of the previous Fiscal Year; provided, however, that the Borrower shall be required to provide the information specified in the preceding clause (ii) and this clause (iii) only to the extent that such information is either in the possession of the Borrower or any of its Subsidiaries or, through reasonable efforts, may be obtained by the Borrower or any such Subsidiaries;

                 (k) together with each delivery of a Compliance Certificate pursuant to clause (c) above, a schedule listing all Indebtedness in excess of $10,000,000 permitted pursuant to clause (l) of Section
         7.2.2 outstanding as of the date of delivery of such schedule; and

                 (l) such other information regarding the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries (but excluding information that federal or state laws or regulations forbid the Borrower or its Subsidiaries to disclose) as any Lender through the Administrative Agent may from time to time reasonably request.

         SECTION 7.1.2. Compliance with Laws, etc. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws (including, without limitation, Environmental Laws), rules, regulations and orders, such compliance to include (without limitation):

                 (a) except as permitted under Section 7.2.9, the maintenance and preservation of its corporate existence and qualification as a foreign corporation;

                 (b) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being contested in good faith by appropriate proceedings and for which adequate reserves, if any, as required in conformity with GAAP, shall have been set aside on its books; and

                 (c) laws, rules, regulations or orders which relate to reimbursement under the Medicare program or state health care programs,

in each case, non-compliance with which would cause a Material Adverse Effect.

         SECTION 7.1.3. Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements all properties of the Borrower and its Subsidiaries material to the business or operations of the Borrower and its Subsidiaries taken as a whole unless the Borrower determines in good faith that the continued maintenance of any such property is no longer economically desirable.

         SECTION 7.1.4. Insurance. The Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Subsidiaries against loss or damage of the kinds customarily insured against by business entities of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other business entities; provided, however, that the Borrower may self-insure against workers' compensation claims (to the extent permitted by applicable law), general liability claims and professional liability claims.

         SECTION 7.1.5. Books and Records. The Borrower will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect all of its business affairs and transactions and permit the Administrative Agent and each Lender or any of their respective representatives, at the expense of such Lender, upon reasonable notice to the Borrower and at reasonable times and intervals, to visit all of its offices, to discuss its financial matters with its officers and independent public accountant (and the Borrower hereby authorizes such independent public accountant to discuss the Borrower's financial matters with each Lender or its representatives whether or not any representative of the Borrower is present; provided, however, that the Borrower shall be given prior written notice of such discussion and the Borrower may, if it so chooses, be present at or participate in any such discussions) and to examine (and photocopy extracts from) any of its books or other corporate records (but excluding patient records and any other materials made private or confidential by federal or state law or regulation).

         SECTION 7.1.6.  Use of Proceeds.  The Borrower shall apply

                 (a) the proceeds of the Term Loans solely to repay in full all amounts outstanding under the 1992 Credit Agreement and thereafter to loan or contribute the proceeds thereof to EPIC or its Subsidiaries to pay in part the cash portion of the purchase price obligations in connection with the acquisition of the Tendered Debt and the tender premiums thereon;

                 (b) the proceeds of the Delayed Term Loans to pay in part the cash portion of its purchase price obligations in connection with the acquisitions contemplated by the Other Transactions (provided, that the aggregate amount of Delayed Term Loans the proceeds of which are used to fund Other Transactions shall not exceed $265,000,000) and for the Borrower to loan or contribute such proceeds to EPIC Healthcare Group, Inc. to redeem the EPIC Redeemable Debt; and

                 (c) the proceeds of the Revolving Loans to (i) pay the transaction costs and expenses of the Transaction (provided that the aggregate amount of such costs and expenses shall not exceed $200,000,000 and the cash portion of its obligation in connection with the Transaction), (ii) for general corporate purposes of the Borrower and its Subsidiaries and (iii) in the case of Letters of Credit, for issuing standby Letters of Credit for general corporate purposes.

         SECTION 7.1.7.  Accreditation and Licensing.

                 (a) The Borrower will, and will cause each of its Subsidiaries to, obtain and maintain all permits, licenses and other governmental approvals and all accreditations as may be necessary for the operation of each of its Facilities except those permits, licenses, governmental approvals and accreditations which, if not obtained and maintained, would not cause a Material Adverse Effect; and

                 (b) the Borrower will, and will cause each of its Subsidiaries to, maintain its qualification for participation in and payment under private insurance programs having broad application and federal, state and local governmental programs providing for payment or reimbursement for services rendered, except to the extent any failure to maintain such qualification would not cause a Material Adverse Effect.

         SECTION 7.1.8. Subsidiary Advances. The Borrower will cause its Subsidiaries to make advances to the Borrower from time to time which in the aggregate are sufficient, together with other funds of the Borrower, to enable the Borrower to pay its Obligations when due.

         SECTION 7.1.9. Future Subsidiaries. On or prior to the 91st day after the Closing Date, the Borrower shall cause (i) EPIC and each of its Subsidiaries (other than JV Subsidiaries) to become parties to the Subsidiary Guaranty, and (ii) EPIC and each of its relevant Subsidiaries to become parties to the Subsidiary Pledge Agreement and deliver certificates representing all of the issued and outstanding shares of capital stock (other than the capital stock of EPIC Properties, Inc.) of EPIC and its Subsidiaries, together with duly executed stock powers in blank to the Collateral Agent. On or prior to the thirtieth day following the redemption in full of the CMOs, the Borrower shall cause EPIC to deliver to the Collateral Agent an executed counterpart of the Subsidiary Stock Pledge Agreement and stock certificates representing all of the issued and outstanding capital stock of EPIC Properties, Inc., together with duly executed stock powers in blank. Upon any other Person becoming, after the Effective Date, a Subsidiary of the Borrower (other than a JV Subsidiary), the Borrower shall notify the Administrative Agent of such event and such Subsidiary shall become a party to the Subsidiary Guaranty and the Subsidiary Stock Pledge Agreement in a manner reasonably satisfactory to the Administrative Agent. In addition, the Borrower shall provide the Administrative Agent and the Lenders with such opinions of legal counsel, in form and substance reasonably satisfactory to the Administrative Agent, as the Administrative Agent may reasonably require, relating to the obligations of such new Subsidiary under the Subsidiary Guaranty and Subsidiary Stock Pledge Agreement.

         SECTION 7.1.10. Environmental Covenant. The Borrower will, and will cause each of its Subsidiaries to,

                 (a) use and operate all of the its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws except for noncompliance which, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or which noncompliance is the subject of a Good Faith Contest;

                 (b) immediately notify the Administrative Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws, and shall promptly cure and have dismissed with prejudice to the satisfaction of the Administrative Agent any actions and proceedings relating to compliance with Environmental Laws except for such claims, complaints, notices and inquiries which, singly or in the aggregate, could not reasonably be expected to have a

         Material Adverse Effect or which are the subject of a Good Faith Contest; and

                 (c) provide such information and certifications which the Administrative Agent may reasonably request from time to time to evidence compliance with this Section 7.1.10.

         SECTION 7.2. Negative Covenants. The Borrower agrees with the Administrative Agent and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 7.2.

         SECTION 7.2.1. Business Activities. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business activity, except the business engaged in by the Borrower and its Subsidiaries on the date hereof and any other business or activities as may be substantially similar, incidental or related thereto.

         SECTION 7.2.2. Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

                 (a) Indebtedness in respect of the Loans and other Obligations and any Refunding thereof so long as (i) the principal amount of such refinancing Indebtedness (or, to the extent such refinancing Indebtedness does not require cash payments prior to maturity, the original issuance price thereof) does not exceed the principal amount of the Obligations so refinanced, (ii) such refinancing Indebtedness, determined as of the date of incurrence, does not require any payments or prepayments of the principal thereof prior to the date that is one month after the final scheduled maturity date of the Obligations being refinanced, (iii) the sole consideration received by the Borrower for such refinancing Indebtedness is cash and
         (iv) such refinancing Indebtedness is otherwise on terms and conditions satisfactory to the Required Lenders;

                 (b) until the 90th day following the Closing Date, the EPIC Redeemable Debt not to exceed $130,000,000 in aggregate principal amount;

                 (c) Indebtedness of Healthtrust or its Subsidiaries existing as of the Effective Date prior to the EPIC Merger which is identified in Item 7.2.2(c) ("Ongoing Indebtedness") of the Disclosure Schedule and any Indebtedness the proceeds of which are used for the Refunding of any such Indebtedness identified in Item

         7.2.2(c) of the Disclosure Schedule so long as with respect to any Subordinated Debt identified therein (i) the principal amount of such Refunding Subordinated Debt (or, to the extent such Refunding Subordinated Debt does not require cash payments prior to maturity, the original issuance price thereof) does not exceed the principal amount (or the original issuance price, as the case may be) of the Subordinated Debt identified in Item 7.2.2(c) so Refunded, (ii) such Refunding Subordinated Debt, determined as of the date of incurrence, does not mature prior to the final scheduled maturity date of the Subordinated Debt identified in Item 7.2.2(c) being Refunded and the Average Life of such Refunding Subordinated Debt is equal to or greater than the remaining Average Life of the Subordinated Debt identified in Item 7.2.2(c) being Refunded and (iii) the terms and conditions of such Refunding Subordinated Debt and the indentures or other agreements pursuant to which such Refunding Subordinated Debt is issued (including, without limitation, those relating to interest rate, principal amortization, redemption, covenants, events of default, remedies and subordination) shall be satisfactory to the Required Lenders;

                 (d) unsecured Indebtedness incurred in the ordinary course of business (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, but excluding Indebtedness incurred through the borrowing of money or Contingent Liabilities);

                 (e) Indebtedness of the Borrower's Subsidiaries owing to the Borrower and unsecured Indebtedness of the Borrower owing to any of its Subsidiaries provided that (i) the obligation of the Borrower to repay Indebtedness to any of its Subsidiaries shall be subject to agreements in form and substance satisfactory to the Required Lenders that the obligations of the Borrower shall be subordinated in right of payment to the payment in full of the Obligations and any related Hedging Obligations, (ii) all Indebtedness of any of the Borrower's Subsidiaries to the Borrower shall be subject to agreements in form and substance satisfactory to the Administrative Agent which shall provide that (x) the obligations of such Subsidiary thereunder shall be subordinated in right of payment to the payment in full of the Obligations of such Subsidiary under the Subsidiary Guaranty and (y) any payment by such Subsidiary under the Subsidiary Guaranty shall discharge an equivalent amount of such Indebtedness, and such Subsidiary shall waive any and all right to offset amounts owed by the Borrower to such Subsidiary against amounts owed by such Subsidiary to the Borrower and (iii) all Indebtedness of any Subsidiary of the Borrower (other than a JV Subsidiary) to any other

         Subsidiary of the Borrower shall be subject to agreements in form and substance satisfactory to the Administrative Agent which shall provide that the obligations of such Subsidiary thereunder shall be subordinated in right of payment to the payment in full of the Obligations of such Subsidiary under the Subsidiary Guaranty and all obligations of such Subsidiary to the Borrower;

                 (f) Indebtedness with respect to the sale of Accounts made as a "Permitted Disposition" to the extent permitted under the definition thereof;

                 (g) Indebtedness with respect to taxes, assessments and other governmental charges being contested in good faith as provided in clause (b) of Section 7.1.2;

                 (h) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business in an aggregate amount not to exceed $10,000,000 at any time; provided, however, that such Indebtedness is extinguished within one Business Day of its incurrence;

                 (i) Contingent Liabilities in the nature of endorsements of negotiable instruments for collection in the ordinary course of business;

                 (j)  Indebtedness in respect of the CMOs;

                 (k) Indebtedness (including Indebtedness in respect of Capitalized Lease Liabilities and the AmSouth Facility) of EPIC and its Subsidiaries outstanding on the Closing Date in an aggregate principal amount not to exceed $45,000,000 and refinancings thereof on terms and conditions satisfactory to the Administrative Agent;

                 (l)  Indebtedness in respect of Non-CMO Debt;

                 (m) Indebtedness in the nature of aggregate recourse liability to the extent such liability relates to the failure of any account debtor in respect of any Account to make any payments in respect thereof; and

                 (n) other Indebtedness (including Indebtedness in respect of Capitalized Lease Liabilities and Contingent Liabilities) in an aggregate principal amount not to exceed at any time $300,000,000; provided, however, that (I) an amount not to exceed $50,000,000 of such Indebtedness may be considered Senior Indebtedness (as defined in the Existing Subordinated Note Indenture) and/or Indebtedness of

         Subsidiaries and (II) the remaining amount of such Indebtedness shall be Subordinated Debt described inclause (ii) of the definition thereof.

                 SECTION 7.2.3. Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

                 (a) Liens securing payment of the Obligations granted pursuant to any Loan Document;

                 (b) Liens granted (i) to secure payment of Indebtedness of the type permitted and described in clauses (c), (j), (k) and (n) (to the extent that such Liens secure Indebtedness described in such clause (n) not in excess of $150,000,000 in principal amount at any time outstanding) of Section 7.2.2 and covering only those assets acquired with the proceeds of such Indebtedness and (ii) in favor of the holders of the EPIC Healthcare Group's 11 7/8% Senior ESOP Notes due September 30, 1998;

                 (c) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or the payment of which is not at the time required by clause (b) of Section 7.1.2;

                 (d) Liens of carriers, warehousemen, mechanics, materialmen, landlords and other Liens imposed by law incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves, if any as required in accordance with GAAP, shall have been set aside on its books;

                 (e) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, bids, performance and return-of-money bonds, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

                 (f) judgment Liens in existence less than 45 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies;

                 (g) Leases or subleases (and related options to purchase the property subject to any such lease or sublease) granted to others not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

                 (h) Easements, rights-of-ways, restrictions and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

                 (i) Liens identified in Item 7.2.3 (i) ("Liens") of the Disclosure Schedule;

                 (j) Liens on Accounts securing the payment of Indebtedness permitted under clause (f) of Section 7.2.2;

                 (k) Liens securing Reimbursement Obligations of the Borrower with respect to Letters of Credit; and

                 (l) Liens in favor of issuers thereof against insurance policies purchased by the Borrower or any of its Subsidiaries.

         SECTION 7.2.4. Financial Condition. The Borrower covenants and agrees as follows:

                 (a) Net Worth. The Borrower will not permit Net Worth at any time during any period set forth below to be less than the amount set forth opposite such period:

                                  Period                                               Net Worth
                                  ------                                               ---------
                 Effective Date through end
                   of Fiscal Year 1994                                                 $900,000,000
                 First 2 Fiscal Quarters of
                   Fiscal Year 1995                                                    $925,000,000
                 Last 2 Fiscal Quarters of
                   Fiscal Year 1995                                                    $950,000,000
                 Fiscal Year 1996                                                    $1,100,000,000
                 Fiscal Year 1997                                                    $1,300,000,000
                 Fiscal Year 1998                                                    $1,500,000,000
                 Fiscal Year 1999                                                    $1,800,000,000
                 Fiscal Year 2000
                   and thereafter                                                    $2,000,000,000

                 (b) Total Debt to EBITDA Coverage Ratio. The Borrower will not permit the Total Debt to EBITDA Coverage Ratio (i) from the Closing Date to August 31, 1994 to exceed 4.25:1.0 and (ii) at any time thereafter during any period set forth below, to be greater than the ratio set forth opposite such period:

                          Period                                                   Ratio
                          ------                                                   -----
                 First 2 Fiscal Quarters
                   of Fiscal Year 1995                                            4.25:1.0
                 Last 2 Fiscal Quarters
                   of Fiscal Year 1995                                            4.00:1.0
                 First Fiscal Quarter
                   of Fiscal Year 1996                                            3.75:1.0
                 Second Fiscal Quarter
                   of Fiscal Year 1996                                            3.50:1.0
                 Third Fiscal Quarter of
                   of Fiscal Year 1996                                            3.25:1.0
                 Last Fiscal Quarter of
                   of Fiscal Year 1996                                            3.00:1.0
                 Fiscal Year 1997                                                 2.50:1.0
                 Fiscal Year 1998                                                 2.25:1.0
                   and thereafter

                 (c) Cash Flow Coverage Ratio. The Borrower will not permit the Cash Flow Coverage Ratio, at any time commencing on and after the Effective Date, to be less than 1.0:1.0.

                 (d) Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio, at any time during any period set forth below, to be less than the ratio set forth opposite such period:

                          Period                                                   Ratio
                          ------                                                   -----

                 Effective Date through end
                   of Fiscal Year 1994                                             4.0:1.0
                 Fiscal Year 1995                                                  4.0:1.0
                 Fiscal Year 1996                                                  4.5:1.0
                 Fiscal Year 1997
                   and thereafter                                                  5.0:1.0

         SECTION 7.2.5. Investments. The Borrower will not, and will not permit any of its Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except:

                 (a) Investments existing on the Effective Date and identified in Item 7.2.5(a) ("Ongoing Investments") of the Disclosure Schedule;

                 (b)  Cash Equivalent Investments;

                 (c) Investments in the Borrower or any of its wholly-owned Subsidiaries;

                 (d)  Investments in joint ventures;

                 (e) Investments in general acute care hospitals or other health care businesses (other than as acquired in the Other Transactions and Hospital Exchanges) or a Person which owns or leases a general acute care hospital or other health care business in an aggregate amount not to exceed $150,000,000 in any Fiscal Year or $310,000,000 from and after the Effective Date, plus an amount equal to the sum of (i) 100% of Net Disposition Proceeds not applied to prepay Loans and (ii) Net Equity Proceeds designated by the Borrower to the Administrative Agent in writing to be used for the purpose of making such investments within one year of the receipt of such Net Equity Proceeds;

                 (f) Investments arising in connection with Permitted Dispositions under Section 7.2.9 not to exceed $100,000,000 from the Effective Date;

                 (g) Investments constituting Hospital Exchanges (but only to the extent of an Investment made with consideration other than cash or Cash Equivalent consideration);

                 (h) Investments not to exceed $265,000,000 in the aggregate constituting the Other Transactions;

                 (i) other Investments in an aggregate amount not to exceed at any time $75,000,000;

provided, however, that

                 (i)  no Investment otherwise permitted by clause (d), (e),
         (f), (g) or (h) shall be permitted to be made if, immediately before or after giving effect thereto, any Default of the type described in clauses (a) through (d) of Section 8.1.9 subject to the proviso set forth therein or any Event of Default shall have occurred and be continuing;

                 (ii)  no Investments otherwise permitted by clause (d), (e),
         (f) or (g) which have not been committed to by the Borrower or any of its Subsidiaries prior to any occurrence thereof shall be permitted if, immediately before or after giving effect thereto, any material adverse effect on the business, operations, assets, condition (financial or otherwise) or prospects of the Borrower or any of its Subsidiaries, taken as a whole, shall have occurred;

                 (iii) no Investment permitted by this Section may be made in any joint venture if, as of the date such Investment is made, incurred or assumed, all joint venture Investments permitted by this Section shall hold assets of the Borrower or any of its Subsidiaries, or any assets contributed by the Borrower or any of its Subsidiaries which are greater (in Dollar amount, in the case of the following clause (x) and number of Facilities and Other Health Care Facilities, in the case of the following clause (y)) than the lesser of (x) 35% of the consolidated book value of the consolidated assets of the Borrower and its Subsidiaries at such time and (y) a number equal to 30% (by number) of all Facilities at such time; provided, further, that the Borrower will not, and will not permit any of its Subsidiaries to, make, incur, assume or suffer to exist any Investments in Minority Ventures if the aggregate amount of assets contributed, which assets shall be valued at book value at the time such contribution is made, net of returns of principal or equity thereon received by the Borrower or any of its Subsidiaries after such contribution is made and loans made available by the Borrower or any of its Subsidiaries to Minority Ventures at such time exceeds $500,000,000; and

                 (iv) any Investments permitted under this proviso shall be reduced by any Investments falling within the terms of clause (a) above.

         SECTION 7.2.6. Restricted Payments, etc. On and at all times after the Effective Date:

                 (a) the Borrower will not declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of the Borrower or on any warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Borrower (other than dividends or distributions payable in its common stock or warrants to purchase its common stock or splitups or reclassifications of its stock into additional or other shares of its common stock) or apply, or permit any of its Subsidiaries to apply, any funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree or permit any of its Subsidiaries to purchase or redeem, any shares of any class of capital stock (now or hereafter outstanding) of the Borrower, or warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Borrower; provided, however, that so long as (i) no Default of the type described in clauses (a) through (d) of Section 8.1.9 subject to the proviso set forth therein, (ii) no Event of Default or (iii) no material adverse effect on the business, operations, assets, condition (financial or otherwise) or prospects of the Borrower or any of its Subsidiaries, taken as a whole, has occurred and is continuing or would occur as a result thereof, the Borrower may

                          (i) repurchase the Borrower's Common Stock from any current or former employee of the Borrower or any of its Subsidiaries in an aggregate amount for all such employees not to exceed $10,000,000 in any Fiscal Year or $50,000,000 from and after the Effective Date;

                          (ii) withhold (and pay related federal, state or local income tax liability) or repurchase the Borrower's Common Stock in satisfaction of the income tax liability incurred under any nonqualified benefit plan established by the Borrower for members of management of the Borrower;

                          (iii) make purchases of Common Stock for the purpose of contributing such Common Stock to any Plan of the Borrower and its Subsidiaries in lieu of making contributions to any Plan in cash; provided, however, that (A) the Borrower may not hold at any one time Common Stock which was so purchased pursuant to this clause (iii) for an amount in excess of $80,000,000 (excluding Common Stock held by the Borrower prior to the Effective Date), (B) the Borrower may not cancel any of such Common Stock and, (C) the Borrower must contribute all such Common Stock before it can make any cash contribution to any such Plan, other than cash payments made in respect of withholding taxes thereon or to meet expenses relating to the administration of such Plan;

                          (iv) purchase shares of Common Stock pursuant to the exercise of put options exercised by employees of the Borrower with respect to shares of Common Stock distributed pursuant to any Plan; and

                          (v) purchase fractional shares of Common Stock (or warrants therefor), which fractional shares exist as the result of any stock split;

                 (b) the Borrower will not, and will not permit any of its Subsidiaries to

                          (i) make any scheduled payment or prepayment of principal of, or make any payment of interest on, any Subordinated Debt or EPIC Tendered Debt (1) on any day other than on or after the stated, scheduled date for such payment or prepayment set forth in the documents and instruments memorializing such Indebtedness, or (2) which payment or prepayment would violate the subordination provisions of such Subordinated Debt, except as set forth in clause (ii) below; or

                          (ii) redeem, purchase or defease, any EPIC Tendered Debt or EPIC Redeemable Debt except so long as (i) no Default of the type described in clauses (a) through (d) of Section
                 8.1.9 subject to the proviso set forth therein or (ii) no Event of Default has occurred and is continuing or would occur as a result thereof, the Borrower and its Subsidiaries may Refund the EPIC Redeemable Debt and EPIC Tendered Debt; or

                          (iii) redeem, purchase or defease any Subordinated
                 Debt not constituting EPIC Redeemable Debt or EPIC Tendered Debt except so long as (i) no Default of the type described in clauses (a) through (d) of Section 8.1.9 subject to the proviso set forth therein or (ii) no Event of Default has occurred and is continuing or would occur as a result thereof, the Borrower may Refund such Subordinated Debt in an aggregate principal amount equal to the sum of (1) up to 25% of cumulative Excess Cash Flow since the Effective Date, (2) the aggregate amount of net proceeds from the issuance of any Subordinated Debt in accordance with the terms and conditions set forth in clause (c) of Section 7.2.2 and/or (3) the aggregate amount of Net Equity Proceeds since the Closing Date from the sale or issuance of common stock of the Borrower which sale or issuance has been designated by the Borrower as being for the purpose of generating funds to be used to Refund Indebtedness; and

                 (c) the Borrower will not, and will not permit any Subsidiary to, make any deposit for any of the foregoing purposes.

         SECTION 7.2.7. Negative Pledges, Restrictive Agreements, etc. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement (excluding this Agreement, any other Loan Document and any agreement governing any Indebtedness permitted either by clause (b) of Section
7.2.2 as in effect on the Closing Date or by clause (j) of Section 7.2.2 as to the assets financed with the proceeds of such Indebtedness) prohibiting

                 (a) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired;

                 (b) the ability of the Borrower or any other Obligor to amend or otherwise modify this Agreement or any other Loan Document; or

                 (c) the ability of any Subsidiary to make any payments, directly or indirectly, to the Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Borrower.

         SECTION 7.2.8. Consolidation, Merger, etc. The Borrower will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) except, so long as no Event of Default has occurred and is continuing or would occur after giving effect thereto:

                 (a) any Subsidiary of the Borrower may liquidate and distribute its assets to, and may merge with and into, any Equivalent Subsidiary, and the assets or stock of any Subsidiary of the Borrower may be purchased or otherwise acquired by the Borrower or any Equivalent Subsidiary; and

                 (b) any Subsidiary of the Borrower may liquidate and distribute its assets to, and may merge with and into, any joint venture, and the assets or stock of any Subsidiary of the Borrower or Minority Venture may be purchased or otherwise acquired by the Borrower or any other Subsidiary of the Borrower or Minority Venture if any such liquidation, distribution, merger or purchase is permitted as an Investment underSection 7.2.5;

provided, however, that (i) the corporate, partnership or other existence of a Subsidiary of the Borrower may not be terminated if such termination would cause a Material Adverse Effect and (ii) to the extent the Borrower receives Net Disposition Proceeds in connection with such termination, the Borrower shall apply such proceeds in accordance with Section 3.1.5; and

                 (c) the Borrower or any of its Subsidiaries may purchase all or substantially all of the assets of any Person, or acquire such Person by merger to the extent permitted as an Investment pursuant to
         Section 7.2.5.

         SECTION 7.2.9. Asset Dispositions, etc. Except for (i) Permitted Dispositions and (ii) as permitted pursuant to clause (a) or (b) of Section 7.2.8, the Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or any substantial part of its assets (including accounts receivable and capital stock of Subsidiaries) to any Person.

         SECTION 7.2.10. Modification of Certain Agreements. After the Closing Date, the Borrower will not consent and will not permit any Subsidiary to consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to,

                 (a) the EPIC Tendered Debt, the EPIC Redeemable Debt or any document or instrument evidencing or applicable to any Subordinated Debt, if the effect of such amendment or change is to increase the interest rate on such Indebtedness, change (to earlier dates) the date upon which payments of principal or interest are due thereon, change the subordination provisions thereof (or of any guaranty thereof) (if any) or if the effect of such amendment or change, together with all amendments or changes made, is to increase materially the obligations of the obligor or confer additional rights on the holder of such Indebtedness which would be adverse to the Borrower or the Lenders; or

                 (b) the AmSouth Facility.

         SECTION 7.2.11. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates unless such arrangement or contract is fair and equitable to the Borrower or such Subsidiary and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of the Borrower or such Subsidiary with a Person which is not one of its Affiliates.

         SECTION 7.2.12. Rate Protection Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into Rate Protection Agreements for the purpose of currency or interest rate speculation or which is incurred on a leveraged basis.


                                  ARTICLE VIII

                               EVENTS OF DEFAULT

         SECTION 8.1. Listing of Events of Default. Each of the following events or occurrences described in this Section 8.1 shall constitute an "Event of Default".

         SECTION 8.1.1. Non-Payment of Obligations. The Borrower or any other Obligor shall default

                 (a) in the payment or prepayment when due of any Reimbursement Obligation under any Letter of Credit or any deposit of cash for collateral purposes pursuant to Section 2.8.4 after demand shall have been made of the Borrower by the Administrative Agent; or

                 (b) in the payment or prepayment when due of any principal of any Loan; or

                 (c) in the payment when due of any interest on any Loan and such default shall continue unremedied for a period of three Business Days; or

                 (d) in the payment when due of any fee or of any other Obligation payable hereunder or under any other Loan Document and such default shall continue unremedied for a period of three Business Days.

         SECTION 8.1.2. Breach of Warranty. Any representation or warranty of the Borrower or any other Obligor made or deemed to be made hereunder or in any other Loan Document executed by it or any other writing or certificate furnished by or on behalf of the Borrower or any other Obligor to the Administrative Agent or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect when made in any material respect; provided, however, that, subject to Section 8.4 in the case of clause (iii) below, an "Event of Default" shall not occur under this Section
8.1.2 with respect to (i) any materially false representation or warranty made by a Subsidiary of the Borrower in the Subsidiary Guaranty or made by the Borrower with respect to the Subsidiary Guaranty, (ii) any materially false representation or warranty made by a Subsidiary of the Borrower in the Subsidiary Stock Pledge Agreement, or in any other Collateral Document to which such Subsidiary is a party or made by the Borrower with respect to the Subsidiary Stock Pledge Agreement, or any other Collateral Document, or (iii) any materially false representation or warranty otherwise made by the Borrower with respect to its Subsidiaries, until such time as such materially false representation has caused a Material Adverse Effect.

         SECTION 8.1.3. Non-Performance of Certain Covenants and Obligations. The Borrower shall default in the due performance and observance of any of its obligations under Section 7.1.6, Section 7.1.9 (with respect to EPIC and its Subsidiaries) or Section 7.2, or the Borrower or any of its Subsidiaries shall fail to maintain or preserve its corporate existence to the extent required under Section 7.1.2.

         SECTION 8.1.4. Non-Performance of Other Covenants and Obligations. Any Obligor shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender.

         SECTION 8.1.5. Default on Other Indebtedness. A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in Section 8.1.1) of the Borrower or any of its Subsidiaries or any other Obligor having a principal amount, individually or in the aggregate, in excess of $10,000,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

         SECTION 8.1.6. Judgments. Any judgment or order for the payment of money in excess of $10,000,000 or any series of judgments or orders aggregating in excess of $20,000,0000 shall be rendered against the Borrower or any of its Subsidiaries or any other Obligor and either

                 (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

                 (b) there shall be any period of 45 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

         SECTION 8.1.7. Pension Plans. Any of the following events shall occur with respect to any Pension Plan

                 (a) the institution of any steps by the Borrower, any member of its Controlled Group (including EPIC) or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $15,000,000; or

                 (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA.

         SECTION 8.1.8. Control of the Borrower. Any Change in Control shall occur.

         SECTION 8.1.9. Bankruptcy, Insolvency, etc. The Borrower or any of its Subsidiaries or any other Obligor shall

                 (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

                 (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Subsidiaries or any other Obligor or any property of any thereof, or make a general assignment for the benefit of creditors;

                 (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Subsidiaries or any other Obligor or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that the Borrower, each Subsidiary and each other Obligor hereby expressly authorizes the Administrative Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

                 (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower or any of its Subsidiaries or any other Obligor, and, if any such case or proceeding is not commenced by the Borrower or such Subsidiary or such other Obligor, such case or proceeding shall be consented to or acquiesced in by the Borrower or such Subsidiary or such other Obligor or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that the Borrower, each Subsidiary and each other Obligor hereby expressly authorizes the Administrative Agent and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

                 (e) take any action authorizing, or in furtherance of, any of the foregoing;

provided, however, that, with respect to any Subsidiary of the Borrower and subject to Section 8.4, an "Event of Default" shall not occur under this
Section 8.1.9 until such time as such a Subsidiary or Subsidiaries accounting for more than 10.0% of the consolidated net revenues or more than 10.0% of the consolidated assets of the Borrower (as calculated as of the Closing Date until August 31, 1994 and thereafter for the Borrower's most recent Fiscal Year end) is or are the subject of one or more of the events described in this Section 8.1.9.

         SECTION 8.1.10. Subsidiary Guaranty. (i) Without duplication of the terms of Section 8.1.11, the guaranty given by any Subsidiary of the Borrower under the Subsidiary Guaranty shall for any reason other than the satisfaction in full of all Obligations and termination of this Agreement or the release of such Subsidiary from its Obligations under the Subsidiary Guaranty in accordance with the terms thereof, cease to be in full force and effect at any time or is declared to be null and void or (ii) any such Subsidiary denies that it has any further liability under the Subsidiary Guaranty, or gives notice to such effect, and such denial or notice is not revoked within one Business Day after the earlier of (A) receipt by the Borrower of notice from the Administrative Agent or any Lender of such denial or notice or (B) the Borrower becomes aware of such denial or notice being made or given, as the case may be; provided, however, that, subject to Section 8.4, an "Event of Default" shall not occur under this Section 8.1.10 until such time as a Subsidiary or Subsidiaries of the Borrower accounting for more than 10.0% of the consolidated net revenues or more than 10.0% of the consolidated assets of the Borrower (as calculated as of the Closing Date until August 31, 1994 and thereafter for the Borrower's most recent Fiscal Year end) is or are the subject of one or more of the events described in this Section 8.1.10; provided further, however, that in making such determination (i) EPIC and its Subsidiaries shall be excluded from such calculation for the period commencing on the Closing Date and ending on the 90th day after the Closing Date and (ii) EPIC Properties, Inc. shall be excluded from such calculation until such time that all of the CMOs have been redeemed or otherwise retired.

         SECTION 8.1.11. Impairment of Security, etc. Any Loan Document shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto or any Lien granted under any Loan Document on any substantial portion of the collateral shall, in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable Obligation of any Obligor party thereto; the Borrower or any other Obligor shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or any Lien securing any Obligation shall, in whole or in part, cease to be a perfected prior to all other Liens (other than as a result of actions of the Collateral Agent or any Lender); provided, however, that, subject to Section 8.4, an "Event of Default" shall not occur under this
Section 8.1.11 with respect to any of the foregoing relating to any Collateral Document to which a Subsidiary of the Borrower is a party until such time as a Subsidiary or Subsidiaries of the Borrower accounting for more than 10.0% of the consolidated net revenues or more than 10.0% of the consolidated assets of the Borrower (as calculated as of the Closing Date until August 31, 1994 and thereafter for the Borrower's most recent Fiscal Year end) is or are subject of one or more of the events described in this Section 8.1.12; provided, however, that in making such determination (i) EPIC and its Subsidiaries shall be excluded from such calculation for the period commencing on the Closing Date and ending on the 90th day after the Closing Date and (ii) EPIC Properties, Inc. shall be excluded from such calculation until such time that all of the CMOs have been redeemed or otherwise retired.

         SECTION 8.2. Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 8.1.9 shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

         SECTION 8.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section 8.1.9) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate.

         SECTION 8.4. Subsidiary Events of Default. With respect to Subsidiaries, if at any time the Subsidiary or Subsidiaries in default under any combination of Sections 8.1.2, 8.1.9, 8.1.10 and 8.1.11 account in the aggregate for more than 10.0% of the consolidated net revenues or more than 10.0% of the consolidated assets of the Borrower (as calculated as of the Closing Date until August 31, 1994 and thereafter for the Borrower's most recent Fiscal Year end), then for so long as such condition remains in effect the final proviso in each of Sections 8.1.2, 8.1.9 and the first proviso in each of Sections 8.1.10 and 8.1.11 shall be deemed to be ineffective, inoperative and not a part of any of such Sections.


                                   ARTICLE IX

                 THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT
                               AND THE CO-AGENTS

         SECTION 9.1. Actions. Each Lender hereby appoints (i) Scotiabank as its Administrative Agent and Collateral Agent and (ii) each of ABN AMRO Bank, N.V., Bank of America National Trust and Savings Association, The Chase Manhattan Bank, N.A., Chemical Bank, Citicorp USA, Inc., Continental Bank N.A., Deutsche Bank AG, New York Branch, First Union National Bank of North Carolina, General Electric Capital Corporation, The Industrial Bank of Japan, Limited, New York Branch, The Long-Term Credit Bank of Japan, Limited, New York Branch, NationsBank of Tennessee, N.A., Swiss Bank Corporation, San Francisco Branch, Third National Bank in Nashville, The Toronto-Dominion Bank, and Scotiabank as its Co-Agents, in each case under and for purposes of this Agreement, the Notes and each other Loan Document. Each Lender authorizes the Administrative Agent, the Collateral Agent and the Co-Agents to act on behalf of such Lender under this Agreement, the Notes and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Administrative Agent, the Collateral Agent or any Co-Agent, as the case may be (with respect to which the Administrative Agent, the Collateral Agent or any Co-Agent, as the case may be, agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Administrative Agent, the Collateral Agent or each Co-Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Administrative Agent, the Collateral Agent and each Co-Agent, pro rata according to such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Administrative Agent, the Collateral Agent or such Co-Agent, as the case may be, in any way relating to or arising out of this Agreement, the Notes and any other Loan Document, including reasonable attorneys' fees, and as to which the Administrative Agent, the Collateral Agent or such Co-Agent is not reimbursed by the Borrower; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from the Administrative Agent's, the Collateral Agent's or such Co-Agent's gross negligence or wilful misconduct. Neither the Administrative Agent, the Collateral Agent nor any Co-Agent shall be required to take any action hereunder, under the Notes or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Administrative Agent, the Collateral Agent or any Co-Agent, as the case may be, shall be or become, in the Administrative Agent's, the Collateral Agent's or such Co-Agent's determination, inadequate, the Administrative Agent, the Collateral Agent or such Co-Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

         SECTION 9.2. Funding Reliance, etc. Unless the Administrative Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m., New York City time, on the day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender and the Borrower severally agree to repay the Administrative Agent forthwith on demand such corresponding amount together with all fees and expenses incurred in connection therewith and all interest thereon, for each day from the date the Administrative Agent made such amount available to the Borrower to the date such amount is repaid to the Administrative Agent, (i) in the case of such Lender, at the applicable Federal Funds Rate; provided, however, that if such Lender has not repaid the Administrative Agent such amount on or before the third day following demand for such amount, the interest thereon shall be at the Alternate Base Rate plus a margin of 1/2 of 1%, and (ii) in the case of the Borrower, at the interest rate applicable at the time to Loans comprising such Borrowing.

         SECTION 9.3. Exculpation. Neither the Administrative Agent, the Collateral Agent nor any Co-Agent nor any of its directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Lien purported to be created by any of the Loan Document, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Loan Document.
Any such inquiry which may be made by the Administrative Agent, the Collateral Agent or any Co-Agent shall not obligate it to make any further inquiry or to take any action. The Administrative Agent, the Collateral Agent and each Co-Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Administrative Agent, the Collateral Agent or such Co-Agent believes to be genuine and to have been presented by a proper Person.

         SECTION 9.4. Successor; Removal of Agent. (a) The Administrative Agent or the Collateral Agent may resign as such at any time upon at least 30 days' prior notice to the Borrower and all Lenders. If the Borrower becomes liable for any Taxes (other than Taxes imposed by the United States or a political subdivision thereof) which result from the obligation of and performance of duties by the Administrative Agent hereunder in its capacity as such to make distributions to or for the account of any Payee and such Taxes would not have resulted had such distributions been made directly from the Borrower to any Payee, the Borrower may remove the Administrative Agent and, if the Administrative Agent is also the Collateral Agent, the Collateral Agent, by delivering to the Administrative Agent written notice thereof and such removal shall become effective on the date a replacement Administration Agent is appointed in accordance with the provisions set forth below. If the Administrative Agent or the Collateral Agent at any time shall resign or be removed, the Required Lenders may appoint another Lender as a successor Administrative Agent or Collateral Agent, as the case may be, which shall, subject to the Borrower's consent, thereupon become the Administrative Agent or Collateral Agent, as the case may be, hereunder. If no successor Administrative Agent or Collateral Agent, as the case may be, shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring or removed Administrative Agent's or the Collateral Agent's giving notice of resignation or receipt by the Administrative Agent of the notice of removal, as the case may be, then the retiring or removed Administrative Agent or Collateral Agent, as the case may be, may, on behalf of the Lenders, appoint a successor Administrative Agent or Collateral Agent, as the case may be, which shall be an Eligible Assignee.
Upon the acceptance of any appointment as

Administrative Agent or Collateral Agent, as the case may be, hereunder by a successor Administrative Agent or Collateral Agent, as the case may be, such successor Administrative Agent or Collateral Agent, as the case may be, shall be entitled to receive from the retiring or removed Administrative Agent or Collateral Agent, as the case may be, such documents of transfer and assignment, and in the case of the Collateral Agent delivery of the collateral to the successor Collateral Agent, as such successor Administrative Agent or Collateral Agent, as the case may be, may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring or removed Administrative Agent or Collateral Agent, as the case may be, and the retiring or removed Administrative Agent or Collateral Agent, as the case may be, shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Administrative Agent's or Collateral Agent's, as the case may be, resignation or removal hereunder as the Administrative Agent or Collateral Agent, as the case may be, the provisions of

                 (i) this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent or Collateral Agent, as the case may be, under this Agreement; and

                 (ii) Section 10.3 and Section 10.4 shall continue to inure to its benefit.

         (b) A Co-Agent may resign at any time by giving written notice thereof to the Borrower and the Administrative Agent.

         (c) Nothing in this Agreement shall preclude there being a single Co-Agent which is both the Administrative Agent and Collateral Agent.

         SECTION 9.5. Loans by Administrative Agent, Collateral Agent and Co-Agents. ABN AMRO Bank, N.V., Bank of America National Trust and Savings Association, The Chase Manhattan Bank, N.A., Chemical Bank, Citicorp USA, Inc., Continental Bank N.A., Deutsche Bank AG, New York Branch, First Union National Bank of North Carolina, General Electric Capital Corporation, The Industrial Bank of Japan, Limited, New York Branch, The Long-Term Credit Bank of Japan, Limited, New York Branch, NationsBank of Tennessee, N.A., Swiss Bank Corporation, San Francisco Branch, Third National Bank in Nashville, The Toronto-Dominion Bank, and Scotiabank shall have the same rights and powers with respect to the Loans made by it or any of its Affiliates, and may exercise the same as if it were not the Administrative Agent, Collateral Agent or Co-Agent, as the case may be. Each of ABN AMRO Bank, N.V., Bank of America National Trust and Savings Association, The Chase Manhattan Bank, N.A., Chemical Bank, Citicorp USA, Inc.,

Continental Bank N.A., Deutsche Bank AG, New York Branch, First Union National Bank of North Carolina, General Electric Capital Corporation, The Industrial Bank of Japan, Limited, New York Branch, The Long-Term Credit Bank of Japan, Limited, New York Branch, NationsBank of Tennessee, N.A., Swiss Bank Corporation, San Francisco Branch, Third National Bank in Nashville, The Toronto-Dominion Bank, and Scotiabank and their respective Affiliates may accept deposits from (to the extent permitted by law), lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not the Administrative Agent, Collateral Agent or Co-Agent, as the case may be hereunder.

         SECTION 9.6. Credit Decisions. Each Lender acknowledges that it has, independently of the Administrative Agent, the Collateral Agent, each Co-Agent and each other Lender, and based on such Lender's review of the financial information of the Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of the Administrative Agent, the Collateral Agent, each Co-Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

         SECTION 9.7. Copies, etc. The Administrative Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Administrative Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower).

         SECTION 9.8. No Obligations on Co-Agents. It is understood and agreed that nothing in this Agreement shall impose on the Co-Agents (as such) any duties or obligations whatsoever.


                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

         SECTION 10.1. Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders; provided, however, that no such amendment, modification or waiver which would:

                 (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

                 (b) modify this Section 10.1, change the definition of "Required Lenders", increase any Commitment Amount or the Percentage of any Lender, reduce any fees described inArticle III, reduce the rate of interest on any Loan other than as provided herein (other than a waiver or reduction of any increase in interest rates otherwise applicable pursuant to Section 3.2.2), extend any Commitment Termination Date or release all or any substantial part of the collateral security or release all or any substantial part of the guarantees (except, in each case, as otherwise specifically provided in any Loan Document) shall be made without the consent of each Lender;

                 (c) extend the due date for, or reduce the amount of, any scheduled amortization of principal under Section 3.1.2 or 3.1.3 of any Loan (or reduce the principal amount of any Loan) shall be made without the consent of the holder of that Note evidencing such Loan;

                 (d) affect adversely the interests, rights or obligations of any Issuer qua Issuer shall be made without the consent of such Issuer;

                 (e) affect adversely the interests, rights or obligations of the Collateral Agent qua the Collateral Agent shall be made without the consent of the Collateral Agent;

                 (f) affect adversely the interests, rights or obligations of the Administrative Agent qua the Administrative Agent shall be made without consent of the Administrative Agent; or

                 (g) impose any duty or obligation on any Co-Agent without the consent of such Co-Agent.

No failure or delay on the part of the Administrative Agent, any Lender or the holder of any Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Administrative Agent, the Collateral Agent, any Co-Agent, any Issuer, any Lender or the holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

         SECTION 10.2. Notices. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted upon receipt of electronic confirmation of transmission.

         SECTION 10.3. Payment of Costs and Expenses. The Borrower agrees to pay on demand all reasonable costs and expenses of the Administrative Agent and the Collateral Agent (including the reasonable fees and out-of-pocket costs and expenses of (i) Mayer, Brown & Platt and (ii) local counsel to the Administrative Agent and the Collateral Agent, subject to the Borrower's reasonable approval) incurred in connection with

                 (a) the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated; and

                 (b) the filing, recording, refiling or rerecording of the Pledge Agreements and/or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of the Pledge Agreements; and

                 (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

The Borrower further agrees to pay, and to save the Administrative Agent, the Collateral Agent, each Issuer and the Lenders harmless from all liability for, any stamp, documentary or other similar taxes which may be payable in connection with the execution or delivery of this Agreement, the borrowings hereunder, or the issuance of the Notes or any other Loan Documents. The Borrower also agrees to reimburse the Administrative Agent, the Collateral Agent, each Issuer and each Lender upon demand for all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Administrative Agent, the Collateral Agent, each Issuer and each Lender in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

         SECTION 10.4. Indemnification. (a) In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Borrower hereby indemnifies, exonerates and holds the Administrative Agent, the Collateral Agent, each Co-Agent, each Issuer and each Lender and each of their respective Affiliates, officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

                 (i) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan;

                 (ii) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties;

                 (iii) the issuance of the Letters of Credit, other than as a result of the gross negligence or willful misconduct of the Issuer of the applicable Letters of Credit as determined by a court of competent jurisdiction;

                 (iv) the failure of an Issuer to honor a drawing under any Letter of Credit issued by it as a result of an act or omission, whether rightful or wrongful, of any present or futurede jure or de facto government or governmental authority;

                 (v) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Borrower or any of its Subsidiaries of all or any portion of the stock or assets of any Person, whether or not the

         Administrative Agent, the Collateral Agent, any Co-Agent, any Issuer or any Lender is party thereto;

                 (vi) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by the Borrower or any of its Subsidiaries of any Hazardous Material; or

                 (vii) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrower or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or such Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law except as aforesaid to the extent not payable by reason of the Indemnified Party's gross negligence or wilful misconduct or breach of such obligations.

         (b) NEITHER THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, ANY ISSUER, ANY CO-AGENT NOR ANY LENDER SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY HEREUNDER OR ANY OTHER PERSON FOR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS.

         SECTION 10.5. Survival. The obligations of the Borrower under Sections 2.8.6, 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lenders under Section 9.1, shall in each case survive any termination of this Agreement, the payment in full of all the Obligations and the termination of all the Commitments. The representations and warranties made by each Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

         SECTION 10.6. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 10.7. Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

         SECTION 10.8. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower and each Lender (or notice thereof satisfactory to the Administrative Agent) shall have been received by the Administrative Agent and notice thereof shall have been given by the Administrative Agent to the Borrower and each Lender.

         SECTION 10.9. Governing Law; Entire Agreement. THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. Except as otherwise provided herein, this Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

         SECTION 10.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

                 (a) the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent and all Lenders; and

                 (b) the rights of sale, participation, assignment and transfer of the Lenders are limited to those set forth in Section 10.11.

         SECTION 10.11. Securities Representation; Sale and Transfer of Loans and Notes; Participations in Loans and Notes. (a) Each Lender hereby represents that it is a commercial lender or financial institution and that it will make each Loan for its own account in the ordinary course of its business and not with a view to or for sale (except as permitted under this Section 10.11); provided, however, that the disposition of indebtedness held by such Lender shall at all times be within its exclusive control.

         (b) Each Lender may assign, or sell participations in, its Loans and Commitments to one or more other Persons in accordance with this Section 10.11. Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.11, disclose to the Participant, or proposed assignee or Participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided, however, that such Lender shall require such Participant, or proposed assignee or Participant, to execute a Confidentiality Agreement prior to its disclosure to such Participant, or proposed assignee or Participant of any non-public information obtained by such Lender which has been identified as such by the Borrower.

         SECTION 10.11.1. Assignments. (a) Any Lender, upon notice to the Borrower and the Administrative Agent

                 (i) after receipt of written consent of the Borrower (which consent shall not be unreasonably withheld but shall not be required during any period in which an Event of Default has occurred and is continuing) and, in the case of the assignment of all or part of the Revolving Loans or Revolving Loan Commitments, the consent of Scotiabank, in its capacity as Issuer and any Issuer which has issued Letters of Credit which are still outstanding and, if the Administrative Agent is not such an Issuer, the Administrative Agent (which consents shall be given or not given in the sole and absolute discretion of each Issuer and, if applicable, the Administrative Agent, whose determinations may take into account, without limitation, the creditworthiness of any proposed assignee and the likelihood of either increased costs to, or a reduction in the rate of return of capital of, such Issuer or Administrative Agent, as the case may be, if such proposed assignee were to become a "Lender", all in the opinion of each such Issuer and, if applicable, the Administrative Agent; provided, howeve, that any proposed assignee shall be deemed to be "creditworthy" for the purposes of the creditworthiness criterion described in this Section if the securities of such proposed assignee which would be its Benchmark Securities are rated at a level and in a manner that would not cause a Replacement Event with respect to such proposed assignee if, at the date of determination, such proposed assignee were a "Lender"), may assign and delegate to an Eligible Assignee (other than an affiliate of a Lender); and

                 (ii) may assign and delegate to any of its affiliates; provided, however, that if any Lender making an assignment pursuant to this clause (ii), or the affiliate of such Lender to which such assignment is made, can reasonably foresee that the Borrower would be subject to additional costs underSection 2.8.6, 4.3, 4.4, 4.5 or 4.6 to which the Borrower would not be subject if such assignment was not made, then if such an assignment occurs, such affiliate shall not be entitled to reimbursement for additional costs pursuant to Section 2.8.6, 4.3, 4.4,
         4.5 or 4.6 with respect to any Loans or participations in Letters of Credit so assigned to the extent such additional costs exceed the amount of additional costs that would have been payable with respect to such Loans or participations in Letters of Credit to the Lender from which such affiliate purchased such assignment

(each such assignee being referred to as an "Assignee Lender"), all or any fraction of such Lender's Loans and Commitments (which assignment and delegation may be non-pro rata; in a minimum aggregate amount of $5,000,000 if to a Lender and $15,000,000 if to any other Eligible Assignee (unless (i) such assignment is made to an affiliate of the assigning Lender or (ii) the remaining Loans and Commitments of any assigning Lender and its affiliates is less than $5,000,000 or $15,000,000, as the case may be, and such Lender and its affiliates assign all of such remaining Loans and Commitments to only one Eligible Assignee); provided, however, that the Borrower, each other Obligor and the Administrative Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until

                 (a) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Administrative Agent by such Lender and such Assignee Lender; and

                 (b) such Assignee Lender shall have executed and delivered to the Borrower and the Administrative Agent a Lender Assignment Agreement and a Confidentiality Agreement, each accepted by the Administrative Agent; and

                 (c) the Assignee Lender has been registered as a Lender in the Register in accordance with Section 10.15 hereof; and

                 (d)  the processing fees described below shall have been paid.

From and after the date that the Administrative Agent accepts such Lender Assignment Agreement and records the Assignee Lender as a Lender in the Register in accordance with Section 10.15 hereof, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assigning Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Such assigning Lender or such Assignee Lender shall also pay a processing fee to the Administrative Agent upon delivery of any Lender Assignment Agreement in the amount of $3,000. Any attempted assignment and delegation not made in accordance with this Section
10.11.1 shall be null and void.

         (b) Notwithstanding clause (a), any Lender may assign and pledge all or any portion of its Loans and Note to any Federal Reserve Bank as collateral security pursuant to Regulation A of the F.R.S. Board and any Operating Circular issued by such Federal Reserve Bank; provided, however, that no such assignment under this clause (b) shall release the assignor Lender from any of its obligations hereunder.

         SECTION 10.11.2. Participations. Any Lender may at any time sell to one or more commercial banks or other Persons which are "accredited investors" as defined in Regulation D of the Securities Act of 1933 (each of such commercial banks and other Persons being herein called a "Participant") participating interests in any of the Loans, Commitments, or other interests of such Lender hereunder; provided, however, that

                 (a) no participation contemplated in this Section 10.11.2 shall relieve such Lender from its Commitments or its other obligations hereunder or under any other Loan Document;

                 (b) such selling Lender shall remain solely responsible for the performance of its Commitments and such other obligations;

                 (c) the Borrower and each other Obligor and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents;

                 (d) no Participant, as such, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in clause (b) or (c) of Section 10.1; and

                 (e) the Borrower shall not be required to pay any amount under Sections 2.8.6, 4.3, 4.4, 4.5 and 4.6 that is greater than the amount which it would have been required to pay had no participating interest been sold.

The Borrower acknowledges and agrees that each Participant, for purposes of Sections 4.8 and 4.9, shall be considered a Lender; provided, however, that (i) no Participant shall be entitled to receive any greater amount pursuant to Sections 4.8 and 4.9 than the transferor Lender would have been entitled to receive in respect of the amount of the participation effected by such transferor Lender to such Participant had not such participation occurred and
(ii) each Participant shall be obligated to comply with the provisions of
Section 4.10 as if it were a "Lender" if any of the circumstances described in said Section affect such Participant.

         SECTION 10.12. Copies to Lenders. The Borrower agrees to distribute each document, instrument or communication it delivers to the Administrative Agent in accordance with the terms hereof.

         SECTION 10.13. Other Transactions. Nothing contained herein shall preclude the Administrative Agent, the Collateral Agent, any Issuer, any Co-Agent or any Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

         SECTION 10.14. Confidentiality. Subject to clause (a)(ii) of Section 10.11, including, as required, the delivery of a Confidentiality Agreement executed by a Participant, or proposed assignee or Participant, each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement that has been identified as such by the Borrower in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices, and in any event, subject to Section 10.11, including, as required, the obtaining of a Confidentiality Agreement, may make disclosures reasonably required by a bona fide assignee or Participant, or a bona fide proposed assignee or Participant, in connection with the transfer, or the contemplated transfer, of any Loans or Commitments or any participation therein or to such Lender's auditors or counsel or as required or requested by any central bank or other regulatory authority having supervisory powers with respect to such Lender or any other governmental agency or representative thereof or pursuant to a court of competent jurisdiction (with or without a subpoena) or other legal process; provided, however, that, unless specifically prohibited by applicable law or court order, each Lender shall notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of such information; provided, further, that in no event shall any Lender be obligated or required to return to the Borrower any materials furnished by the Borrower or any of its Subsidiaries. The obligations of this Section 10.14 shall not supersede or otherwise condition the obligations of signatories to a Confidentiality Agreement delivered in accordance with clause (b) of Section 10.11.

         SECTION 10.15. The Register. The Administrative Agent, on behalf of the Borrower, shall maintain at its address set forth below its signature hereto a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of any Term Loans, Delayed Term Loans or Revolving Loans and Letters of Credit issued by, each Lender from time to time (the "Register"), together with each payment made in respect of any thereof. The Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement notwithstanding any other notice, and no transfer of any Lender's interest shall be effective until the Person to whom such interest is transferred is recorded as a Lender in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         SECTION 10.16. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE ISSUERS, THE CO-AGENTS, THE LENDERS OR THE BORROWER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY

PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         SECTION 10.17. Waiver of Jury Trial. THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE ISSUERS, THE CO-AGENTS, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE ISSUERS, THE CO-AGENTS, THE LENDERS OR THE BORROWER. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE ISSUERS, THE CO-AGENTS, AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                      HEALTHTRUST, INC. -
                                        THE HOSPITAL COMPANY


                                      By:  /s/ Glenn D. Davis
                                         ------------------------------------
                                           Title:  Treasurer

                                      Address:  4525 Harding Road
                                                Nashville, Tennessee  37205

                                      Facsimile No.:  (615) 298-6377

                                      Attention:  Glenn D. Davis
                                                  Treasurer



                                      THE BANK OF NOVA SCOTIA,
                                        as Administrative Agent,
                                        Co-Agent and Lender


                                      By:  /s/ Mary K. Munoz
                                         ------------------------------------
                                           Authorized Signatory

                                      Domestic
                                      Office:  600 Peachtree Street, N.E.
                                               Suite 2700
                                               Atlanta, Georgia  30308

                                      Facsimile No.:  (404) 888-8998

                                      Attention:  Mary K. Munoz
                                                  Representative

                                      LIBOR
                                      Office:  600 Peachtree Street, N.E.
                                               Suite 2700
                                               Atlanta, Georgia  30308

                                      Facsimile No.:  (404) 888-8998

                                      Attention:  Mary K. Munoz
                                                  Representative

                                      ABN AMRO BANK, N.V., as Co-Agent and
                                      Lender


                                      By:  /s/ W.P. Fischer
                                         ------------------------------------
                                           Title:  Senior Vice President


                                      By:  /s/ W.D. Suttles
                                         ------------------------------------
                                           Title:  Vice President

                                      Domestic
                                      Office:  One Ravinia Drive, Suite 1200
                                               Atlanta, Georgia  30346

                                      Facsimile No.:  (404) 395-9188

                                      Attention:  Adam S. Greene

                                      LIBOR
                                      Office:  One Ravinia Drive, Suite 1200
                                               Atlanta, Georgia  30346

                                      Facsimile No.:  (404) 395-9188

                                      Attention:  Adam S. Greene

                                      BANK OF AMERICA NATIONAL TRUST AND
                                      SAVINGS ASSOCIATION, as Co Agent and
                                      Lender


                                      By:  /s/ Brad DeSpain
                                         -----------------------------------
                                           Title:  Vice President

                                      Domestic
                                      Office:  Credit Products Division
                                                555 South Flower Street
                                                11th Floor, #5618
                                                Los Angeles, California  90071

                                      Facsimile No.:  (213) 228-2756

                                      Attention:  Brad DeSpain

                                      LIBOR
                                      Office:  Credit Products Division
                                                555 South Flower Street
                                                11th Floor, #5618
                                                Los Angeles, California  90071

                                      Facsimile No.:  (213) 228-2756

                                      Attention:  Brad DeSpain

                                      THE CHASE MANHATTAN BANK, N.A., as Co-
                                      Agent and Lender


                                      By:  /s/ Elliott H. Jones
                                         -----------------------------------
                                           Title:  Managing Director

                                      Domestic
                                      Office:  One Chase Manhattan Plaza,
                                               5th Floor
                                               New York, New York  10081

                                      Facsimile No.:  (212) 552-7075

                                      Attention:  Michael Bayley

                                      LIBOR
                                      Office:  One Chase Manhattan Plaza,
                                               5th Floor
                                               New York, New York  10081

                                      Facsimile No.:  (212) 552-7375

                                      Attention:  Barbara Hail or
                                                  Rocky Chan

                                      CHEMICAL BANK, as Co-Agent and Lender


                                      By:  /s/ Peter C. Eckstein
                                         ------------------------------------
                                           Title:  Vice President

                                      Domestic
                                      Office:  270 Park Avenue
                                               New York, New York  10017

                                      Facsimile No.:  (212) 972-0009

                                      Attention:  Peter C. Eckstein

                                      LIBOR
                                      Office:  270 Park Avenue
                                               New York, New York  10017

                                      Facsimile No.:  (212) 972-0009

                                      Attention:  Peter C. Eckstein

                                      CITICORP USA, INC., as Co-Agent and Lender


                                      By:  /s/ Barbara A. Cohen
                                         ------------------------------------
                                           Title:  Vice President

                                      Domestic
                                      Office:  399 Park Avenue
                                               New York, New York  10022
                                               c/o Citicorp North America, Inc.
                                               2001 Ross Avenue, Suite 1400
                                               Dallas, Texas  75201

                                      Telephone No.:  (214) 953-3833
                                      Facsimile No.:  (214) 953-3888

                                      Attention:  J. Lang Aston

                                      LIBOR
                                      Office:  399 Park Avenue
                                               New York, New York  10022
                                               c/o Citicorp North America, Inc.
                                               2001 Ross Avenue, Suite 1400
                                               Dallas, Texas  75201

                                      Telephone No.:  (214) 953-3833
                                      Facsimile No.:  (214) 953-3888

                                      Attention:  J. Lang Aston

                                      CONTINENTAL BANK N.A., as Co-Agent and
                                      Lender


                                      By:  /s/ Michael J. McKenney
                                         -------------------------------------
                                           Title:  Vice President

                                      Domestic
                                      Office:  231 South LaSalle Street
                                               Chicago, Illinois  60697

                                      Facsimile No.:  (312) 987-5833
                                                      (312) 987-7384

                                      Attention:  Michael J. McKenney


                                      LIBOR
                                      Office:  231 South LaSalle Street
                                               Chicago, Illinois  60697

                                      Facsimile No.:  (312) 987-5833
                                                      (312) 987-7384

                                      Attention:  Michael J. McKenney

                                      DEUTSCHE BANK AG, New York and/or Cayman
                                      Islands Branch, as Co-Agent and Lender


                                      By:  /s/ Robert A. Maddux
                                         -------------------------------------
                                           Title:  Director


                                      By:  /s/ Andreas J. Dirnagl
                                         -------------------------------------
                                           Title:  Assistant Vice President

                                      Domestic
                                      Office:  31 West 52nd Street
                                               New York, New York  10019

                                      Facsimile No.:  (212) 474-8212

                                      Attention:  Robert A. Maddux


                                      LIBOR
                                      Office:  31 West 52nd Street
                                               New York, New York  10019

                                      Facsimile No.:  (212) 474-8212

                                      Attention:  Robert A. Maddux

                                      FIRST UNION NATIONAL BANK OF NORTH
                                      CAROLINA, as Co-Agent and Lender


                                      By:  /s/ Teresa D. Whelpley
                                         -------------------------------------
                                           Title:  Vice President

                                      Domestic
                                      Office:  One First Union Center TW-19
                                               Charlotte, NC  28288-0735

                                      Facsimile No.:  (704) 374-9144

                                      Attention:  Teresa D. Whelpley

                                      LIBOR
                                      Office:  One First Union Center TW-19
                                               Charlotte, NC  28288-0735

                                      Facsimile No.:  (704) 374-9144

                                      Attention:  Teresa D. Whelpley

                                      GENERAL ELECTRIC CAPITAL CORPORATION, as
                                      Co-Agent and Lender


                                      By:  /s/ Brian G. Reynolds
                                         -------------------------------------
                                           Title:  Senior Vice President

                                      Domestic
                                      Office:  5665 New Northside Drive
                                               Suite 200
                                               Atlanta, Georgia  30328

                                      Facsimile No.:  (404) 988-2328

                                      Attention:  Brian G. Reynolds
                                                  Cheryl P. Boyd

                                      LIBOR
                                      Office:  5665 New Northside Drive
                                               Suite 200
                                               Atlanta, Georgia  30328

                                      Facsimile No.:  (404) 988-2328

                                      Attention:  Brian G. Reynolds
                                                  Cheryl P. Boyd

                                     THE INDUSTRIAL BANK OF JAPAN, LIMITED, NEW
                                     YORK BRANCH, as Co-Agent and Lender


                                     By:  /s/ Junri Oda
                                        --------------------------------
                                        Title:  Senior Vice President &
                                                Senior Manager

                                     Domestic
                                     Office:  245 Park Avenue
                                              New York, New York  10167-0037

                                     Facsimile No.:  (212) 682-2870

                                     Attention:  Mr. Jim Welch
                                                 Vice President

                                     LIBOR
                                     Office:  245 Park Avenue
                                              New York, New York  10167-0037

                                     Facsimile No.:  (212) 682-2870

                                     Attention:  Mr. Jim Welch
                                                 Vice President

                                      THE LONG-TERM CREDIT BANK OF JAPAN,
                                      LIMITED, New York Branch, as Co-Agent and
                                      Lender


                                      By:  /s/ Philip A. Marsden
                                         -------------------------------
                                         Title:  Deputy General Manager

                                      Domestic
                                      Office:  165 Broadway
                                               49th Floor
                                               New York, New York  10006

                                      Facsimile No.:  (212) 608-2371

                                      Attention:  Mr. Philip A. Marsden


                                      LIBOR
                                      Office:  165 Broadway
                                               49th Floor
                                               New York, New York  10006

                                      Facsimile No.:  (212) 608-2371

                                      Attention:  Mr. Philip A. Marsden


                                      Copies of all
                                      Notices to:

                                               Atlanta Representative Office
                                               Marquis One Tower, Suite 2801
                                               245 Peachtree Center Avenue, NE
                                               Atlanta, Georgia  30303

                                      Facsimile No.:  (404) 659-7210

                                      Attention:  Ms. Rebecca J. Sedlar
                                                  Vice President

                                      NATIONSBANK OF TENNESSEE, as Co-Agent and
                                      Lender


                                      By:  /s/ Patrick J. Neal
                                         --------------------------------
                                         Title:  Associate Vice President

                                      Domestic
                                      Office:  One Nationsbank Plaza
                                               Medical Industries, 2nd Floor
                                               Nashville, Tennessee  37239-1697

                                      Facsimile No.:  (615) 749-4743

                                      Attention:  Patrick J. Neal

                                      LIBOR
                                      Office:  One Nationsbank Plaza
                                               Medical Industries, 2nd Floor
                                               Nashville, Tennessee  37239-1697

                                      Facsimile No.:  (615) 749-4743

                                      Attention:  Patrick J. Neal

                                      SWISS BANK CORPORATION, San Francisco
                                      Branch, as Co-Agent and Lender


                                      By:  /s/ Colin T. Taylor
                                         --------------------------------
                                         Title:  Director - Merchant Banking


                                      By:  /s/ David L. Parrot
                                         --------------------------------
                                         Title:  Associate Director -
                                                 Merchant Banking

                                      Domestic
                                      Office:  101 California Street,
                                               Suite 1700
                                               San Francisco, CA  94111-5884

                                      Facsimile No.:  (415) 989-7570

                                      Attention:  Colin T. Taylor

                                      LIBOR
                                      Office:  101 California Street,
                                               Suite 1700
                                               San Francisco, CA  94111-5884

                                      Facsimile No.:  (415) 989-7570

                                      Attention:  Colin T. Taylor

                                      THIRD NATIONAL BANK IN NASHVILLE, as Co-
                                      Agent and Lender


                                      By:  /s/ Kevin P. Lavender
                                         --------------------------------
                                         Title:  Group Vice President

                                      Domestic
                                      Office:  201 Fourth Avenue North
                                               Nashville, Tennessee  37219

                                      Facsimile No.:  (615) 748-5161

                                      Attention:  Kevin P. Lavender

                                      LIBOR
                                      Office:  201 Fourth Avenue North
                                               Nashville, Tennessee  37219

                                      Facsimile No.:  (615) 748-5161

                                      Attention:  Kevin Lavender

                                    THE TORONTO-DOMINION BANK, as Co-Agent and
                                    Lender


                                    By:  /s/ Everett E. Walker
                                       ---------------------------------------
                                       Title:  Manager - Credit Administration

                                    Domestic
                                    Office:  909 Fannin, Suite 1700
                                             Houston, Texas 77010

                                    Facsimile No.:  (713) 951-9921

                                    Attention:  E.E. Walker
                                                Manager - Credit
                                                  Administration

                                    LIBOR
                                    Office:  909 Fannin, Suite 1700
                                             Houston, Texas 77010

                                    Facsimile No.:  (713) 951-9921

                                    Attention:  E.E. Walker
                                                Manager - Credit
                                                  Administration

                                      AMSOUTH BANK, N.A.


                                      By:  /s/ William P. Barnes
                                         --------------------------------
                                         Title:  Vice President

                                      Domestic
                                      Office:  1900 Fifth Avenue North
                                               Birmingham, Alabama 35203

                                      Facsimile No.:  (205) 326-4075

                                      Attention:  William P. Barnes


                                      LIBOR
                                      Office:  1900 Fifth Avenue North
                                               Birmingham, Alabama 35203

                                      Facsimile No.:  (205) 326-4075

                                      Attention:  William P. Barnes

                                      THE BANK OF CALIFORNIA, N.A.


                                      By:  /s/ Richard A. Lopatt
                                         --------------------------------
                                         Title:  Vice President

                                      Domestic
                                      Office:  550 South Hope Street
                                               Los Angeles, CA  90071

                                      Facsimile No.:  (213) 243-3552

                                      Attention:  Richard A. Lopatt


                                      LIBOR
                                      Office:  550 South Hope Street
                                               Los Angeles, CA  90071

                                      Facsimile No.:  (213) 243-3552

                                      Attention:  Richard A. Lopatt

                                      BANK OF IRELAND, Grand Cayman Branch


                                      By:  /s/ Roger M. Burns
                                         --------------------------------
                                         Title:  Vice President

                                      Domestic
                                      Office:  640 Fifth Avenue
                                               New York, New York 10019

                                      Facsimile No.:  (212) 586-7752

                                      Attention:  Roger M. Burns


                                      LIBOR
                                      Office:  640 Fifth Avenue
                                               New York, New York 10019

                                      Facsimile No.:  (212) 586-7752

                                      Attention:  Roger M. Burns

                                      CORESTATES BANK, N.A.


                                      By:  /s/ Cristina Lopez-Ona
                                         --------------------------------
                                         Title:  Commercial Officer

                                      Domestic
                                      Office:  1500 Market Street, West Tower
                                               Philadelphia, PA  19101

                                      Facsimile No.:  (215) 786-8448

                                      Attention:  Cristina Lopez-Ona


                                      LIBOR
                                      Office:  1500 Market Street, West Tower
                                               Philadelphia, PA  19101

                                      Facsimile No.:  (215) 786-8448

                                      Attention:  Vickie D'Alonzo

                                      CREDITANSTALT-BANKVEREIN


                                      By:  /s/ Robert M. Biringer
                                         --------------------------------
                                         Title:  Senior Vice President


                                      By:  /s/ Donato R. Giuseppi, Jr.
                                         --------------------------------
                                         Title:  Deputy General Manager

                                      Domestic
                                      Office:  Two Ravinia Drive, Suite 1680
                                               Atlanta, Georgia  30346

                                      Facsimile No.:  (404) 390-1851

                                      Attention:  R. Scott Newth

                                      LIBOR
                                      Office:  245 Park Avenue, 27th Floor
                                               New York, New York  10167

                                      Facsimile No.:  (212) 856-1006

                                      Attention:  Sofia Spinnato
                                                  Administrative Assistant

                                      THE DAIWA BANK, LIMITED


                                      By:  /s/ Teryll L. Herron
                                         --------------------------------
                                         Title:  Vice President


                                      By:  /s/ E.B. Buchanan, Jr.
                                         --------------------------------
                                         Title:  Vice President

                                      Domestic
                                      Office:  333 South Wacker Drive
                                               Suite 5400
                                               Chicago, Illinois  60606

                                      Facsimile No.:  (312) 876-1995

                                      Attention:  Operations Manager

                                      LIBOR
                                      Office:  333 South Wacker Drive
                                               Suite 5400
                                               Chicago, Illinois  60606

                                      Facsimile No.:  (312) 876-1995

                                      Attention:  Operations Manager

                                      DRESDNER BANK AG, New York Branch


                                      By:  /s/ Peter Becker
                                         --------------------------------
                                         Title:  Vice President


                                      By:  /s/ T. L. Darby
                                         --------------------------------
                                         Title:  Vice President

                                      Domestic
                                      Office:  75 Wall Street
                                               New York, New York  10005

                                      Facsimile No.:  (212) 574-0129

                                      Attention:  Credit Services

                                      LIBOR
                                      Office:  75 Wall Street
                                               New York, New York  10005

                                      Facsimile No.:  (212) 574-0129

                                      Attention:  Credit Services

                                      FIRST AMERICAN NATIONAL BANK


                                      By:  /s/ Sandra K. Grimes
                                         --------------------------------
                                         Title:  Bank Officer

                                      Domestic
                                      Office:  First American Center,
                                               Second Floor
                                               Nashville, Tennessee  37237-0203

                                      Facsimile No.:  (615) 748-2812

                                      Attention:  Sandra K. Grimes


                                      LIBOR
                                      Office:  First American Center
                                               Second Floor
                                               Nashville, Tennessee  37237-0203

                                      Facsimile No.:  (615) 748-2812

                                      Attention:  Sandra K. Grimes

                                      THE FIRST NATIONAL BANK OF BOSTON


                                      By:  /s/ Oscar Jazdowski
                                         ---------------------------------
                                         Title:  Managing Director

                                      Domestic
                                      Office:  100 Federal Street MS 01-08-04
                                               Boston, MA  02110

                                      Facsimile No.:  (617) 434-0819

                                      Attention:  Oscar Jazdowski


                                      LIBOR
                                      Office:  100 Federal Street MS 01-08-04
                                               Boston, MA  02110

                                      Facsimile No.:  (617) 434-0819

                                      Attention:  Oscar Jazdowski

                                      MELLON BANK, N.A.


                                      By:  /s/ Marsha Wicker
                                         --------------------------------
                                         Title:  Assistant Vice President

                                      Domestic
                                      Office:  Two Mellon Center, Room 270
                                               Pittsburgh, PA  15259

                                      Facsimile No.:  (412) 234-9010

                                      Attention:  Marsha Wicker


                                      LIBOR
                                      Office:  Three Mellon Center
                                               Loan Administration
                                               Pittsburgh, PA  15259

                                      Facsimile No.:  (412) 234-5049

                                      Attention:  Elaine Washburn,
                                                   Loan Administration

                                      MIDLAND BANK plc, New York Branch


                                      By:  /s/ Christopher French
                                         --------------------------------
                                         Title:  Director

                                      Domestic
                                      Office:  140 Broadway, 5th Floor
                                               New York, New York  10005

                                      Facsimile No.:  (212) 658-2586

                                      Attention:  Christopher French


                                      LIBOR
                                      Office:  140 Broadway, 5th Floor
                                               New York, New York  10005

                                      Facsimile No.:  (212) 658-2586

                                      Attention:  Christopher French

                                      THE MITSUBISHI TRUST AND BANKING
                                      CORPORATION


                                      By:  /s/ Masaaki Yamagishi
                                         --------------------------------
                                         Title:  Chief Manager

                                      Domestic
                                      Office:  440 South LaSalle Street
                                               Suite 3180
                                               Chicago, Illinois  60605

                                      Facsimile No.:  (312) 663-0863

                                      Attention:  Jordan Greene
                                                  Assistant Vice President

                                      LIBOR
                                      Office:  440 South LaSalle Street
                                               Suite 3180
                                               Chicago, Illinois  60605

                                      Facsimile No.:  (312) 663-0863

                                      Attention:  Jordan Greene
                                                  Assistant Vice President

                                      PNC BANK


                                      By:  /s/ Christopher A. Black
                                         --------------------------------
                                         Title:  Assistant Vice President

                                      Domestic
                                      Office:  500 West Jefferson
                                               Louisville, Kentucky  40207

                                      Facsimile No.:  (502) 581-2302

                                      Attention:  Mr. Chris Black


                                      LIBOR
                                      Office:  500 West Jefferson
                                               Louisville, Kentucky  40207

                                      Facsimile No.:  (502) 581-2302

                                      Attention:  Mr. Chris Black

                                      THE SAKURA BANK, LIMITED


                                      By:  /s/ M. Inaba
                                         -------------------------------
                                         Title:  Vice President and
                                                   Senior Manager

                                      Domestic
                                      Office:  245 Peachtree Center Avenue,
                                               Suite 2703
                                               Atlanta, Georgia  30303

                                      Facsimile No.:  (404) 521-1133

                                      Attention:  Charles Zimmerman
                                                  Vice President


                                      LIBOR
                                      Office:  245 Peachtree Center Avenue,
                                               Suite 2703
                                               Atlanta, Georgia  30303

                                      Facsimile No.:  (404) 521-1133

                                      Attention:  Charles Zimmerman
                                                  Vice President

                                      SHAWMUT BANK CONNECTICUT, N.A.


                                      By:  /s/ Manfred O. Eigenbrod
                                         --------------------------------
                                         Title:  Vice President

                                      Domestic
                                      Office:  777 Main Street
                                               MSM 397
                                               Hartford, Connecticut 06115

                                      Facsimile No.:  (203) 986-4621
                                                      (203) 986-5367

                                      Attention:  Rex Fowler
                                                  Assistant Vice President


                                      LIBOR
                                      Office:  777 Main Street
                                               MSM 397
                                               Hartford, Connecticut 06115

                                      Facsimile No.:  (203) 986-4621
                                                      (203) 986-5367

                                      Attention:  Rex Fowler
                                                  Assistant Vice President

                                      THE SUMITOMO BANK, LIMITED


                                      By:  /s/ Yoshinori Kawamura
                                         ----------------------------------
                                         Title:  Joint General Manager

                                      Domestic
                                      Office:  New York Branch
                                               One World Trade Center
                                               Suite 9651
                                               New York, New York  10048

                                      Facsimile No.:  (212) 553-0118

                                      Attention:  Michael D. Deadder
                                                  Assistant Vice President


                                      LIBOR
                                      Office:  New York Branch
                                               One World Trade Center
                                               Suite 9651
                                               New York, New York  10048

                                      Facsimile No.:  (212) 553-0118

                                      Attention:  Michael D. Deadder
                                                  Assistant Vice President

                                      THE TOKAI BANK, LIMITED, Atlanta Agency


                                      By:  /s/ Ryuji Kurihara
                                         --------------------------------
                                         Title:  Deputy General Manager

                                      Domestic
                                      Office:  285 Peachtree Center Avenue, NE
                                               Suite 2802
                                               Atlanta, Georgia  30303

                                      Facsimile No.:  (404) 653-0737

                                      Attention:  William R. Stutts


                                      LIBOR
                                      Office:  285 Peachtree Center Avenue, NE
                                               Suite 2802
                                               Atlanta, Georgia  30303

                                      Facsimile No.:  (404) 653-0737

                                      Attention:  William R. Stutts

                                      UNION PLANTERS NATIONAL BANK


                                      By:  /s/ H. Blaine Strock, III
                                         --------------------------------
                                         Title:  Vice President

                                      Domestic
                                      Office:  401 Union Street, Second Floor
                                               Nashville, Tennessee 37219

                                      Facsimile No.:  (615) 726-4274

                                      Attention:  H. Blaine Strock, III


                                      LIBOR
                                      Office:  401 Union Street, Second Floor
                                               Nashville, Tennessee 37219

                                      Facsimile No.:  (615) 726-4274

                                      Attention:  H. Blaine Strock, III

                                      UNITED STATES NATIONAL BANK OF OREGON


                                      By:  /s/ David Wynde
                                         --------------------------------
                                         Title:  Vice President

                                      Domestic
                                      Office:  111 S.W. Fifth Avenue, T-29
                                               P.O. Box 8837
                                               Portland, Oregon  97208


                                      Facsimile No.:  (503) 275-4267

                                      Attention:  David Wynde
                                                  National Corporate Banking

                                      LIBOR
                                      Office:  111 S.W. Fifth Avenue, PL-7
                                               P.O. Box 8837
                                               Portland, Oregon  97208

                                      Facsimile No.:  (503) 275-4600

                                      Attention:  Carol Banhart
                                                  Note Department

                                      WELLS FARGO BANK, N.A.


                                      By:  /s/ Brian O'Melveny
                                         --------------------------------
                                         Title:  Assistant Vice President

                                      Domestic
                                      Office:  420 Montgomery Street
                                               MAC 0101-091
                                               San Francisco, CA  94163

                                      Facsimile No.:  (415) 421-1352

                                      Attention:  Brian O'Melveny


                                      LIBOR
                                      Office:  420 Montgomery Street
                                               MAC 0101-091
                                               San Francisco, CA  94163

                                      Facsimile No.:  (415) 989-4319

                                      Attention:  Barbara Kattman

                      AMENDMENT NO. 1 TO CREDIT AGREEMENT


         This AMENDATORY AGREEMENT, dated as of May 9, 1994, to the Credit Agreement, dated as of April 28, 1994 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Existing Credit Agreement") by and among HEALTHTRUST, INC. -- THE HOSPITAL COMPANY, a Delaware corporation (the "Borrower"), the various financial institutions parties thereto (collectively, the "Lenders"), THE BANK OF NOVA SCOTIA ("Scotiabank") and ABN AMRO BANK, N.V., BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, THE CHASE MANHATTAN BANK, N.A., CHEMICAL BANK, CITICORP USA, INC., CONTINENTAL BANK N.A., DEUTSCHE BANK AG, NEW YORK BRANCH, FIRST UNION NATIONAL BANK OF NORTH CAROLINA, GENERAL ELECTRIC CAPITAL CORPORATION, THE INDUSTRIAL BANK OF JAPAN, LIMITED, NEW YORK BRANCH, THE LONG-TERM CREDIT BANK OF JAPAN, LIMITED, NEW YORK BRANCH, NATIONSBANK OF TENNESSEE, N.A., SWISS BANK CORPORATION, SAN FRANCISCO BRANCH, THIRD NATIONAL BANK IN NASHVILLE and THE TORONTO-DOMINION BANK, as co-agents (the "Co-Agents") for the Lenders, and Scotiabank, as administrative agent (in such capacity, the "Administrative Agent") for the Co-Agents and the Lenders.


                              W I T N E S S E T H:


         WHEREAS, the Borrower has requested, and the Lenders are willing, on the terms and subject to the conditions hereinafter set forth, to amend the Existing Credit Agreement to restate certain covenants and schedules as set forth herein;

         NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

         SECTION 1.1. Certain Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendatory Agreement, including its preamble and recitals, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

         "Administrative Agent" is defined in the preamble.

         "Amendment No. 1" means this Amendatory Agreement.

         "Amendment No. 1 Effective Date" is defined in Section 3.1.

         "Borrower" is defined in the preamble.

         "Co-Agents" is defined in the preamble.

         "Existing Credit Agreement" is defined in the preamble.

         "Lenders" is defined in the preamble.

         "Scotiabank" is defined in the preamble.

         SECTION 1.2. Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendatory Agreement, including its preamble and recitals, have the meanings provided in the Existing Credit Agreement.


                                   ARTICLE II

                 AMENDMENTS TO EXISTING CREDIT AGREEMENT AS OF
                       THE AMENDMENT NO. 1 EFFECTIVE DATE

         Effective on (and subject to the occurrence of) the Amendment No. 1 Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Article II. Except as so amended, the Existing Credit Agreement shall continue in full force and effect.

         SECTION 2.1. Amendments to the Credit Agreement.

         SECTION 2.1.1. Amendments to Section 1.1. Section 1.1 of the Existing Credit Agreement is hereby amended by inserting the following new terms in their alphabetically appropriate places:

                          "Amendment No. 1" means the Amendatory Agreement,
                 dated as of May 9, 1994, among the parties thereto, amending this Agreement as then in effect.

                          "Amendment No. 1 Effective Date" is defined in
                 Section 3.1 of Amendment No. 1.

         SECTION 2.1.2. Amendment to Section 2.8.2 of the Existing Credit Agreement. Section 2.8.2 of the Existing Credit Agreement is hereby amended by deleting the phrase "and, if entitled thereto, a ratable portion of any payment made by the Borrower" at the end of the proviso thereto.

         SECTION 2.1.3. Amendments to Article VII of the Existing Credit Agreement. Article VII of the Existing Credit Agreement is hereby amended as set forth below:

                 (a) Clause (c)(i) of Section 7.1.6 of the Existing Credit Agreement is hereby amended by adding the phrase "or loan or contribute such proceeds to EPIC or its Subsidiaries to pay" after the word pay in such clause.

                 (b) Clause (e) of Section 7.2.5 of the Existing Credit Agreement is hereby amended in its entirety to read as set forth below:

                          "(e)   Investments in general acute care hospitals or
                 other health care businesses (other than as acquired in the Other Transactions and Hospital Exchanges) or a Person which owns or leases a general acute care hospital or other health care business (i) to the extent the consideration for which is Common Stock or (ii) in an aggregate amount not to exceed $150,000,000 in any Fiscal Year or $310,000,000 from and after the Effective Date, plus an amount equal to the sum of (x) 100% of Net Disposition Proceeds not applied to prepay Loans and (y) Net Equity Proceeds designated by the Borrower to the Administrative Agent in writing to be used for the purpose of making such investments within one year of the receipt of such Net Equity Proceeds;".

                 (c) Clause (c) of Section 7.2.8 of the Existing Credit Agreement is hereby amended in its entirety to read as set forth below:

                          "(c)  the Borrower or any of its Subsidiaries may
                 purchase all or substantially all of the assets of any Person, or acquire such Person by merger to the extent permitted as an Investment pursuant to Section 7.2.5 or if the sole consideration for such purchase is Common Stock.".

         SECTION 2.1.4. Amendment to Disclosure Schedule. The Disclosure Schedule of the Existing Credit Agreement shall be amended to insert the items listed on Annex I hereto at the end thereof.

                                  ARTICLE III

                          CONDITIONS TO EFFECTIVENESS

         SECTION 3.1. Amendment No. 1 Effective Date. This Amendatory Agreement shall become effective as of the date upon which (the "Amendment No. 1 Effective Date ") all the conditions set forth in this Section 3.1 shall have been satisfied (on or prior to such date) and, thereafter, this Amendatory Agreement shall be known, and may be referred to, as "Amendment No. 1".

         SECTION 3.1.1. Execution of Counterparts. The Administrative Agent shall have received counterparts of this Amendatory Agreement duly executed by the Borrower, the Co-Agents, the Administrative Agent and the Required Lenders. The delivery of an executed counterpart hereof by the Borrower shall constitute a representation and warranty by the Borrower that, on the date of such delivery and on Amendment No. 1 Effective Date, after giving effect to Amendment No. 1, all statements set forth in Section 5.2.1 of the Credit Agreement are true and correct as of each such date.

         SECTION 3.1.2. Legal Details, etc. All documents executed or submitted pursuant hereto shall be satisfactory in form and substance to the Administrative Agent and its counsel and shall include certified copies of board resolutions of the Borrower and its Subsidiaries authorizing the transactions contemplated hereby and certificates of incumbency for those officers of such Persons authorized to execute and deliver all agreements and instruments contemplated hereby or relating hereto. The Administrative Agent shall have received all information, and such counterpart originals or such certified or other copies of such other materials, as the Administrative Agent or its counsel may reasonably request, and all legal matters incident to the transactions contemplated by this Amendment shall be satisfactory to the Administrative Agent and its counsel. In addition, the Administrative Agent shall have received such other agreements and documents as it may from time to time request.

         SECTION 3.1.3. Payment of Fees and Expenses. The Borrower shall have paid in full all reasonable fees and expenses of the Scotiabank, or its counsel or consultants incurred in respect of the negotiation, preparation and review of the documentation relating to the transactions contemplated by this Amendment No. 1 invoiced on or prior thereto.

                                   ARTICLE IV

                                 MISCELLANEOUS

         SECTION 4.1. Cross-References. References in this Amendatory Agreement to any Article or Section are, unless otherwise specified or otherwise required by the context, to such Article or Section of this Amendatory Agreement.

         SECTION 4.2. Loan Document Pursuant to Credit Agreement; Limited Waiver. This Amendatory Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered, and applied in accordance with all of the terms and provisions of the Credit Agreement. Except as expressly amended or waived hereby, all of the representations, warranties, terms, covenants and conditions of the Credit Agreement shall remain unamended and unwaived. The amendments, waivers and other terms set forth herein shall be limited precisely as provided for herein and shall not be deemed to be a waiver of, amendment of, consent to, or modification of, any other term or provision of the Credit Agreement or of any term or provision of any other Collateral Document or Loan Document or of any transaction or further or future action on the part of the Borrower which would require the consent of any of Scotiabank under the Credit Agreement.

         SECTION 4.3. Successors and Assigns. This Amendatory Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         SECTION 4.4. Counterparts. This Amendatory Agreement may be executed by the parties hereto in several counterparts and be deemed to be an original and all of which shall constitute together but one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed and delivered by their authorized agents of representatives as of the date first above written.


                                       HEALTHTRUST, INC. - THE HOSPITAL
                                       COMPANY


                                       By:
                                          -----------------------------
                                          Title:


                                       THE BANK OF NOVA SCOTIA, as
                                       Administrative Agent, Co-Agent and
                                       Lender


                                       By:
                                          -----------------------------
                                          Title:


                                       ABN AMRO BANK, N.V., as
                                       Co-Agent and Lender


                                       By:
                                          -----------------------------
                                          Title:

                                       By:
                                          -----------------------------
                                          Title:


                                       BANK OF AMERICA NATIONAL TRUST AND
                                       SAVINGS ASSOCIATION, as
                                       Co-Agent and Lender


                                       By:
                                          -----------------------------
                                          Title:


                                       THE CHASE MANHATTAN BANK, as
                                       Co-Agent and Lender


                                       By:
                                          -----------------------------
                                          Title:

                                       CHEMICAL BANK, as
                                       Co-Agent and Lender


                                       By:
                                          -----------------------------
                                          Title:


                                       CITICORP USA, INC., as
                                       Co-Agent and Lender


                                       By:
                                          -----------------------------
                                          Title:


                                       CONTINENTAL BANK N.A., as
                                       Co-Agent and Lender


                                       By:
                                          -----------------------------
                                          Title:


                                       DEUTSCHE BANK AG, New York and/or
                                       Cayman Islands Branch, as
                                       Co-Agent and Lender


                                       By:
                                          -----------------------------
                                          Title:

                                       By:
                                          -----------------------------
                                          Title:


                                       FIRST UNION NATIONAL BANK OF NORTH
                                       CAROLINA, as
                                       Co-Agent and Lender


                                       By:
                                          -----------------------------
                                          Title:


                                       GENERAL ELECTRIC CAPITAL
                                       CORPORATION, as Co-Agent and Lender


                                       By:
                                          -----------------------------
                                          Title:

                                       THE INDUSTRIAL BANK OF JAPAN,
                                       LIMITED, New York Branch, as
                                       Co-Agent and Lender


                                       By:
                                          -----------------------------
                                          Title:


                                       THE LONG-TERM CREDIT BANK OF JAPAN,
                                       LIMITED, New York Branch, as Co-
                                       Agent and Lender


                                       By:
                                          -----------------------------
                                          Title:


                                       NATIONSBANK OF TENNESSEE, as Co-
                                       Agent and Lender



                                       By:
                                          -----------------------------
                                          Title:


                                       SWISS BANK CORPORATION, San
                                       Francisco Branch, as Co-Agent and
                                       Lender


                                       By:
                                          -----------------------------
                                          Title:

                                       By:
                                          -----------------------------
                                          Title:


                                       THIRD NATIONAL BANK IN NASHVILLE,
                                       as Co-Agent and Lender


                                       By:
                                          -----------------------------
                                          Title:


                                       THE TORONTO-DOMINION BANK, as Co-
                                       Agent and Lender


                                       By:
                                          -----------------------------
                                          Title:

                                       AMSOUTH BANK, N.A.


                                       By:
                                          -----------------------------
                                          Title:


                                       THE BANK OF CALIFORNIA, N.A.


                                       By:
                                          -----------------------------
                                          Title:


                                       BANK OF IRELAND, Grand Cayman
                                       Branch


                                       By:
                                          -----------------------------
                                          Title:


                                       CORESTATES BANK, N.A.


                                       By:
                                          -----------------------------
                                          Title:


                                       CREDITANSTALT-BANKVEREIN


                                       By:
                                          -----------------------------
                                          Title:

                                       By:
                                          -----------------------------
                                          Title:


                                       THE DAIWA BANK, LIMITED


                                       By:
                                          -----------------------------
                                          Title:

                                       By:
                                          -----------------------------
                                          Title:

                                       DRESDNER BANK, AG, New York Branch


                                       By:
                                          -----------------------------
                                          Title:

                                       By:
                                          -----------------------------
                                          Title:


                                       FIRST AMERICAN NATIONAL BANK


                                       By:
                                          -----------------------------
                                          Title:


                                       FIRST NATIONAL BANK OF BOSTON


                                       By:
                                          -----------------------------
                                          Title:


                                       MELLON BANK, N.A.


                                       By:
                                          -----------------------------
                                          Title:


                                       MIDLAND BANK plc, New York Branch


                                       By:
                                          -----------------------------
                                          Title:


                                       THE MITSUBISHI TRUST AND BANKING
                                       CORPORATION


                                       By:
                                          -----------------------------
                                          Title:


                                       PNC BANK


                                       By:
                                          -----------------------------
                                          Title:

                                       THE SAKURA BANK, LIMITED


                                       By:
                                          -----------------------------
                                          Title:


                                       SHAWMUT BANK CONNECTICUT, N.A.


                                       By:
                                          -----------------------------
                                          Title:


                                       THE SUMITOMO BANK, LIMITED


                                       By:
                                          -----------------------------
                                          Title:


                                       THE TOKAI BANK, LIMITED, Atlanta
                                       Agency


                                       By:
                                          -----------------------------
                                          Title:


                                       UNION PLANTERS NATIONAL BANK


                                       By:
                                          -----------------------------
                                          Title:


                                       UNTIED STATES NATIONAL BANK OF
                                       OREGON

                                       By:
                                          -----------------------------
                                          Title:


                                       WELLS FARGO BANK, N.A.

                                       By:
                                          -----------------------------
                                          Title: